UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
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2026 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

LETTER TO SHAREHOLDERS FROM OUR INDEPENDENT BOARD CHAIR

June 15, 2026

Dear Fellow Shareholders,

I am honored to serve as Chair during this period of transformation for VF. I am pleased to report that in fiscal 2026 we made important progress against our plans and delivered strong results. Fiscal 2026 marked VF’s return to full-year revenue growth for the first time in three years. Profitability was further enhanced by significant improvement in gross profit and operating margins. We had another year of substantial improvement in our leverage ratio. Over the last three years, VF has dramatically reduced its debt through portfolio actions, and improved both profitability and financial discipline.

Talent Remains Key. Business turnarounds require talent, especially in such a dynamic external environment. This year provided further evidence that our CEO, Bracken Darrell, is the right leader for VF . Bracken has attracted best in class talent to VF and continues to demonstrate his ability to drive the VF transformation through an aligned and talented leadership team.

The Board Continues to Evolve. VF has an experienced Board with strong and diverse skills. The Board members added over the last several years have improved our capability and experience in footwear and apparel and in artificial intelligence (AI). Emerging technologies will likely play a key role in VF’s future and their risks and opportunities need to be properly managed. Recognizing this, the Board expanded its education and oversight of AI and participated in training led by internal and external experts in this space.

I would also like to take a moment to recognize and thank Clarence Otis, Jr., who will not stand for reelection at our 2026 Annual Meeting of Shareholders. His service on VF’s Board was distinguished and his contributions to VF were significant.

We Are On the Right Path. I am pleased with the progress we have made in our turnaround efforts. We have significantly improved our financial position and financial results. We remain intensely focused on driving business performance but are also committed to delivering that performance in the right way. At VF, this means operating with integrity and working to make a positive impact to the people and communities we serve. We believe this work strengthens our business, supports our people, and creates long-term value for our shareholders. It is also the right thing to do. I am confident we are on the right path toward delivering consistent, sustained and profitable growth.

I valued the opportunity to engage directly with shareholders throughout the year to gain insights into your priorities. Your participation in the governance of our Company is important and I’d like to ask you to take time to vote.

I am pleased with the progress we have made in our turnaround efforts. We have significantly improved our financial position and financial results.

Shareholder meeting details:

Date: July 28, 2026

Time: 10:30 a.m. Mountain Time

Live via the internet: at www.virtualshareholdermeeting.com/VFC2026

Thank you for your investment in VF and for your support.

Sincerely,

Richard Carucci

Chair of the Board

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

WHO MAY VOTE

Only shareholders of record as of the close of business on June 2, 2026 are entitled to notice of and to vote at the meeting.

Date & Time July 28, 2026 10:30 a.m. Mountain Time

Location www.virtualshareholdermeeting.com/VFC2026

Record Date June 2, 2026

YOUR VOTE IS IMPORTANT

You are urged to vote your shares as soon as possible via the Internet, through our toll-free telephone number or by signing, dating and promptly returning your completed proxy card.

Internet Online at www.proxyvote.com

Telephone Call toll-free 1-800-690-6903

Mail If you received a paper copy of the proxy materials, mark, sign and date your proxy card and promptly return it in the provided postage-paid envelope.

ITEMS OF BUSINESS

1	Election of the director nominees named in this proxy statement
2	Advisory vote to approve the compensation of named executive officers
3	Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2027
4	Consideration of a shareholder proposal, if properly presented at the Annual Meeting
5	Such other business as may properly come before the meeting and any adjournments thereof

To attend the meeting, shareholders must visit www.virtualshareholdermeeting.com/VFC2026 and enter their control number. Shareholders may submit questions for the meeting by visiting www.proxyvote.com and following the instructions. Questions must be submitted by no later than 5:00 p.m. Eastern Time on Friday, July 24, 2026. Shareholders will not be able to attend the meeting in person.

By Order of the Board of Directors

Jennifer S. Sim

Executive Vice President,

Chief Legal Officer and Corporate Secretary

This Notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about June 15, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER

MEETING TO BE HELD ON JULY 28, 2026

This proxy statement and VF Corporation’s fiscal 2026 Annual Report are available electronically at

https://www.vfc.com/investors/financial-information and (with your 16-digit control number)

www.virtualshareholdermeeting.com/VFC2026.

This proxy statement contains forward-looking statements and website links. All statements other than statements of historical or current facts, including statements regarding our future financial performance and shareholder value and expected results from execution of strategic priorities, made in this document are forward-looking. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the fiscal year ended March 28, 2026. Website links included in this proxy statement are for convenience only. Information contained on or accessible through such website links is not incorporated by reference into, and does not constitute a part of, this proxy statement.

Item No. 1: ELECTION OF DIRECTORS	1
CORPORATE GOVERNANCE AT VF	17
Shareholder Outreach and Engagement	17
Corporate Governance	18
Related Party Transactions	19
Board of Directors	19
Board Committees and Their Primary Responsibilities	20
Board and Committee Evaluations	23
Board Leadership Structure	23
Board Oversight of Strategy	24
Risk Oversight	24
Insider Trading Policy	26
Shareholder Communications with our Board of Directors	26
Directors’ Compensation	26
Item No. 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS	28
Message from our Talent and Compensation Committee	28
EXECUTIVE COMPENSATION	31
Compensation Discussion and Analysis	32
Compensation Committee Report	50
Summary Compensation Table	51
2026 Grants of Plan-Based Awards	52
Outstanding Equity Awards at Fiscal Year-End 2026	54
2026 Option Exercises and Stock Vested	56
2026 Pension Benefits Table	57
2026 Nonqualified Deferred Compensation	58
Potential Payments Upon Change in Control, Retirement or Termination of Employment	58
CEO Pay Ratio	62
Pay Versus Performance	63

2026 Equity Compensation Plan Information Table	66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	67

Item No. 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	69

Report of the Audit Committee	70

Item No. 4: SHAREHOLDER PROPOSAL – REPORT ON ANIMAL-DERIVED MATERIALS POLICY	71

VF Corporation Board of Directors’ Statement in Opposition	73

ABOUT THE MEETING	75

GENERAL INFORMATION	78

Other Matters	78

Expenses of Solicitation	78

Shareholder Proposals and Nominations for the 2027 Annual Meeting of Shareholders	78

PROXY SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. Please review the complete proxy statement and fiscal 2026 Annual Report before you vote. We encourage you to vote as promptly as possible to ensure that your views are reflected.

2026 Annual Meeting Information

Date: July 28, 2026

Time: 10:30 a.m., Mountain Time

Location: www.virtualshareholdermeeting.com/VFC2026

Record Date: June 2, 2026

Meeting Agenda and Board Voting Recommendations

MANAGEMENT PROPOSALS		BOARD RECOMMENDATION	PAGE NUMBER

1	Elect directors	FOR	1

2	Advisory vote to approve compensation of named executive officers	FOR	28

3	Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2027	FOR	69

SHAREHOLDER PROPOSAL

4	Shareholder Proposal: Report on Animal-Derived Materials Policy	AGAINST	71

Director Nominees

Richard T. Carucci	Alexander K. Cho	Juliana L. Chugg	Bracken Darrell	Trevor A. Edwards	Mindy F. Grossman
Chair			President & CEO

Mark S. Hoplamazian	Laura W. Lang	Carol L. Roberts	Matthew J. Shattock	Kirk C. Tanner

VF at a Glance in Fiscal 2026

$9.3B	~26K	$0.8B	1,080

Revenue*	Employees around the world	Of net debt paid off in fiscal 2026	Owned retail stores at March 2026

*	on an adjusted basis excluding Dickies®

*Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Twelve Months Ended March 2026

(Unaudited)

(In thousands, except per share amounts)

TWELVE MONTHS ENDED MARCH 2026	AS REPORTED UNDER GAAP	LESS: CONTRIBUTION FROM DICKIES (a)	VF EXCLUDING DICKIES
Revenues	9,605,207	309,255	9,295,952

(a)	The “Contribution from Dickies” column represents the operating results of Dickies for the twelve months ended March 2026.

VF Corporation 2026 Proxy Statement	/	i

PROXY SUMMARY

Business Highlights

Fiscal 2026 marked an inflection point in VF’s transformation program, as we returned to full-year revenue growth for the first time in three years. While we strengthened our financial position and expanded operating margins, we also increased our investment in brand building and product creation.

Our Transformation Focuses on Three Priorities

•

Strengthening the balance sheet: We strengthened our balance sheet by reducing net debt* from approximately $5.8 billion to $2.7 billion in under three years—resulting in a leverage* ratio reduction from 5.1x at the end of fiscal 2024 to 3.1x at the end of fiscal 2026. The proceeds from the sale of the Dickies® brand business (”Dickies“), which closed in November 2025, supported meaningful reduction in leverage achieved in fiscal 2026 and contributed to strengthening our balance sheet.

•

Expanding margins: We made continued investment in product design and innovation, brand marketing, digital and direct-to-consumer capabilities, while also managing and reducing costs. Our enhanced operating framework enables faster go-to-market cycles, improved inventory discipline and greater insights into merchandising and pricing through AI.

•

Returning to growth: We achieved meaningful progress in our turnaround, as fiscal 2026 was the first full year of revenue growth in three years (ex Dickies** in constant dollars***). The return to growth started with the work done to segment consumer demand. This in turn has helped the company to clearly identify where each brand competes and drive decisions on relevant products and curated experiences to drive growth.

Notable full year fiscal 2026 results include:

•

Revenue of $9.6 billion, up 1% (ex Dickies up 1% in constant dollars)

•

Gross margin of 54.8%, up 130 bps (ex Dickies up 55.2% or 110 bps)

•

Operating income of $577 million and operating margin of 6%, up 280 bps (adjusted operating income ex Dickies of $650 million and adjusted operating margin ex Dickies of 7%, up 110 bps)

•

The North Face® delivered 8% in revenue growth (up 5% in constant dollars)

•

Timberland® revenue was up 8% (up 5% in constant dollars)

•

Vans® revenue was down 9% (down 11% in constant dollars)

•

Altra® revenue was up over 30%

•

Americas revenue was flat (ex Dickies up 3% in constant dollars)

•

EMEA revenue was up 4% (ex Dickies down 2% in constant dollars)

•

APAC revenue was down 1% (ex Dickies down 1% in constant dollars)

•

Total cash shareholder returns of $141 million through dividends

•

Recognized a non-cash impairment charge of $30.7 million related to the Napapijri® reporting unit goodwill

Our results demonstrate that our strategy of improved execution, stronger brand positioning and a more disciplined operating model is working, and that we’re on track with VF’s transformation. Looking ahead, VF expects continued growth and margin expansion in fiscal 2027 and remains on track to achieve its medium-term targets of an exit run rate of at least 10% adjusted operating margin percentage in fiscal 2028 and a leverage ratio of 2.5x or lower by fiscal 2028.

*

“Net debt” is defined as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF’s consolidated balance sheet. “Leverage” is defined as net debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes operating lease cost. Adjusted amounts exclude costs related to Reinvent, VF’s restructuring program, transaction and deal-related activities associated with the divestiture of Dickies, pension settlement charges, pension excise tax and an impairment charge. Reconciliations of measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) to adjusted amounts are presented in the supplemental financial information included with the earnings presentation for the fourth quarter of fiscal 2026 filed as Exhibit 99.1 to VF’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 20, 2026 (the “Supplemental Financial Information”). All financial information provided reflects the results of VF’s continuing operations, which excludes the Supreme® brand business that was sold in October 2024.

ii	/	VF Corporation 2026 Proxy Statement

PROXY SUMMARY

**

On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell Dickies and on November 12, 2025, VF completed the sale of Dickies. “Reported” amounts present VF’s fiscal 2026 results in accordance with GAAP and include Dickies results in continuing operations through the date of sale, as the Dickies sale did not qualify for discontinued operations presentation under GAAP. References to results “ex Dickies” exclude the results of Dickies for all periods presented. VF believes this non-GAAP presentation provides investors with useful information regarding the performance of VF’s operations, post the closing of the sale of Dickies. See the Supplemental Financial Information for reconciliations to the nearest GAAP financial measures.

***	“Constant dollar” amounts exclude the impact of translating foreign currencies into U.S. dollars. See the Supplemental Financial Information for reconciliations to the nearest GAAP financial measures.

Corporate Governance Highlights

We strive to maintain robust corporate governance practices designed to protect and grow long-term value for our shareholders. Our corporate governance practices include:

•	10 of the 11 director nominees (91%) are independent.

•	Independent Board members meet in executive session at each regularly scheduled Board meeting.

•	The average tenure of the director nominees is 8.5 years (including two new directors in the last two years) and the average age of the director nominees is 63.0.

•

The Governance and Corporate Responsibility Committee works closely with the full Board to develop criteria for evaluating nominees for open Board positions, so that regular refreshment takes into account the evolving needs of the Board and the Company and supports value creation. As a result, the directors bring a balance of skills, attributes and experience to their oversight of VF.

•	All directors stand for election on an annual basis.

•

Directors are elected by a majority of votes cast in uncontested elections and any director who does not receive a majority of votes cast is required to submit his or her resignation for consideration by the Board.

•	Our By-Laws contain proxy access provisions that enable qualified shareholders to nominate directors for election to our Board.

•	We have robust stock ownership requirements for directors and executive officers.

•	All directors and executive officers are prohibited from hedging/pledging shares of our common stock.

•	We actively engage with shareholders to seek their input on issues and to address their questions and feedback.

Shareholder Engagement

We recognize the value of and are committed to engaging with our shareholders and soliciting their views and input. This past year, members of our management and the Board continued our practice of shareholder engagement, reinforcing our commitment to building strong, long-term relationships with our shareholders. Over the past year, we contacted shareholders representing nearly 70% of our outstanding share ownership, including our top 13 shareholders, requesting engagement. Members of management and the Board met with eight shareholders representing nearly 40% of outstanding share ownership in order to understand and consider the issues of importance to our shareholders and address them appropriately.

Contacted holders of nearly 70% of outstanding shares

KEY TOPICS DISCUSSED WITH SHAREHOLDERS IN FISCAL 2026
Board Oversight of Strategy and Risks, including Artificial Intelligence	Leadership Changes and Retention
Board Composition and Refreshment	Executive Compensation
Board Culture and Collaboration	Succession Planning

VF Corporation 2026 Proxy Statement	/	iii

PROXY SUMMARY

Executive Compensation

The Talent and Compensation Committee of the Board is guided by executive compensation principles that align with shareholders’ interests such as pay for performance. Our executive compensation program uses a mix of base salary, annual cash incentives, stock compensation awards and broad-based benefits to attract and retain highly qualified executives and maintain a strong alignment between executive pay and company performance in order to incentivize long-term value creation. Information regarding our named executive officers’ fiscal 2026 compensation is described in the “Executive Compensation” section.

Environmental and Social Responsibility

VF has a long-standing commitment to operating responsibly, which is aligned with our business strategy goals for sustainable growth. Our employees play a key role in VF’s success and how we embrace innovation and growth that benefits our shareholders, our employees and the communities in which we operate.

Below are highlights from VF’s fiscal 2025 Environmental & Social Responsibility report*. Additional information regarding VF’s strategy and actions can be found within our “Responsibility” page on www.vfc.com.

Giving back

Through VF's Worker and Community Development program, we met our goal to improve the lives of **1 million workers and community members** one year ahead of schedule.

Since fiscal 2019, over **294,000 hours have been volunteered** by VF employees globally, more than 37,000 of those hours were in fiscal 2025 alone.

Life Cycle

11,000 pairs of shoes were collected through the *Timberland*® brand's **Timberloop program** in fiscal 2025.

Through *The North Face*® brand's Renewed program, over **96,000 items** were sold in total during fiscal 2025 across the U.K. and U.S.

Since the launch of the Second Cut program in April 2021, the *Smartwool*® brand has collected over **1.8 million socks** and diverted more than 150,000 pounds of socks from landfills.

Materials

4.3M products have been shipped to consumers **without plastic polybags** since the Naked Delivery Program launched in 2021 as a pilot program in the EMEA region.

64% of polyester used by VF brands **originated from recycled materials** in fiscal 2024, achieving our fiscal 2026 target early.

VF brands sourced 5K+ metric tons of wool, cotton, natural rubber and leather produced **using regenerative practices** in fiscal 2024.

* VF reports materials data on a lagged year in order to allow for the collection of data from third-party sources outside of our direct control.

iv	/	VF Corporation 2026 Proxy Statement

ITEM NO. 1

Election of Directors

VF’s Board of Directors has nominated the persons named below whose terms expire at the meeting to serve as directors. All nominees currently serve as directors on our Board and, if reelected, will serve a term of office until our 2027 Annual Meeting of Shareholders or until a successor is duly elected and qualified. Clarence Otis, Jr. will not stand for reelection at the meeting and the Board of Directors determined to decrease the size of the Board to 11 directors immediately before the meeting. VF acknowledges the outstanding contributions rendered by Mr. Otis during his years of service on the Board of Directors. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees, subject to any explicit instructions of the shareholder set forth on the proxy/voting instruction card. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. It is VF’s policy that a substantial majority of the members of its Board should be independent. Currently, 10 of the 11 nominees have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and the Listing Standards of the New York Stock Exchange (“NYSE”), the securities exchange on which VF’s Common Stock is traded. The ages set forth below are as of the date of the Annual Meeting of Shareholders, July 28, 2026.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	AUDIT COMMITTEE	TALENT AND COMPENSATION COMMITTEE	GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE	FINANCE COMMITTEE

Richard T. Carucci	69	2009	Retired; Former President, Yum! Brands, Inc.	Member			Member

Alexander K. Cho	53	2022	Advisor to the CEO, HP Inc.	Member		Member

Juliana L. Chugg	58	2009	Retired; Former EVP, Chief Brands Officer, Mattel, Inc.		Chair	Member

Bracken Darrell	63	2023	President and Chief Executive Officer, VF Corporation				Member (ex officio)

Trevor A. Edwards	63	2023	Strategic Advisor, Direct-to-Consumer Brands and Investment Firms		Member	Member

Mindy F. Grossman	68	2024	Partner, The Consello Group		Member	Member

Mark S. Hoplamazian	62	2015	Chairman, President and Chief Executive Officer, Hyatt Hotels Corporation		Member		Member

Laura W. Lang	70	2011	Managing Director, Narragansett Ventures, LLC		Member		Chair

Carol L. Roberts	66	2017	Retired; Former Senior Vice President and Chief Financial Officer, International Paper Company	Chair			Member

Matthew J. Shattock	63	2013	Retired; Former Chief Executive Officer, Beam Suntory, Inc.		Member	Chair

Kirk C. Tanner	58	2024	President and Chief Executive Officer, The Hershey Company	Member		Member

Number of Meetings Held in Fiscal 2026			Board – 10	8	4	4	4

The VF Board unanimously recommends that you vote “FOR” each of the director nominees.

VF Corporation 2026 Proxy Statement	/	1

ELECTION OF DIRECTORS

NOMINEES

Our Board selected the nominees based on their experience, qualifications, attributes and skills and the belief that each can make substantial, unique and complementary contributions to VF. Together, our nominees bring to our Board a vast array of public company and multi-brand consumer product and/or direct-to-consumer company experience and domestic and international business experience. In addition, our nominees represent varied viewpoints and bring a blend of historical and new perspectives about VF as a result of their varied lengths of tenure as our directors. Our Board believes, in totality, this mix of attributes among the nominees enhances our Board’s independent leadership and effectiveness and is well-suited for VF’s business and organizational complexities and long-term strategy.

COMMITTEES Audit, Executive (Chair), Finance FAVORITE OUTDOOR ACTIVITY	RICHARD T. CARUCCI	AGE: 69	DIRECTOR SINCE: 2009

Experience

•

June 2023 – Present: Chair of the VF Board

•

December 2022 – June 2023: Interim Chair of the VF Board

•

2012 – 2014 (retired): President, Yum! Brands, Inc.

•

2005 – 2012: CFO, Yum! Brands, Inc.

•

1997 – 2005: Various roles of increasing responsibility in finance, international and general management, Yum! Brands, Inc. (previously named Tricon Global Restaurants)

Former Public Company Directorships

•

2019 – 2021: Kontoor Brands, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•

Mr. Carucci developed deep industry experience during nearly two decades of service as a retail executive, holding various leadership roles at Yum! Brands, a large global multi-brand publicly traded company serving consumers through the operation of quick service restaurants.

•

Mr. Carucci provides invaluable insight into international business development and operations and global brand management from his experience leading 33,000 KFC, Pizza Hut and Taco Bell restaurants in over 120 countries as President of Yum! Brands.

•

From his tenure as President and as CFO of Yum! Brands, and his experience on the Audit Committee of the VF Board, Mr. Carucci provides expertise in the broad range of financial matters that are vital to VF’s priorities, including strategic planning and portfolio management, capital allocation, large-scale cost management and organizational restructuring, internal controls and investor relations.

•

Mr. Carucci brings strong experience in corporate governance and risk management from his executive leadership roles at Yum! Brands and his service as former Chair of the Governance and Corporate Responsibility Committee of the VF Board. As Chair of the Board, Mr. Carucci provides the VF Board with leadership in governance oversight, guiding VF’s strategic priorities and engagement with shareholders.

2	/	VF Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Audit, Governance and Corporate Responsibility FAVORITE OUTDOOR ACTIVITY	ALEXANDER K. CHO	AGE: 53	DIRECTOR SINCE: 2022

Experience

•

2026 – Present: Advisor to the CEO, HP Inc.

•

2018 – 2025: President, Personal Systems, HP Inc.

•

2014 – 2018: Vice President and General Manager, Commercial Personal Systems, HP Inc.

•

2010 – 2014: Vice President and General Manager, LaserJet Supplies Business, HP Inc.

Notable Skills and Qualifications and Key Board Contributions:

•

Mr. Cho has expertise in the rapidly changing technological landscape that affects consumers and businesses and the strategic use of data to drive business priorities, developed as the President of Personal Systems, the global computing business of HP, Inc., a publicly traded global information technology company specializing in consumer and business technology solutions.

•

Mr. Cho brings strong experience in integrating sustainability practices into corporate strategy, including incorporating sustainable innovation into product development and manufacturing, such as increased use of recycled materials in personal computers, displays and paper packaging and use of new types of materials, such as fishing nets and used cooking oil.

•

Mr. Cho brings invaluable insights into technology investment strategies, digital and artificial intelligence strategies and governance and cybersecurity issues facing consumer products companies and consumers and has built capabilities to support security of HP Inc.’s product offerings. Mr. Cho’s expertise in artificial intelligence has been particularly valuable in enhancing the Board’s oversight of this emerging technology.

VF Corporation 2026 Proxy Statement	/	3

ELECTION OF DIRECTORS

COMMITTEES Executive, Governance and Corporate Responsibility, Talent and Compensation (Chair) FAVORITE OUTDOOR ACTIVITY	JULIANA L. CHUGG	AGE: 58	DIRECTOR SINCE: 2009

Experience

•

2015 – 2018 (retired): EVP, Chief Brands Officer, Mattel, Inc.

•

2015: Partner, Noble Endeavors LLC

•

1996 – 2014: Various leadership roles (including Senior Vice President, General Mills, Inc. and President of its Frozen Frontier Division), General Mills, Inc. and Pillsbury

Other Public Company Directorships

•

2024 – Present: The Compass Group plc

•

2022 – Present: Darden Restaurants, Inc.

•

2022 – Present: MasterBrand, Inc.

Former Public Company Directorships

•

2019 – 2021: Kontoor Brands, Inc.

•

2018 – 2020: Caesars Entertainment Corporation

•

2007 – 2013: H.B. Fuller Company

Notable Skills and Qualifications and Key Board Contributions:

•

Ms. Chugg possesses valuable experience in building global brands and developing consumer products, gained through leading iconic brand franchises and managing a $6 billion revenue business from her tenure as Chief Brands Officer of Mattel, Inc., a publicly traded company and world-wide leader in the design, manufacture and marketing of toys and family products.

•

Ms. Chugg has expertise in marketing, market research and consumer behavior analysis and provides unique perspectives on consumer markets and trends, brand elevation marketing investments, ways to develop deep connections with consumers, and management of creative talent and brand evolution that started with her tenure at General Mills, Inc. and continued at Mattel, Inc.

•

Ms. Chugg brings significant insight in human capital management and executive compensation through her role as Chair of the Talent and Compensation Committee, where she focuses on succession planning and talent and culture development and aligning the design of VF’s compensation program with the interests of long-term shareholder value creation.

(Also see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below).

4	/	VF Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Finance (ex officio) FAVORITE OUTDOOR ACTIVITY	BRACKEN DARRELL	AGE: 63	DIRECTOR SINCE: 2023

Experience

•

July 2023 – Present: President and Chief Executive Officer (“CEO”), VF Corporation

•

2012 – 2023: President and CEO, Logitech International, S.A. (joined as President in 2012 and promoted to CEO in 2013)

•

2008 – 2012: President, EMEA, Whirlpool

•

2002 – 2008: Various international leadership roles of increasing responsibility (including President of Braun globally), Procter & Gamble

•

1997 – 2002: General Manager, Consumer Home Service, General Electric

•

1991 – 1997: Brand Manager, Procter & Gamble

Other Public Company Directorships

•

2024 – Present: Sonos, Inc.

Former Public Company Directorships

•

2013 – 2023: Logitech International, S.A.

Notable Skills and Qualifications and Key Board Contributions:

•

Mr. Darrell brings extensive experience in business leadership, strategic transformation and brand management developed over more than 30 years as an executive at global publicly traded consumer products companies, during which time he drove the reinvention and growth of iconic consumer products brands including Old Spice and Braun.

•

Mr. Darrell is credited with a turnaround of Logitech, a publicly traded global leader in consumer and business technology products, by expanding into new categories and improving market share through the introduction of new and innovative products and the elevation of design as a pillar of the company’s strategy. This experience is directly relevant to this moment of VF’s transformation.

•

Mr. Darrell has strong experience in governance and sustainability and integration of those practices into corporate strategy, such as the integration of sustainable innovation into product development and manufacturing.

•

Mr. Darrell has significant knowledge of strategic planning, finance, accounting, risk management and corporate governance gained through his role as a public company CEO and his service on public company boards. He provides the VF Board with deep strategic leadership and operational expertise helping to inspire business transformation, drive corporate culture, elevate innovation and design and optimize global business operations.

VF Corporation 2026 Proxy Statement	/	5

ELECTION OF DIRECTORS

COMMITTEES Governance and Corporate Responsibility, Talent and Compensation FAVORITE OUTDOOR ACTIVITY	TREVOR A. EDWARDS	AGE: 63	DIRECTOR SINCE: 2023

Experience

•

2013 – 2018: President, NIKE Brand, NIKE, Inc.

•

2006 – 2013: Executive Vice President, Global Brand & Category Management, NIKE, Inc.

•

2002 – 2006: Corporate Vice President, Global Brand Management, NIKE, Inc.

•

2000 – 2002: Vice President, U.S. Brand Marketing, NIKE, Inc.

•

1999 – 2000: Vice President, EMEA Marketing, NIKE, Inc.

•

1997 – 1999: Director, Europe Marketing, NIKE, Inc.

•

1992 – 1997: Director, Americas Marketing, NIKE, Inc.

•

1986 – 1992: Various leadership roles in marketing and global business development, Colgate-Palmolive Company

Other Public Company Directorships

•

2022 – Present: Funko, Inc.

Former Public Company Directorships

•

2021 – 2022: Iron Spark I, Inc.

•

2012 – 2018: Mattel, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•

Mr. Edwards brings 25 years of experience at NIKE, Inc., a publicly traded multinational footwear, apparel and equipment company, leading all facets of its $34 billion NIKE brand business, including strategy and brand evolution with a focus on elevating and advancing the brand and business through creativity and innovation.

•

Mr. Edwards has deep expertise in, and provides impactful perspectives about, product, design, innovation, marketing, merchandising, brand management, and global distribution of apparel and footwear products from his tenure at NIKE, where he led the brand to significant growth putting the consumer and the athlete at the center.

•

Mr. Edwards’s leadership of the NIKE brand’s wholesale, retail and e-commerce operations globally and his focus on transforming the digital landscape and connection with consumers digitally enables him to contribute valuable insights on the intersection of marketing and direct-to-consumer technology and implementation of digital and technology strategies for enhanced consumer engagement. His experience supports the Board’s oversight of VF’s brand-led growth, consumer connection and evolving go-to-market capabilities.

6	/	VF Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Governance and Corporate Responsibility, Talent and Compensation FAVORITE OUTDOOR ACTIVITY	MINDY F. GROSSMAN	AGE: 68	DIRECTOR SINCE: 2024

Experience

•

2022 – Present: Partner, The Consello Group

•

2017 – 2022: President and CEO, WW International, Inc. (formerly known as Weight Watchers)

•

2008 – 2017: CEO, HSNi

•

2006 – 2008: CEO, IAC Retail (direct to consumer retail portfolio including Home Shopping Network and Cornerstone Brands, which became a stand-alone public company, HSNi, in August 2008)

•

2000 – 2006: Global Vice President of Apparel, NIKE Inc.

•

1995 – 2000: President and CEO, Polo Jeans Company

•

1988 – 1995: Various leadership roles in the apparel industry (including Vice President, New Business Development, Polo Ralph Lauren Corporation, President, Chaps Ralph Lauren, Senior Vice President, Menswear, Warnaco, Inc., and senior positions, Tommy Hilfiger and Oxford Industries)

Former Public Company Directorships

•

2017 – 2022: WW International, Inc.

•

2012 – 2019: Bloomin Brands, Inc.

•

2008 – 2017: HSNi

Notable Skills and Qualifications and Key Board Contributions:

•

Ms. Grossman oversaw a $4 billion direct to consumer retail portfolio during her service as CEO and a member of the board of directors at HSNi. She positioned HSNi as a leader in boundaryless retail, integrating entertainment, content, commerce and community and offering customers a seamless shopping experience across multiple channels. She was also instrumental in the successful turnaround and subsequent 2008 spinoff of IAC Retail, which became a stand-alone public company known as HSNi. IAC Retail was comprised of HSN, the TV and digital shopping network and Cornerstone Brands, a portfolio of catalogues, websites and retail locations including Frontgate and Garnet Hill. Ms. Grossman also served as the first female Chair of the National Retail Federation.

•

Ms. Grossman brings to VF valuable insight and experience about the apparel industry, having served in numerous leadership roles at leading apparel companies, including as a Global Vice President of Apparel at NIKE Inc., where she oversaw its $4 billion global apparel business. Earlier in her career, Ms. Grossman served as President and CEO of Polo Jeans Company and in other senior leadership roles at Polo Ralph Lauren Corporation, Warnaco, Inc., Tommy Hilfiger and Oxford Industries.

•

Ms. Grossman has extensive experience in building and transforming consumer brands. She has been widely recognized for her executive leadership and business accomplishments, including being named to Forbes Magazine’s “The 100 Most Powerful Women,” in 2016, 2013, 2012 and 2009 and The Financial Times’s “Top 50 Women in World Business” in 2011 and 2010. She provides the VF Board with key insights into consumer-centric strategy, helping to drive innovation, enhance consumer experiences and support sustainable business growth.

VF Corporation 2026 Proxy Statement	/	7

ELECTION OF DIRECTORS

COMMITTEES Finance, Talent and Compensation FAVORITE OUTDOOR ACTIVITY	MARK S. HOPLAMAZIAN	AGE: 62	DIRECTOR SINCE: 2015

Experience

•

2006 – Present: President and CEO, Hyatt Hotels Corporation

•

1989 – 2006: President, The Pritzker Organization

Other Public Company Directorships

•

2006 – Present: Hyatt Hotels Corporation (Chair since 2026)

Notable Skills and Qualifications and Key Board Contributions:

•

Mr. Hoplamazian has substantial experience in international business development and operations and global brand management from his experience as President and CEO of Hyatt Hotels Corporation, a multi-brand publicly traded hospitality company serving consumers through more than 1,450 hotels and all-inclusive properties in more than 79 countries across six continents and has led Hyatt to achieve significant growth through multiple initiatives, including strategic M&A.

•

Overseeing and managing inclusive executive teams and a sizeable global workforce of more than 200,000 global employees, Mr. Hoplamazian brings valuable perspectives on human capital management efforts that attract and retain talented and engaged individuals committed to serving consumers.

•

Mr. Hoplamazian has extensive experience in finance, including capital allocation, investment and capital markets as well as cost discipline and cost management from overseeing the finance function as CEO of Hyatt and as President of The Pritzker Organization, the principal financial and investment advisor for Pritzker family business interests.

•

Mr. Hoplamazian provides the VF Board with strategic perspectives on global brand development, operational excellence and financial management, leveraging his experience leading a multi-brand international hospitality company and guiding inclusive teams to deliver sustainable growth and organizational performance. His deep expertise supports the Board’s oversight of VF’s global strategy, financial discipline and leadership development.

8	/	VF Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Executive, Finance (Chair), Talent and Compensation FAVORITE OUTDOOR ACTIVITY	LAURA W. LANG	AGE: 70	DIRECTOR SINCE: 2011

Experience

•

2018 – Present: Senior Advisor, L Catterton

•

2014 – Present: Managing Director, Narragansett Ventures, LLC

•

2012 – 2013: CEO, Time Inc., a division of Time Warner

•

2008 – 2012: CEO, Digitas, Inc. and head of the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley

Other Public Company Directorships

•

2022 – Present: Oscar Health, Inc.

Former Public Company Directorships

•

2020 – 2025: Vroom, Inc.

•

2014 – 2016: Care.com, Inc.

•

2010 – 2012: NutriSystem, Inc.

•

2005 – 2011: Benchmark Electronics, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•

Ms. Lang brings valuable perspective on brand management and marketing, data analysis strategies, and connection with consumers developed over more than 20 years of experience in the marketing and media industry, including as CEO of Time, Inc., a publicly traded media company, and of Digitas, a marketing and technology agency, and leading its Publicis Groupe’s pure-play digital agencies.

•

Ms. Lang provides insights on emerging technology trends, the intersection of marketing and direct-to-consumer technology, and implementation of digital and technology strategies, as well as on talent attraction and retention for digital roles, developed as the Founder and Managing Director of Narragansett Ventures, an investment advisory firm focused on digital business transformation and growth investing, and from her experience leading digital marketing agencies.

•

Ms. Lang brings to the VF Board knowledge and experience in finance, including capital allocation, capital markets, business development and portfolio management and evaluating businesses from an investor perspective, along with experience guiding marketing technology strategy, gained through her CEO leadership roles and her roles at Narragansett Ventures and L Catterton, a private equity firm focused on building consumer brands. Her background supports the Board’s oversight of VF’s digital strategy, brand strategy and innovation initiatives.

VF Corporation 2026 Proxy Statement	/	9

ELECTION OF DIRECTORS

COMMITTEES Audit (Chair), Executive, Finance FAVORITE OUTDOOR ACTIVITY	CAROL L. ROBERTS	AGE: 66	DIRECTOR SINCE: 2017

Experience

•

2011 – 2017 (retired): Senior Vice President and CFO, International Paper Company

•

2005 – 2010: Senior Vice President, Industrial Packaging, International Paper Company

•

1981 – 2004: Various leadership roles (including Senior Vice President, Packaging and Vice President, Industrial Packing and Vice President, People Development), International Paper Company

Other Public Company Directorships

•

2016 – Present: Alcoa Corporation

Former Public Company Directorships

•

2014 – 2016: Arconic, Inc., formerly known as Alcoa, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•

Ms. Roberts brings to the Board significant finance and M&A expertise from her tenure as CFO of International Paper, a publicly traded company and global leader in packaging and paper with manufacturing operations in countries around the world, which enables her to lead the Audit Committee and assist leadership and the Board with finance, accounting and risk management expertise, including expertise with financial controls, capital allocation, investment oversight, cost management, and strategic planning.

•

With engineering expertise and a 40-year tenure with International Paper in various manufacturing, operations and executive leadership roles, including as Senior Vice President, Industrial Packaging, Ms. Roberts has led large, complex organizations and obtained deep experience in agile operations and logistics excellence.

•

Ms. Roberts has strong knowledge of human capital management gained through first-hand experience of leading teams spanning multiple regions and as International Paper’s Vice President of People Development during which she developed programs focused on talent development and employee engagement. She provides the VF Board with deep financial and operational expertise, drawing on her experience as a CFO to strengthen financial oversight, risk management and strategic planning while also offering insights into efficient operations and cost management.

10	/	VF Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS

COMMITTEES Executive, Governance and Corporate Responsibility (Chair), Talent and Compensation FAVORITE OUTDOOR ACTIVITY	MATTHEW J. SHATTOCK	AGE: 63	DIRECTOR SINCE: 2013

Experience

•

2009 – 2019 (retired): CEO, Beam Suntory, Inc., first as an operating unit of Fortune Brands and then as a standalone public company until it was acquired by Suntory Holdings Limited in 2014

•

2003 – 2009: Various leadership roles, Cadbury plc

•

1987 – 2003: Various leadership roles, Unilever plc

Other Public Company Directorships

•

2025 – Present: Haleon plc

•

2018 – Present: The Clorox Company (Lead Independent Director since January 2024 and Independent Chair from 2021 to 2023)

Former Public Company Directorships

•

2020 – 2025: Domino’s Pizza Group plc

•

2011 – 2014: Beam, Inc.

Notable Skills and Qualifications and Key Board Contributions:

•

Mr. Shattock provides valuable guidance on elevating and sustaining iconic global brands developed over 30 years of leadership experience in the consumer products industry, including as CEO of Beam Suntory, one of the world’s largest premium spirits companies with well-known brands, such as Jim Beam, Maker’s Mark and Knob Creek bourbons.

•

Mr. Shattock has substantial experience with portfolio management, including overseeing the successful acquisition and integration of companies such as the integration of the Beam and Suntory spirits businesses that led to a period of significant growth for the Jim Beam brand, a key skill set that contributes to the Board’s oversight of VF’s long-term strategy including its portfolio management and growth strategies.

•

Mr. Shattock brings deep experience in human capital management and executive compensation matters from his former role as Chair of the Talent and Compensation Committee for VF and in corporate governance, strategy oversight and risk management from his tenure as Chair of three publicly held consumer products and/or retail companies, Beam Suntory, Clorox and Domino’s Pizza. He provides the VF Board with insights into international brand growth and operational leadership, drawing on his experience leading global consumer products businesses and overseeing portfolio transformation, integration and strategic expansion initiatives.

(Also see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below).

VF Corporation 2026 Proxy Statement	/	11

ELECTION OF DIRECTORS

COMMITTEES Audit, Governance and Corporate Responsibility FAVORITE OUTDOOR ACTIVITY MOUNTAIN BIKING	KIRK C. TANNER	AGE: 58	DIRECTOR SINCE: 2024

Experience

•

2025 – Present: President and CEO, The Hershey Company

•

2024 – 2025: President and CEO, The Wendy’s Company

•

2019 – 2024: CEO, North America Beverages, PepsiCo, Inc.

•

2016 – 2018: President and COO, North America Beverages, PepsiCo, Inc.

•

2015 – 2016: COO, North America Beverages and President, Global Foodservice, PepsiCo, Inc.

•

2014 – 2015: President, Global Foodservice Division, PepsiCo, Inc.

•

1992 – 2014: Various leadership roles (including Senior Vice President, Frito-Lay North America’s West region and Vice President, Sales, PepsiCo U.K. and Ireland), PepsiCo, Inc.

Other Public Company Directorships

•

2025 – Present: The Hershey Company

•

2024 – 2025: The Wendy’s Company

Notable Skills and Qualifications and Key Board Contributions:

•

Mr. Tanner has over 30 years of experience leading and growing global consumer brands and is President and CEO of The Hershey Company, a publicly traded, industry-leading snacks company with more than 20,000 employees worldwide with products sold in approximately 70 countries. He brings a valuable consumer-centric mindset and broad experience with brand building for well-known consumer brands.

•

As former President and CEO of The Wendy’s Company, a publicly traded developer, operator and franchisor of quick-service restaurants, he led a strategy focused on core brand growth, innovation and operational excellence.

•

During his tenure at PepsiCo, Inc., a leader in beverages, snacks and foodservice, including as CEO of North America Beverages, he was instrumental in accelerating revenue growth by enhancing operational performance, incubating and launching new products, entering new markets and forming strategic partnerships and transactions with major sports leagues and restaurant chains. His experience transforming and growing brands is vital to VF as it seeks to accelerate growth in its brands.

•

Mr. Tanner’s more than 30 years of experience in leadership at companies with deep commitments to their products, people and communities, and leadership on sustainability topics, including energy and emissions reduction and more sustainable packaging, will help guide VF in its sustainability and corporate responsibility efforts. He provides the VF Board with expertise in brand growth strategy, operational execution and go-to-market strategy, drawing on his extensive experience leading global consumer businesses to drive performance and long-term shareholder value.

12	/	VF Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS

SUMMARY OF DIRECTOR NOMINEE SKILLS, ATTRIBUTES AND EXPERIENCE

Our director nominees bring a balance of skills, attributes and experience to their oversight of VF, as highlighted in the table below. This high-level summary identifies the skills, attributes and experience that are most relevant to Board service and to VF’s business, industry and strategic priorities and is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. The attributes or experiences described below are those reviewed by the Governance and Corporate Responsibility Committee and the Board in making nomination decisions, as part of the Board succession planning process, and to identify opportunities for Board education.

SKILLS AND EXPERIENCE

Talent and Culture			●	●	●	●	●	●	●	●	●

Design and Product Innovation		●	●	●	●	●				●	●

Operations and Process Transformation	●	●	●	●			●		●	●	●

Finance	●	●	●	●	●	●	●	●	●	●	●

Portfolio Management/M&A	●	●		●		●	●	●	●	●	●

Apparel/Footwear/ Consumer Products	●	●	●	●	●	●				●	●

Retail/Direct to Consumer	●	●	●		●	●	●				●

Brand Growth and Management	●	●	●	●	●	●	●	●		●	●

Digital, Data Insights and Analytics		●	●	●	●	●	●	●		●	●

Environmental/Sustainability/ Climate Change		●	●	●	●	●	●		●	●	●

Global Perspective	●	●	●	●	●	●	●	●	●	●	●

IT/Cybersecurity/Privacy/ Artificial Intelligence (“AI”)	●	●	●	●	●		●	●	●	●

Public Company Executive	●	●	●	▲	●	▲	▲	▲	●	▲	▲

Denotes public company CEO experience

VF Corporation 2026 Proxy Statement	/	13

ELECTION OF DIRECTORS

TALENT AND CULTURE:

Experience in designing and implementing strategies and processes to help attract, engage, develop and retain exceptional and inclusive talent, including experience with employee health and safety, labor relations, work environment and culture, talent development, succession planning and compensation and benefits.

DESIGN AND PRODUCT INNOVATION: Experience in the development of strategies and processes to design, develop and deliver innovative products.

OPERATIONS AND PROCESS TRANSFORMATION:

Experience in and commitment to operational excellence, including management and integration of manufacturing, transportation and information across the supply chain, and agile process transformation and integration to reduce costs, maximize speed and productivity and ensure efficiency and effectiveness.

FINANCE:

Advanced understanding of finance, accounting and investor relations, including capital allocation, cost management, debt/capital market transactions and restructurings and ability to provide strong oversight of our capital structure, liquidity, leverage, financial reporting and internal controls. Includes experience as principal financial or accounting officer, public accountant or auditor or experience actively supervising a person in such a position.

PORTFOLIO MANAGEMENT/M&A:

Experience in portfolio management and strategic acquisitions and divestitures and integration of acquisitions, and strategies to support sustained growth and long-term value creation.

APPAREL/FOOTWEAR/CONSUMER PRODUCTS: Experience with consumer products, such as apparel, footwear and equipment, including manufacturing, sourcing, design, merchandising, and go to market.

RETAIL/DIRECT TO CONSUMER: Retail or DTC experience, including e-commerce, and proven knowledge of consumers, including ways to deeply connect with consumers and risks associated with DTC business.

BRAND GROWTH AND MANAGEMENT: Experience in building, maintaining and/or reinvigorating brand equity or brand value.

DIGITAL, DATA INSIGHTS AND ANALYTICS: Experience in digital business, processes and transformation and data collection and analysis to help us better understand our consumers and key business trends.

ENVIRONMENTAL/SUSTAINABILITY/CLIMATE CHANGE:

Experience in environmental and responsibility matters, including environmental sustainability, human rights, health and safety, and product safety to support our commitment to corporate citizenship and social responsibility.

GLOBAL PERSPECTIVE:

A significant portion of our production and sales activity occurs outside of the United States. Understanding diverse business environments, economic conditions, geopolitical and other global risks, and cultural perspectives helps to inform our global growth strategy and enhance oversight of our multinational operations.

IT/CYBERSECURITY/PRIVACY/AI:

Experience in technology, artificial intelligence, cybersecurity or privacy, including overseeing risks related to emerging cybersecurity and artificial intelligence developments, threats and strategies to support our focus on digitalization and use of data.

PUBLIC COMPANY EXECUTIVE: Experience serving in executive leadership positions enhances understanding of public company considerations and capital structure relevant to our business.

14	/	VF Corporation 2026 Proxy Statement

ELECTION OF DIRECTORS

DEMOGRAPHICS

Gender	M	M	F	M	M	F	M	F	F	M	M

Race/Ethnicity

African American or Black

Asian

White

BOARD REFRESHMENT

Continuing to ensure that we maintain a strong and effective Board has been a key focus area for VF. Since 2024, two new independent directors – Ms. Grossman and Mr. Tanner – have joined the Board as part of our Board refreshment process. Ms. Grossman is a proven apparel and footwear industry veteran, bringing nearly two decades of experience as an apparel executive, and 16 years as a chief executive leading direct-to-consumer and retail companies. Mr. Tanner has more than 30 years of experience leading and growing global consumer brands and brings a consumer-centric mindset to the VF Board. The Governance and Corporate Responsibility Committee leads the dynamic refreshment process, striving to maintain a balanced Board with varied experiences, skills and perspectives. The Governance and Corporate Responsibility Committee evaluates the specific personal and professional attributes of each director candidate versus those of existing Board members to ensure sufficient breadth of skills and experience and variety of perspectives and backgrounds to enable effective, independent oversight on behalf of all shareholders.

VF Corporation 2026 Proxy Statement	/	15

ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

IDENTIFY

•

The Board of Directors believes directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide VF with a broad range of experience and enable the Board to oversee long-term shareholder value creation.

•

The Governance and Corporate Responsibility Committee (the “Governance Committee”) identifies potential candidates that are proposed by Board members, management, third-party search firms and our shareholders for any new independent director.

EVALUATE

•

The Board and the Governance Committee consider the qualifications of directors individually, and in the broader context of the Board’s overall composition, and VF’s current and future needs and priorities as well as past contributions to the Board of sitting directors, including as part of the Board’s annual self-evaluation process.

•

Furthermore, in assessing the director nominees’ qualifications to serve on the Board, the Governance Committee reviews the number of other boards on which each director nominee serves and the other business and professional commitments of each director nominee.

SELECT AND RECOMMEND

•

Candidates are selected for their exceptional character, integrity and judgment, best in class business experience, acumen and skills, independence and commitment to VF and service on the Board.

•

Board members are selected to represent all shareholders and not any particular constituency. In accordance with VF’s Corporate Governance Principles, the Governance Committee considers diversity of experience and background in selecting nominees.

Any shareholder who wishes to recommend a candidate for consideration by the Governance Committee for nomination at an annual meeting should submit a written recommendation to the Corporate Secretary of VF. If the Governance Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Corporate Secretary of VF (1) in the case of an annual meeting, not more than 150 days and not less than 120 days before the anniversary of the date VF mailed its proxy materials for the prior year’s annual meeting, or (2) in the case of a special meeting at which directors are to be elected, no later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Exchange Act and, among other things, include a representation as to whether or not such shareholder intends to solicit proxies in support of director nominees other than VF’s nominees in accordance with Rule 14a-19 under the Exchange Act. The Governance Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means. Eligible shareholders may also nominate and include in our annual meeting proxy materials director nominees pursuant to the proxy access provisions in Article I, Section 13 of VF’s By-Laws.

16	/	VF Corporation 2026 Proxy Statement

CORPORATE GOVERNANCE AT VF

VF’s Board of Directors oversees and monitors the effectiveness of the management of the business and affairs of VF. Currently, members of the Board are kept informed of VF’s business through discussions with the Chair, the President and CEO and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present.

During fiscal 2026, the independent directors met in executive session without management present five times at Board meetings.

Shareholder Outreach and Engagement

We believe that a proactive shareholder engagement program is an important component of strong corporate governance and helps ensure the continued delivery of sustainable, long-term value to our shareholders. We engage in proactive shareholder outreach throughout the year. This includes engagement through the proxy season and the publication of our Environmental & Social Responsibility report, in addition to our regular ongoing dialogue with shareholders and potential investors throughout the year through our investor relations engagement efforts. We recognize the value of the ongoing feedback and will continue regular shareholder engagement activities to gain shareholder perspective firsthand.

Following the 2025 Annual Meeting of Shareholders, we contacted shareholders representing nearly 70% of our outstanding share ownership, including our top 13 shareholders, requesting engagement on topics including governance, executive compensation and similar matters of interest. Members of management and the Board met with eight shareholders representing nearly 40% of outstanding share ownership. Our Chair of the Board or Chair of the Talent and Compensation Committee participated in nearly all of those meetings. Our fiscal 2026 engagement and shareholder exchanges covered a wide range of important strategy, operations, corporate governance, talent and executive compensation topics, which provided us valuable insights. The areas we covered included, but were not limited to, Board culture, talent management and succession planning, Board oversight of strategy and risks (including AI) and executive compensation.

In response to the shareholder feedback we received related to governance, executive compensation and sustainability over the last several years, we:

•

further enhanced our proxy materials to include additional disclosure around our incentive compensation metrics and special equity awards, as well as enhanced disclosure about our independent auditor and the Board’s involvement in human capital management;

•

provided additional transparency to our U.S. workforce demographics by releasing our consolidated 2021 EEO-1 report in 2022 and continuing to do so annually thereafter, including most recently our consolidated 2024 EEO-1 report in 2025;

•

continuously improved our environmental and social and corporate responsibility disclosures, and better integration of all such disclosures into our Environmental & Social Responsibility report and The VF Foundation’s Impact Report;

•

enhanced our proxy statement disclosure of Board refreshment and individual director skills, including the definitions of such skills;

•

amended our By-Laws to give shareholders a right to proxy access for director nominations;

•

adopted a policy against director overboarding; and

•

disclosed the principles governing our approach to political expenditures, including disclosure of U.S.-based organizations to which we have contributed trade association payments of $25,000 or more, payments to IRS 527 entities and payments to advocacy organizations that engage in political activities.

VF Corporation 2026 Proxy Statement	/	17

CORPORATE GOVERNANCE AT VF

Corporate Governance

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. These practices are included in the Board’s Corporate Governance Principles, which address a number of important governance issues such as:

INDEPENDENCE

•

A substantial majority of the members of the Board should be independent

•

The Board is authorized to engage outside independent advisors as it deems appropriate

•

Independent Board members meet, or are given the opportunity to meet, in executive session at each regularly scheduled Board meeting

•

Directors are expected to avoid any employment or other service that creates any actual or potential material conflict of interest or impairs the director’s ability to effectively serve on the Board

ACCOUNTABILITY

•

Majority voting for directors in uncontested elections

•

If the chair of the Board is not an independent director, election of a lead independent director, whose duties would include presiding at meetings of the Board at which the chair is not present, serving as a liaison between the chair and the independent directors, approving meeting agendas and schedules, having authority to call meetings of the independent directors and being available for consultation and direct communication with major shareholders

•

Annual Board self-evaluation

•

Directors are expected to allot sufficient time and attention to VF matters and to use their judgment and consider all of their commitments when accepting additional directorships on other corporations or charitable organizations

•

A director should not serve on the boards of more than four public companies (including ours) or, if the director is an executive officer of a publicly traded company, on the boards of more than two public companies (including ours)

•

A director who serves on our Audit Committee may not serve on more than two other public company audit committees unless the Board (i) determines that such simultaneous service would not impair the director’s ability to effectively serve on our Audit Committee and (ii) discloses such determination in our annual proxy statement

•

Directors are expected to attend Board meetings and committee meetings of which they are members, as well as annual meetings of shareholders

BOARD REFRESHMENT AND CEO SUCCESSION PLANNING

•

When seeking new director candidates, the Governance Committee considers diversity of backgrounds, experiences and perspectives

•

Mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72

•

Succession planning for the CEO, and in the event the Board conducts an external search for a new CEO

•

Directors are required to offer to submit their resignation to the Board for consideration upon a substantial change in principal occupation or business affiliation

The Board’s Corporate Governance Principles, the Audit, Governance and Corporate Responsibility, Talent and Compensation and Finance Committee charters, Code of Business Conduct applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s website (www.vfc.com) and will be provided free of charge to any person upon request directed to the Corporate Secretary of VF at P.O. Box 13919, Denver, Colorado 80201.

18	/	VF Corporation 2026 Proxy Statement

CORPORATE GOVERNANCE AT VF

Related Party Transactions

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements, relationships, or any series of them, were disclosed or proposed through VF’s processes for advance review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000 and (iii) any related person (meaning any person who was a director, nominee for director, executive officer or 5% owner of VF Common Stock, or an immediate family member of any such person) had or will have a direct or indirect material interest. PNC Bank, N.A., which is one of three co-trustees under the Barbey Family Trust accounts (see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” table below), is one of several lenders party to VF’s secured revolving credit facility. The credit facility was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

The VF Code of Business Conduct prohibits any employee, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the CEO and senior financial officers must disclose to the Chief Legal Officer any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the Chief Legal Officer must notify the Governance and Corporate Responsibility Committee of any such disclosure. Conflicts of interest involving the Chief Legal Officer must be disclosed to the CEO, and the CEO must notify the Governance and Corporate Responsibility Committee of any such disclosure.

In addition, all directors are required to notify the Chief Legal Officer of any proposed transaction greater than $120,000 in value between them (or their immediate family members) and VF. The Chief Legal Officer presents such proposed transactions for prior review by the Audit Committee.

Board of Directors

Eleven of VF’s current directors are non-employee directors. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). To assist it in making determinations of independence, the Board has adopted categorical standards that are part of the Corporate Governance Principles available on VF’s website (www.vfc.com). In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family. When considering commercial transactions that are made from time to time in the ordinary course of business between VF and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director if the director is an executive officer or employee of another company that does business with VF in an amount which, in any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board determined that ten of VF’s eleven director nominees are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the Listing Standards of the NYSE and the categorical standards adopted by the Board. The Board determined that Mses. Chugg, Grossman, Lang, and Roberts and Messrs. Carucci, Cho, Edwards, Hoplamazian, Shattock and Tanner are independent directors, and that Mr. Darrell is not an independent director. The Board, in making its determination as to Mr. Cho’s independence, considered that he is Advisor to the CEO of HP Inc., which is a vendor (through resellers) to VF in the ordinary course of business. The Board, in making its determination as to Ms. Grossman’s independence, considered that she is a partner at The Consello Group, which is a provider of investor relations advisory services to VF in the ordinary course of business. The Board, in making its determination as to Mr. Hoplamazian’s independence, considered that he is Chairman, President, CEO and a director of Hyatt Hotels Corporation, which is a vendor to VF in the ordinary course of business. The Board, in making its determination as to Ms. Chugg’s and Mr. Shattock’s independence, considered that Ms. Chugg and Mr. Shattock serve as two of the three Trustees under the Barbey Family Trust accounts (collectively, the “Trusts”). Because all decisions of the Trustees require a majority vote, and thus none of the three Trustees individually controls the decision-making of the Trustees, the Trustees are not considered to separately beneficially own the VF Common Stock held by the Trusts (the “Trust Shares”). As a result, and after considering all other relevant factors related to their roles as Trustees, the Board determined that Ms. Chugg’s and Mr. Shattock’s status as Trustees of the Trusts does not give rise to a material relationship with VF other than in their service as directors.

VF Corporation 2026 Proxy Statement	/	19

CORPORATE GOVERNANCE AT VF

During fiscal 2026, VF’s Board of Directors held ten meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board, since the time of his or her election to the Board, attended at least 75% of the total number of meetings of the Board and all committees on which he or she served during fiscal 2026, and every member of the Board attended the Annual Meeting of Shareholders in July 2025.

Board Committees and Their Primary Responsibilities

The Board has five standing committees: Executive, Audit, Finance, Governance and Corporate Responsibility and Talent and Compensation. The Board has determined that each of the members of the Audit, Governance and Corporate Responsibility and Talent and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Governance and Corporate Responsibility and Talent and Compensation Committees follows.

AUDIT COMMITTEE

CURRENT MEMBERS • Carol L. Roberts (Chair) • Richard T. Carucci • Alexander K. Cho • Clarence Otis, Jr. • Kirk C. Tanner MEETINGS IN FISCAL 2026 8

Primary Responsibilities

• Selecting the independent registered public accounting firm for VF;

• reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

• meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

• reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the SEC;

• overseeing the scope and adequacy of VF’s system of internal controls over external financial reporting;

• reviewing the performance and adequacy of the internal audit function;

• reviewing the status of compliance with laws, regulations and internal procedures, and contingent liabilities and risks that may be material to VF, including material environmental or social responsibility regulations;

• preparing a report to shareholders annually for inclusion in the proxy statement;

• serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm;

• overseeing VF’s risk management processes and reviewing risk management matters and plans, including enterprise risk management;

• reviewing health and safety and asset protection matters; and

• overseeing and reviewing cybersecurity and information security matters.

Other Governance Matters

The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the Listing Standards of the NYSE and the SEC regulations and that all are financially literate. The Board of Directors has further determined that Messrs. Carucci, Otis and Tanner and Ms. Roberts qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the SEC regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the NYSE. Messrs. Carucci, Otis and Tanner and Ms. Roberts acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements.

20	/	VF Corporation 2026 Proxy Statement

CORPORATE GOVERNANCE AT VF

FINANCE COMMITTEE

CURRENT MEMBERS • Laura W. Lang (Chair) • Richard T. Carucci • Bracken Darrell (ex officio) • Mark S. Hoplamazian • Clarence Otis, Jr. • Carol L. Roberts MEETINGS IN FISCAL 2026 4

Primary Responsibilities

Overseeing and reviewing:

• VF’s dividend policy;

• changes in capital structure, including equity issuances, share repurchases, and issuance of debt instruments;

• VF’s plans and forecast for VF’s balance sheet, cash flow and liquidity;

• VF’s use of currency and interest rate hedging and derivatives;

• VF’s brand portfolio;

• the financial aspects of proposed acquisitions or divestitures;

• VF’s annual capital expenditure budgets and certain capital projects;

• VF’s tax strategy; and

• the funding policy for VF’s benefit plans.

GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

CURRENT MEMBERS • Matthew J. Shattock (Chair) • Alexander K. Cho • Juliana L. Chugg • Trevor A. Edwards • Mindy F. Grossman • Kirk C. Tanner MEETINGS IN FISCAL 2026 4

Primary Responsibilities

• Board refreshment planning and recommending to the Board of Directors criteria for Board membership, screening potential candidates for director and recommending candidates to the Board of Directors;

• recommending to the Board a succession plan for the Chair of the Board (or delegating such responsibility to the full Board);

• overseeing the Board’s annual self-evaluation process;

• reviewing and evaluating strategies, programs, policies, practices and disclosures relating to environmental and social and corporate responsibility issues, impacts and risks to support the sustainable and responsible growth of VF’s businesses, including oversight of VF’s environmental and social responsibility strategies and targets; and

• reviewing developments in corporate governance and making recommendations to the Board on governance policies and principles for VF.

VF Corporation 2026 Proxy Statement	/	21

CORPORATE GOVERNANCE AT VF

TALENT AND COMPENSATION COMMITTEE

CURRENT MEMBERS • Juliana L. Chugg (Chair) • Trevor A. Edwards • Mindy F. Grossman • Mark S. Hoplamazian • Laura W. Lang • Matthew J. Shattock MEETINGS IN FISCAL 2026 4

Primary Responsibilities

• Reviewing and approving, and recommending to the Board for approval of, VF’s goals and objectives relative to the compensation of the CEO, evaluating the CEO in light of these goals and objectives, and setting the CEO’s compensation level based on this evaluation and recommending to the Board approval of CEO compensation;

• annually reviewing the performance evaluations of the other senior executive officers of VF;

• annually recommending to the Board the salary of each senior executive officer of VF and reviewing management’s recommendations regarding the salaries of other senior officers;

• making recommendations to the Board with respect to plans for succession to the position of CEO;

• reviewing succession plans for key senior executive officer positions, including the CEO;

• making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

• periodically reviewing all of VF’s compensation and benefit plans insofar as they relate to senior executive officers to confirm that such plans remain equitable and competitive;

• administering and interpreting VF’s compensation plans, in accordance with the terms of each plan;

• approving an annual compensation committee report for inclusion in the proxy statement;

• reviewing and approving the implementation or revision of any claw-back policy allowing VF to recoup compensation paid to senior executive officers and other employees;

• reviewing VF’s Compensation Discussion and Analysis and any other executive compensation and human capital management disclosures required in VF’s annual report on Form 10-K or in the proxy statement and discussing the same with management;

• periodically reviewing the competitiveness and appropriateness of the compensation program for non-employee directors and recommending to the Board compensation to be paid to non-employee directors;

• providing oversight to VF’s strategies relating to human capital management, including culture, talent development and succession planning, and other human capital initiatives; and

• reviewing and recommending to the Board VF’s submissions to shareholders on executive compensation matters.

Other Governance Matters

The Talent and Compensation Committee (the “Compensation Committee”) has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees.

The Compensation Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Compensation Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the SEC and the NYSE. The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to assist the Compensation Committee in accomplishing its objectives. Meridian has no relationship with VF other than providing services to the Compensation Committee.

The CEO makes his performance evaluation comments and recommendations to the Compensation Committee regarding compensation for executives reporting directly to him, referring to peer group data as appropriate. The Compensation Committee has the authority to form and delegate authority to subcommittees as it deems appropriate.

22	/	VF Corporation 2026 Proxy Statement

CORPORATE GOVERNANCE AT VF

Board and Committee Evaluations

The Board conducts an annual performance evaluation of the Board as a whole, and each of its Committees conducts an annual performance evaluation. All directors are required to assess whether the Board and the Committees on which they sit are functioning effectively. The evaluation process provides an opportunity for the members of the Board to reflect upon their service and assess the effectiveness of the Board as a whole and each of the Committees in an effort to determine if improvements are warranted. The Governance Committee periodically uses a third-party facilitator to bring broad market insight and an objective, candid perspective on a wide range of governance matters, to ensure that actionable feedback is solicited on the operation and effectiveness of the Board.

The Board believes its evaluation process evokes meaningful responses because it provides directors with the opportunity to share feedback in multiple formats at each of the Board, Committee, and individual levels. The process highlights the Board’s commitment to continuous self-improvement by identifying issues that may require honest conversations and supports the Board’s nomination and refreshment practices. The following represents the process conducted in fiscal 2026.

1

DETERMINE PROCESS FORMAT

The Governance Committee determined to have the Chair of the Board conduct the Board evaluation program in fiscal 2026. Each Committee of the Board also conducted a separate Committee evaluation.

2	LAUNCH PROCESS Members of the Board responded to a broad range of questions regarding the functioning and effectiveness of the Board and its Committees.

3

1-ON-1 INTERVIEWS

The Chair of the Board held individual sessions with each of the directors to elicit feedback concerning the collective performance of the Board and the Committees on which such director serves, and gathered information about areas where the Board, its Committees and its individual directors may improve effectiveness and performance.

4	SUMMARY AND PRESENTATION The Chair of the Board summarized the interview responses and presented the evaluation findings to the full Board for discussion.

5

FEEDBACK

The evaluations prompted feedback that assisted the Board in identifying and considering specific suggestions and broader emerging trends, and provided feedback to management to improve the efficacy of Board activities.

Board Leadership Structure

The Board believes that it may be in the best interests of VF and its shareholders for one person to serve as Chair and CEO, and this combination served VF well for many years. However, the Board recognizes that there might be circumstances under which the best interests of VF and its shareholders require separation of these offices. Upon Mr. Darrell’s appointment as President and CEO effective July 2023, Mr. Carucci was appointed Chair of the Board in June 2023. The Board believes that separation of the Chair and CEO roles is an effective leadership structure for VF at this time.

VF Corporation 2026 Proxy Statement	/	23

CORPORATE GOVERNANCE AT VF

Board Oversight of Strategy

One of the Board’s key responsibilities is overseeing VF’s corporate strategy. The Board brings a variety of perspectives, expertise in strategy development and experience across a vast array of multi-brand, consumer-facing and/or apparel and footwear companies that are relevant to our business, allowing Board members to effectively evaluate VF’s strategy and provide valuable insight and guidance. The Board actively engages with management to provide oversight of and guidance on our short-term, medium-term and long-term strategies and employs the following practices to execute its oversight responsibilities:

•	the Board conducts an extensive annual review of VF’s strategic plans, operating plan, capital structure and brand portfolio strategy;

•

the Board receives information and updates from senior management and engages with senior leaders with respect to VF’s enterprise and brand strategies, the competitive environment, enterprise risks and opportunities, environmental and social responsibility initiatives and human capital management strategies;

•

independent directors hold regularly scheduled executive sessions without management present, to review VF strategy and discuss VF performance. Committees of the Board also meet in private session with senior management in VF’s financial, legal and compliance, and internal audit functions, among others; and

•	the Board discusses and reviews feedback on strategy from shareholders and stakeholders.

Risk Oversight

BOARD OVERSIGHT OF RISK

The Board considers its role in risk oversight when evaluating VF’s Corporate Governance Principles and its leadership structure. Both the Corporate Governance Principles and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chair is focused on VF’s risk management efforts and ensures that risk matters are appropriately brought to the Board and/or its Committees for their review. The Board’s oversight of risk is accomplished through (i) the identification of key enterprise risks facing VF and (ii) the mapping of those risks to the appropriate Board Committee and/or to the full Board for oversight, based on the nature of the risk. The Board executes oversight responsibility for risk both as a whole and through delegation to its Committees, for example:

 AUDIT COMMITTEE

The Audit Committee, consistent with the requirements of the NYSE and the Audit Committee charter, discusses guidelines and policies to govern the process by which risk assessment and management is undertaken at VF and oversees both VF’s risk management processes and the steps management takes to monitor and control VF’s material financial risk exposure. The Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to VF, and the scope and status of systems designed to assure VF’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and third parties, as well as major legislative and regulatory developments which could materially impact VF’s contingent liabilities and risks.

 FINANCE COMMITTEE

The Finance Committee oversees certain financial matters and risks relating to capital structure and allocation, dividends and share repurchases, balance sheet, leverage, liquidity, acquisitions and divestitures, brand portfolio review, capital projects and tax strategy.

 GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

The Governance and Corporate Responsibility Committee oversees certain strategies, programs, policies and risks relating to the sustainable and responsible growth of VF’s businesses, including environmental and social responsibility policies and initiatives to address climate risks.

24	/	VF Corporation 2026 Proxy Statement

CORPORATE GOVERNANCE AT VF

 TALENT AND COMPENSATION COMMITTEE

The Compensation Committee evaluates the risks and rewards associated with VF’s compensation and human capital management philosophy and programs.

VF’s Approach to Enterprise Risk Management

While the Board and its Committees have responsibility for general risk oversight, management is charged with managing risk. Throughout the year, the Board and its Committees receive updates from management regarding specific potential risks and trends as necessary. At each Board meeting, the Chair has the opportunity to discuss in executive session matters of particular importance or concern, including any significant, evolving or nascent risks that may be of concern to the Board. In addition, the Board consults with external advisors, including auditors, outside legal counsel, consultants and industry experts, to ensure that it is well informed about the risks and opportunities facing VF.

In accordance with NYSE requirements and the Audit Committee charter, the Audit Committee has primary responsibility for reviewing VF’s risk management matters and plans, including enterprise risk management, overseeing VF’s risk management processes, and reviewing the status of compliance with material laws, regulations, and internal procedures, and contingent liabilities and risks that may be material to VF. In addition, the Audit Committee is responsible for overseeing the scope and adequacy of VF’s system of internal controls over external financial reporting. The Audit Committee stays apprised of significant actual and potential risks faced by VF in part through review of quarterly reports of VF’s top enterprise risks.

Cybersecurity Risk Oversight

Our business operations and relationships with consumers, customers, employees and business partners rely heavily on information technology (“IT”) systems and data. We also recognize the need to continually assess cybersecurity risk and evolve our management approach in the face of a rapidly and ever-changing environment. Accordingly, we aim to protect our business operations, including consumer, employee and confidential business records and information, against known and evolving cybersecurity threats. We have established processes for identifying, assessing, and managing material risks from cybersecurity threats using a systematic framework intended to protect the confidentiality, integrity and availability of the Company’s important IT systems and data. Oversight responsibility in the areas of cybersecurity and information security is shared by the Board, its Audit Committee and management. For additional information regarding our cybersecurity risk management, strategy and governance and a related description of our information security practices, see Part I, Item 1C, Cybersecurity of our Annual Report on Form 10-K for the fiscal year ended March 28, 2026.

AI Oversight

VF deploys AI in support of our business strategy, including enhancing our go-to-market activities, engaging with consumers and optimizing our internal operations. VF views responsible use of AI as an important enabler and recognizes the need to oversee both the opportunities as well as the risks in the use of AI. Our governance process focuses on review and approval of AI tools and use cases, ethical deployment, risk management and value realization, while enabling agility and speed. Our governance process aims to balance the transformative power of AI to drive financial impact and operational efficiencies, automating processes and decisions while facilitating AI literacy and responsible enablement of AI capabilities across our operations. AI initiatives, governance and risk management are reported to executive leadership, the Board and the Audit Committee regularly. The Board also receives ongoing education on AI to support its oversight of the risks and opportunities associated with the use of this technology.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the SEC or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors. None of VF’s executive officers has served during fiscal 2026 as a director or a member of the compensation committee of another entity, one of whose executive officers serves as a member of the VF Board of Directors or Compensation Committee.

VF Corporation 2026 Proxy Statement	/	25

CORPORATE GOVERNANCE AT VF

Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of VF securities by our directors, officers and employees and we have implemented processes for VF that are reasonably designed to promote compliance with insider trading laws, rules and regulations, including applicable listing standards. The policy prohibits buying or selling VF securities while in possession of material nonpublic information about us and from disclosing such information to others, and it prohibits trading on material nonpublic information learned through work with VF regarding any other company. The policy expressly prohibits the following activities with respect to our securities: short sales; transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of VF securities; and trading in put or call options in which VF securities are the underlying security.
Shareholder Communications with our Board of Directors
Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management
members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management
directors) may contact the Chair of the Governance and Corporate Responsibility Committee, c/o the Corporate Secretary of VF at P.O. Box 13919, Denver, Colorado 80201, or call the VF Ethics Helpline at
1-866-492-3370
or send an email message to corpgov@vfc.com. The Corporate Secretary forwards all such communications, other than solicitations and frivolous communications, to the Chair of the Governance and Corporate Responsibility Committee.
Directors’ Compensation
The primary components of compensation for our
non-employee
directors are cash retainers, Chair and Committee Chair fees and equity-based grants under the V.F. Corporation 1996 Stock Compensation Plan, as amended (the “1996 Plan”). The Board, upon the recommendation of the Compensation Committee, set directors’ compensation annually following a competitive review of VF’s non-employee
director compensation. Based on the assessment performed by Meridian regarding director compensation at publicly traded companies of a size comparable to VF, for fiscal 2026, the Board, upon the recommendation of the Compensation Committee, approved a change in the award mix for the annual equity retainer from an equal split between nonqualified stock options to purchase shares of VF Common Stock and restricted awards in the form of director stock units (“DSUs”) under the Stock Plan, to 100% DSUs. The following describes our fiscal 2026 non-employee
director compensation:

COMPENSATION ELEMENT	DIRECTOR COMPENSATION PROGRAM

Annual Retainer	$100,000

Annual Equity Retainer	Approximately $180,000 1 (in the form of DSUs)

Chair of the Board Fee	$200,000

Talent and Compensation and Audit Committee Chair Fee	$35,000

Governance and Corporate Responsibility and Finance Committee Chair Fee	$25,000

Stock Ownership Guidelines	Stock ownership with a fair market value equal to five times the annual retainer 2

(1)
The actual dollar value for DSUs awarded to directors varies slightly due to sizing of equity awards, and for fiscal 2026 it was
$166,727 for the director grants made on June 4, 2025. Terms of the awards are described in footnote 2 to the fiscal 2026 Independent Director Compensation table below.

(2)
Among other factors, the Committee may consider fluctuation in the price of VF Common Stock in determining whether a director satisfies the guidelines. All of the current directors have met the guideline targets for director stock ownership except for Ms. Grossman and Mr. Tanner, who are in a five-year period to achieve the guideline ownership level.

Mr. Darrell, the only director who is an employee of VF, does not receive any compensation for service on the Board and attendance at meetings of the Board or any of its committees in addition to his regular compensation as our President and CEO. VF does not provide pension, medical or life insurance benefits to its non-employee
directors.
Each
non-employee
director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for
Non-Employee
Directors (the “DSP”). In addition,
non-employee
directors may also elect to defer receipt of shares of VF Common Stock that may be settled with respect to DSUs under the 1996 Plan. All VF Common

26	/	VF Corporation 2026 Proxy Statement

CORPORATE GOVERNANCE AT VF

Stock equivalent units receive dividend equivalents. Deferred sums under the DSP, including VF Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Deferred DSUs under the 1996 Plan, including VF Common Stock equivalent units, are settled in shares of VF Common Stock upon termination of service or such later date specified in advance by the participant. Three directors elected to defer all of their cash compensation in each of calendar years 2025 and 2026. Five directors elected to defer their DSUs in calendar year 2025, and seven directors elected to defer their DSUs in calendar year 2026.
VF reimburses
non-employee
directors for travel and lodging expenses incurred in the performance of their duties. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors. Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs. Directors are also eligible for discounts on VF products equal to discounts available to all employees of VF.
FISCAL 2026 INDEPENDENT DIRECTOR COMPENSATION

DIRECTOR	FEES EARNED OR PAID IN CASH (1) ($)	DSU AWARDS (2) ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Richard T. Carucci	$300,000	$166,727	$-0-	$466,727

Alexander K. Cho	100,000	166,727	-0-	266,727

Juliana L. Chugg	135,000	166,727	-0-	301,727

Trevor A. Edwards	100,000	166,727	-0-	266,727

Mindy F. Grossman	100,000	166,727	-0-	266,727

Mark S. Hoplamazian	118,750	166,727	-0-	285,477

Laura W. Lang	106,250	166,727	-0-	272,977

Clarence Otis, Jr.	100,000	166,727	-0-	266,727

Carol L. Roberts	135,000	166,727	-0-	301,727

Matthew J. Shattock	125,000	166,727	-0-	291,727

Kirk C. Tanner	100,000	166,727	-0-	266,727

(1)	Messrs. Carucci, Hoplamazian, and Shattock elected to defer all of their cash compensation in calendar years 2025 and 2026.

(2)
Each director serving in fiscal 2026 was awarded 13,285 DSUs on June 4, 2025. The value in this column is the grant date fair value
($12.55 per DSU) computed in accordance with FASB ASC Topic 718. The assumptions used and the resulting weighted average value of DSUs granted during fiscal 2026 are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form
10-K
for the year ended March 28, 2026. These DSUs, which are vested and non-forfeitable
at grant, remained outstanding on March 28, 2026. DSUs (excluding any accumulated dividend equivalents) were outstanding at the end of fiscal 2026 for each non-employee
director as follows: Richard T. Carucci, 20,573; Alexander K. Cho, 20,573; Juliana L. Chugg, 20,573; Trevor A. Edwards, 20,573; Mindy F. Grossman, 13,285; Mark S. Hoplamazian, 20,573; Laura W. Lang, 20,573; Clarence Otis, Jr., 13,285; Carol L. Roberts, 20,573; Matthew J. Shattock, 20,573; and Kirk C. Tanner, 13,285. DSUs earn dividend equivalents and are settled in shares of VF Common Stock one year after the date of grant, unless a director has elected to defer receipt of shares of VF Common Stock that may be settled with respect to DSUs. Messrs. Carucci, Edwards, Hoplamazian, and Shattock and Ms. Lang elected to defer their DSUs to be granted in calendar year 2025. Messrs. Carucci, Edwards, Hoplamazian, Otis and Shattock and Mses. Lang and Roberts elected to defer their DSUs to be granted in calendar year 2026.

Prior to fiscal 2026,
non-qualified
stock options to purchase shares of VF Common Stock under the 1996 Plan were part of the annual director equity award mix. Options granted to non-employee
directors have an exercise price equal to the fair market value of a share of VF Common Stock at the date of grant, are non-forfeitable,
have a stated term of ten years and become exercisable one year after the date of grant. Upon a director’s separation from the Board, options are exercisable for 36 months but not after the expiration of the option term. Options to purchase shares of VF Common Stock were outstanding at the end of fiscal 2026 for each non-employee
director as follows: Richard T. Carucci, 69,643; Alexander K. Cho, 39,392; Juliana L. Chugg, 69,643; Trevor A. Edwards, 25,195; Mindy F. Grossman, 15,299; Mark S. Hoplamazian, 69,643; Laura W. Lang, 69,643; Clarence Otis, Jr., 69,643; Carol L. Roberts, 69,643; Matthew J. Shattock, 69,643; and Kirk C. Tanner, 15,299.
DIRECTOR COMPENSATION CHANGE FOR FISCAL 2027
In February 2026, the Compensation Committee reviewed a competitive assessment of its non-employee
director compensation program with the assistance of Meridian. Based on that assessment, along with consideration of the specific duties and responsibilities of the directors, the Board, upon the recommendation of the Compensation Committee, approved an increase in the annual equity retainer to $200,000. The other elements of non-employee
director compensation will remain unchanged for fiscal 2027.

VF Corporation 2026 Proxy Statement	/	27

ITEM NO. 2

Advisory Vote to Approve Compensation of Named Executive Officers

At the meeting, we ask VF shareholders to vote on an advisory basis to approve the compensation of VF’s named executive officers, as such compensation is disclosed in this proxy statement pursuant to the disclosure rules of the SEC.

As required by Section 14A of the Exchange Act, shareholders are being asked to vote on the following resolution:

“Resolved, that VF’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in VF’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.”

The executive compensation program described in the Compensation Discussion and Analysis below aligns with our pay-for-performance philosophy and is structured to drive financial and operational performance and long-term shareholder value creation.

Although this say-on-pay vote is advisory and therefore is not binding upon VF, the Board or the Talent and Compensation Committee, the Board and the Talent and Compensation Committee value the perspectives of our shareholders and will carefully consider the outcome of the vote on this matter in making future decisions affecting the executive compensation program.

The VF Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of named executive officers as disclosed in this proxy statement.

MESSAGE FROM OUR TALENT AND COMPENSATION COMMITTEE

Dear Fellow Shareholders,

We are committed to the belief that creating long-term shareholder value is rooted in attracting, motivating and retaining exceptional leaders to drive exceptional results. Our efforts are guided by our pay-for-performance philosophy, input from our shareholders, and our commitment to executive compensation programs that are transparent, create appropriate incentives that reward delivery of our business strategy, and are aligned with shareholder interests. As you consider your vote at this year’s Annual Meeting of Shareholders, we encourage you to review the information included in this disclosure. The Talent and Compensation Committee (the “Committee”) thoughtfully structured the fiscal 2026 compensation programs to support VF’s long-term value creation and our continued transformation.

Performance Highlights

Fiscal 2026 marked an inflection point in VF’s transformation program, as we returned to full-year revenue growth for the first time in three years. While we strengthened our financial position and expanded operating margins, we also increased our investment in brand building and product creation.

Our Transformation Focuses on Three Priorities

•

Strengthening the balance sheet: We strengthened our balance sheet by reducing net debt by $0.8 billion in fiscal 2026. The proceeds from the sale of the Dickies, which closed in November 2025 for an aggregate purchase price of $600 million in cash, supported meaningful reduction in leverage achieved in fiscal 2026 and contributed to strengthening our balance sheet.

•

Expanding margins: We made continued investment in product design and innovation, brand marketing, digital and direct-to-consumer capabilities, while also managing and reducing costs. Our enhanced operating framework enables faster go-to-market cycles, improved inventory discipline and greater insights into merchandising and pricing through AI.

•

Returning to growth: We achieved meaningful progress in our turnaround, as fiscal 2026 was the first full year of revenue growth in three years (ex Dickies* in constant dollars**). The return to growth started with the work done to segment consumer demand. This in turn has helped the company to clearly identify where each brand competes and drive decisions on relevant products and curated experiences to drive growth.

28	/	VF Corporation 2026 Proxy Statement

ITEM NO. 2

Our results, as detailed in the Business Highlights set forth in our Proxy Summary, demonstrate that our strategy of improved execution, stronger brand positioning and a more disciplined operating model is working, and that we’re on track with VF’s transformation. The executive compensation programs described in the Compensation Discussion and Analysis below aligns with our pay-for-performance philosophy and is structured to drive financial and operational performance and long-term shareholder value creation.

Compensation Programs

As a part of this year’s vote on an advisory basis to approve executive compensation, we are also providing a detailed rationale to support the CEO long-term performance-based equity award (the “CEO Performance Award”) that the Committee and the Board approved in fiscal 2026. We are writing to share why we believe this purely performance-based award was essential to retaining, motivating and rewarding Mr. Darrell during this highly challenging period as he transforms the organization and returns it to growth.

Since Mr. Darrell started in July 2023, he has led VF through a strategic portfolio review which resulted in the sale of Supreme® in July 2024. In addition, the sale of Dickies in November 2025 further accelerated our debt paydown efforts in fiscal 2026, and contributed to the reduction of two full leverage turns over the last two years from a 5.1x leverage ratio at the end of fiscal 2024 to 3.1x at the end of fiscal 2026, as described in the Business Highlights set forth in our Proxy Summary, above. Mr. Darrell has also reset the leadership team, including making new appointments to the roles of Chief Financial Officer, Chief People Officer and brand presidents for The North Face®, Vans® and Timberland®, as well as creating the new roles of Chief Operating Officer, Chief Commercial Officer and Chief Design Officer. This refreshed management team’s leadership drove full year improvement in revenue, gross margin and operating margin compared to the prior year, as we progress towards delivering our medium-term financial targets.

Working closely with the Committee’s independent consultant, the Committee designed and approved the CEO Performance Award to support Mr. Darrell’s retention and tie his continued contributions to VF’s turnaround to an equity grant informed in part by VF’s medium-term financial targets announced at the Company’s fiscal 2025 Investor Day. We believe this award is in our shareholders’ best interest given the pivotal moment in VF’s ongoing transformation. The CEO Performance Award is an exclusively performance-based award, with a payout opportunity of either 0% or 100%, with a three-year performance period (fiscal 2026-2028), subject to ambitious performance goals tied to achievement of an exit run rate (as determined by the Committee) of at least 10% adjusted operating margin in fiscal 2028, and a VF share price target of $32.00 or greater during the period. Generally, any earned payout will then be subject to an additional one-year holding period through fiscal 2029. VF does not have a history of granting additional performance awards to our CEO, underscoring the unique circumstances of the Committee’s decision.

The CEO Performance Award grant date closing price was $11.66, while the share price target of $32.00 or greater is nearly 275% of the grant date closing price, evidencing an ambitious goal intended to incentivize Mr. Darrell to drive meaningful share price appreciation.

If these performance goals are met, we believe shareholders generally would benefit from incremental value creation of approximately $7.9 billion in additional market capitalization, based on an assumed approximate market capitalization of $4.6 billion at the grant date. Therefore, if Mr. Darrell’s CEO Performance Award vests, we believe the value creation for shareholders would far outweigh any incremental value to Mr. Darrell. If the performance goals are met, we expect Mr. Darrell’s percentage share of the total shareholder value creation would be less than one-quarter of one percent of the total shareholder value creation. For more information on the CEO Performance Award, including the assumptions underlying the anticipated incremental value creation, refer below to the Compensation Discussion and Analysis—CEO Performance Award Design and Vesting Summary.

The Board and the Committee are firmly committed to using these performance goals as an incentive for continued achievement and execution of VF’s business strategy and the expected value creation for shareholders resulting from such achievement.

As part of the Committee’s annual process to evaluate our compensation programs’ design, the Committee reviewed the structure of long-term incentives for our executive officers and identified an opportunity to better align them with our current business strategy and the evolving external environment. Accordingly, for fiscal 2026 for our executive officers, the Committee decided to use four- and five-year vesting time-based equity awards as the sole long-term incentive award. However, we retained the total shareholder return modifier for a portion of the time-based awards and as a result, that portion will not vest if total shareholder return over the performance period, relative to a predefined total shareholder return comparator group, falls outside a predefined range. The four- and five-year vesting periods are intended to focus our leadership team on long-term, sustained, shareholder value creation.

VF Corporation 2026 Proxy Statement	/	29

ITEM NO. 2

Except as described above, the Committee did not grant any annual performance-based equity awards or stock options in fiscal 2026. In making this decision, the Committee heavily considered our overall share usage and the impact on dilution. We believe this decision is also in shareholders’ best interest because, as a result, our burn rate*** improved from 3.03% in fiscal 2025 to 1.75% in fiscal 2026, with approximately 29 million shares remaining available for use under VF’s equity plan as of the end of fiscal 2026, and our dilution**** rate decreased from 14.0% in fiscal 2025 to 12.2% in fiscal 2026 as calculated as of the end of fiscal 2026.

Thank you for your trust and support as we continue to build and grow our portfolio of apparel, footwear and equipment brands that support active lifestyles. The Board is excited about the momentum in our business as we create products rooted in performance with elevated design and relentless innovation, while delivering sustainable and long-term value to our shareholders, employees and communities.

On behalf of the Board, we encourage you to vote “FOR” Item No. 2.

Sincerely,

The Talent and Compensation Committee

Juliana L. Chugg, Chair

Trevor A. Edwards

Mindy F. Grossman

Mark S. Hoplamazian

Laura W. Lang

Matthew J. Shattock

*

On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell Dickies and on November 12, 2025, VF completed the sale of Dickies. “Reported” amounts present VF’s fiscal 2026 results in accordance with GAAP and include Dickies results in continuing operations through the date of sale, as the Dickies sale did not qualify for discontinued operations presentation under GAAP. References to results “ex Dickies” exclude the results of Dickies for all periods presented. VF believes this non-GAAP presentation provides investors with useful information regarding the performance of VF’s operations, post the closing of the sale of Dickies. See the Supplemental Financial Information for reconciliations to the nearest GAAP financial measures.

**	“Constant dollar” amounts exclude the impact of translating foreign currencies into U.S. dollars. See the Supplemental Financial Information for reconciliations to the nearest GAAP financial measures.
***

Burn rate is calculated as the number of shares granted under VF’s 1996 Stock Compensation Plan, as amended, during the fiscal year, divided by the basic weighted average common shares outstanding during the fiscal year.

****	Fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding.

30	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

 Our Named

 Executive Officers

 (“NEOs”)

Bracken Darrell President and CEO

Paul Vogel Executive Vice President and Chief Financial Officer

Brent Hyder Executive Vice President and Chief Commercial Officer

Abhishek Dalmia Executive Vice President and Chief Operating Officer

Jennifer Sim Executive Vice President, Chief Legal Officer and Corporate Secretary

Martino Scabbia Guerrini Former Executive Vice President, Chief Commercial Officer and President, Emerging Brands

VF Corporation 2026 Proxy Statement	/	31

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) describes our executive compensation programs of our NEOs for fiscal 2026.

EXECUTIVE SUMMARY

Our NEOs for fiscal 2026:

Name	Title

Bracken Darrell	President and CEO

Paul Vogel	Executive Vice President and Chief Financial Officer

Brent Hyder(1)	Executive Vice President and Chief Commercial Officer

Abhishek Dalmia	Executive Vice President and Chief Operating Officer

Jennifer Sim	Executive Vice President, Chief Legal Officer and Corporate Secretary

Martino Scabbia Guerrini(2)	Former Executive Vice President, Chief Commercial Officer and President, Emerging Brands

(1)	Mr. Hyder previously served as Executive Vice President, Chief People Officer and President, AMER and was appointed to his current role effective January 28, 2026.

(2)

Mr. Scabbia Guerrini ceased to serve as Executive Vice President, Chief Commercial Officer and President, Emerging Brands effective January 28, 2026 and serves as a senior advisor to VF’s President and CEO as of the same date.

Compensation Programs Highlights

Our overall financial performance in fiscal 2026 was reflected in the pay decisions made by the Committee for our CEO and our other NEOs for fiscal 2026. Detailed outcomes for fiscal 2026 are described throughout this CD&A, and include the following highlights:

BASE SALARY	The Committee reviewed and approved base salaries of our NEOs. See additional details in the section Fiscal 2026 Base Salary Decisions.
ANNUAL INCENTIVE PLAN (“AIP”)	The AIP achievement based on performance metrics (Total Revenue and Operating Income) was 110.4% of target.
See additional details in the section Fiscal 2026 Annual Incentive Plan Performance and Payouts.
PERFORMANCE-BASED RESTRICTED STOCK UNITS (“PRSUs”)

The PRSUs for fiscal 2024-2026 performed below the minimum of pre-established financial thresholds and resulted in no payout.

See additional details in the section Fiscal 2024-2026 Performance-Based Awards Performance and Payouts (Completed Performance Period).

32	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Principles

Our executive compensation program is designed to align the rewards of our executives with the interests of our shareholders, based on the following core principles:

PAY FOR PERFORMANCE

•

A significant portion of each executive’s total direct compensation is at-risk, subject to fluctuation based on VF’s financial performance and/or share price

•

The at-risk components of total compensation targets are annual cash compensation and long-term equity compensation

ALIGNMENT WITH BUSINESS STRATEGY	• Incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals aligned with VF’s annual and long-term business plan and strategic priorities

SHAREHOLDER VALUE CREATION	• Pay is directly linked to VF’s share price and/or the achievement of short-term and long-term performance goals designed to foster the creation of sustainable long-term shareholder value

MARKET COMPETITIVE PAY

•

We provide market-competitive programs that enable VF to attract and retain highly talented individuals

•

Competitive external peer group data (described below in “Role of Peer Group and Benchmarking”) are considered when establishing target total direct compensation for each NEO

Governance Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking. Below we highlight key compensation practices that we have implemented in our compensation program to promote the interests of shareholders and ensure responsible compensation and governance practices:

WHAT WE DO	WHAT WE DON’T DO

•  Pay-for-performance philosophy with a balance of short- and long-term incentives tied to key performance metrics

•  Equity-based long-term incentive compensation linked in part to VF’s total shareholder return (“TSR”) relative to a pre-defined index

•  Annual advisory “say-on-pay” vote, with ongoing shareholder engagement to understand and respond to feedback

•  Alignment of executive compensation with shareholder returns through equity ownership and equity-based awards

•  “Double trigger” required for severance under change-in-control agreements and for accelerated vesting of equity awards

•  Robust stock ownership guidelines for executives

•  Clawback provisions for cash and equity performance-based compensation (compliant with SEC regulations and NYSE listing standards)

•  The Committee engages an independent compensation consultant, free of conflicts of interest, to advise on director and executive compensation matters

•  No excise tax gross-up payments

•  No hedging or pledging of VF Common Stock

•  None of the NEOs have contractual rights to receive non-change in control separation payments if they terminate their employment or are terminated with cause

•  No back dating or re-pricing of stock options and stock appreciation rights

•  No employment agreements for U.S.-based executive officers

•  No excessive perquisites

VF Corporation 2026 Proxy Statement	/	33

EXECUTIVE COMPENSATION

Fiscal 2026 Shareholder Engagement

At our 2025 Annual Meeting, the advisory say-on-pay proposal received approximately 96% support of the votes cast. We maintain an active shareholder engagement program throughout the year to solicit feedback, paying particular attention to investor perspectives regarding our executive compensation programs, the alignment between pay and performance and our incentive compensation metrics.

Following the 2025 Annual Meeting, we invited shareholders representing nearly 70% of our outstanding common stock to engage and share their perspectives with us. Our engagement team, comprised of our Board Chair, Committee Chair and management, met with eight shareholders representing nearly 40% of our outstanding shares. Our Board Chair or the Committee Chair participated in nearly all of those meetings.

In our engagements, we discussed with our shareholders, among other topics, talent succession planning and leadership development, our executive compensation programs design, pay and performance alignment, incentive compensation metrics, and the use of special equity awards.

A majority of shareholders we met with were generally supportive of our approach to executive compensation and noted favorably our thoughtful and simplified compensation structure, our pay for performance philosophy, and the grant of the CEO Performance Award as fully performance based and tied to longer-term financial and share price-based metrics.

Below is a summary of the key topics our shareholders were focused on and the Committee’s response:

Topic	Shareholder Focus	Our Responsive Actions and Perspective

Talent Management and Retention	Some shareholders wanted to understand our efforts to develop and retain talent, recent leadership changes and our long-term succession planning for key roles.

•

The Committee worked with our CEO to support him in building an experienced and committed leadership team with the expectation that the Committee and management would continue to enhance the focus on VF’s people strategy in alignment with VF’s business strategy and operating model. The appointment of Mr. Hyder as Chief Commercial Officer, and the selection of an internal candidate as VF’s new Chief People Officer, demonstrate VF’s internal leadership pipeline and thoughtful succession planning by our CEO, with the Committee’s ongoing support of VF’s talent management strategies.

•

VF continues to view talent development and succession planning as priority, and in fiscal 2026 launched several new training programs, including one designed for developing VF employees in go-to-market roles and one for VF senior leaders to embrace the use of AI across the organization and strengthen executive leadership behaviors.

34	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

Topic	Shareholder Focus	Our Responsive Actions and Perspective

Short- and Long-Term Incentive Program Design	Some shareholders shared views that they appreciate our simplified approach, including the focus and emphasis on objective financial metrics for the AIP, and the shift to time-based Restricted Stock Units (“RSUs”) that vest over longer time periods.

•

Our fiscal 2026 AIP design includes exclusively financial performance metrics. We further simplified our Long-Term Incentive (“LTI”) Program design by awarding RSUs that vest over a longer time horizon of four to five years, with one portion of the RSUs subject to a relative TSR performance metric measured over a five-year period. For the last tranche of the fiscal 2025-2027 PRSUs, we continued the use of financial performance metrics as well as a relative TSR performance metric. The Committee believes the selected metrics incentivize outcomes aligned with VF’s business strategy, while the time-based RSUs’ longer vesting periods over four and five years, with a portion of the RSUs subject to a relative TSR performance metric, aligned with long-term shareholder interests.

•

The Committee will continue to consider appropriate performance metrics aligned to business strategy for the incentive program design in the future.

CEO Performance Award	Shareholders expressed interest in understanding the structure of the CEO Performance Award, including the selection of metrics and rationale for the award. None expressed concern and shareholders were generally supportive.

•

The Committee believes that the grant of the CEO Performance Award was necessary to focus VF’s CEO on a key medium-term adjusted operating margin exit run rate target in fiscal 2028 as well as a challenging share price target during fiscal 2026-2028, during which time VF’s return to growth will be critical to ensure long-term shareholder value creation. Both metrics must be achieved in order for the award to vest, and the shares subject to the CEO Performance Award are also subject to a one-year holding period.

Considering feedback from our shareholders is a valued element of VF’s and the Committee’s approach to designing our executive compensation program. Our proactive shareholder engagement program is described in “Corporate Governance at VF – Shareholder Outreach and Engagement” in this proxy statement. The Committee remains committed to understanding and being responsive to shareholder feedback.

COMPENSATION PROGRAMS

The fundamental philosophy of our executive compensation programs is to pay for performance through the alignment of our executives’ pay to the achievement of VF’s short- and long-term business strategies.

Our programs are designed to incentivize responsible achievement of multiple operating goals over short-term and long-term periods. In accordance with the compensation principles described above, 91% of our CEO’s total direct compensation in fiscal 2026 was at risk (including payout/vesting tied to performance objectives and/or share price fluctuation). In addition, in fiscal 2026, an average of 82% of total direct compensation for other NEOs was at risk. Under our compensation programs, AIP and LTI are considered at risk because those are performance-based (payouts are dependent on achievement of pre-established performance goals) and LTI grants may have a reduced value and/or forfeiture in the event of a decrease in our share price. For the purpose of valuing total direct compensation, the performance-based elements are valued at their grant date at target levels. Such awards also provide for above- and below-target payout levels and thereby directly motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals and reduce compensation below target levels if goals are not achieved at or above target levels of performance. No awards will be earned if a minimum threshold level of performance is not achieved.

VF Corporation 2026 Proxy Statement	/	35

EXECUTIVE COMPENSATION

Components of our Compensation Programs

An overview of our fiscal 2026 compensation programs is provided in the table below. A more comprehensive explanation, including details for each component of our NEOs’ fiscal 2026 total compensation, is provided in “2026 Elements of Compensation and Decisions” below.

Component	Form of Award	Terms	Objective	Vesting Period

Base Salary	Cash	• Fixed pay reflective of an executive’s role, responsibilities and individual performance • Reviewed annually	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution	N/A

AIP	Cash	• Variable, performance-based cash compensation earned based on achieving pre-established annual goals • Annual payouts range from 0% to 200% of the targeted incentive opportunity	• Link compensation to annual operating and strategic performance objectives	One Year

LTI	Time-based RSUs with a relative TSR component 50% of LTI Award

•

Time-based RSUs vest over a five-year period, in four equal installments, commencing on the second anniversary of the grant date. The fourth tranche vesting is based on achieving relative TSR over a five-year performance period.

•

The fourth tranche either vests in full or is fully forfeited

•

Dividend equivalent units accumulate during the vesting period and are only paid on vested awards

•

Paid in shares of VF Common Stock upon vesting

			• Link rewards to relative TSR • Link rewards to shareholder value creation through stock price growth over extended period • Aid in retention	Five Years

Time-based RSUs 50% of LTI Award

•

Time-based RSUs vest in equal annual installments for four years with each vesting occurring on the anniversary of the grant date

•

Dividend equivalent units accumulate during the vesting period and are only paid on vested awards

•

Paid in shares of VF Common Stock upon vesting

			• Link rewards to shareholder value creation through stock price growth over an extended period • Aid in retention	Four Years

36	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

For fiscal 2026, the components of total direct compensation(1) for our CEO and other NEOs were as depicted below.

(1)	Excludes CEO Performance Award and one-time increase to other NEOs

In establishing the components of executive compensation, the Committee, in consultation with its independent consultant, assesses whether the program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements, clawback provisions and VF’s trading policies. After performing this analysis, the Committee has concluded that the program does not promote excessive or unnecessary risk-taking that is reasonably likely to have a material adverse impact on the Company.

COMPENSATION DETERMINATION PROCESS

Role of Talent and Compensation Committee

The Committee is composed entirely of independent directors and it oversees and administers our executive compensation programs in accordance with its charter. The Committee annually reviews and approves our executive compensation programs, policies and practices, sets the peer group companies and sets the compensation (including base salary, short-term and long-term incentives) for our NEOs. In setting these elements of compensation, the Committee reviews the total target compensation for our NEOs and considers market and peer practices and annually reviews the performance of the CEO and reviews the evaluations of the other NEOs. The Committee approves short-term and long-term incentive award payouts based on performance achieved relative to the pre-established performance goals. The Committee considers the results of the annual advisory “say-on-pay” proposal, along with feedback from shareholder engagement, and reviews NEO tally sheets, in connection with the discharge of the Committee’s responsibilities.

Role of Compensation Consultant

The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for fiscal 2026. In assessing Meridian’s independence, the Committee has considered the six-factor test prescribed under NYSE rules and concluded that Meridian is independent of VF, having no relationship with VF other than providing advisory services to the Committee. The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant.

As part of its engagement in fiscal 2026, the Committee directed Meridian to independently prepare an analysis of compensation data relating to all NEOs, to advise on current executive compensation practices that meet high governance standards, as well as current market trends, regulatory issues and developments related to executive compensation and director compensation. Meridian also assisted the Committee with a variety of other items, including reviewing the peer group and reviewing our compensation risk analysis. A representative of Meridian also attended all meetings and executive sessions of the Committee in fiscal 2026.

Role of VF Management

The CEO evaluates the performance of the other NEOs and provides preliminary recommendations to the Committee regarding target compensation for NEOs other than himself. The Committee, which makes the final decision, considers the CEO’s input when determining and approving compensation for NEOs other than himself. VF management is responsible for providing Meridian with information to facilitate its role in advising the Committee and preparing information for each Committee meeting. The CEO, Executive Vice President and Chief People Officer and Vice President, Total Rewards generally attend Committee meetings, except the executive sessions or portions of the Committee meetings during which his or her individual compensation was discussed or approved.

VF Corporation 2026 Proxy Statement	/	37

EXECUTIVE COMPENSATION

Role of Peer Group and Benchmarking

Due to the importance of attracting and retaining top executive leadership talent, the Committee regularly reviews and determines the composition of our compensation peer group. The peer group is used to generate competitive pay data to augment the Committee’s review of senior executives’ compensation. To determine the peer group, the Committee primarily identifies companies based on industry, revenue, market capitalization, multi-brand portfolio, similarity in products and/or customers and consumers, and who we compete with for top talent. In October 2024, the Committee reviewed the composition of the fiscal 2025 peer group and determined to make no changes to the peer group for fiscal 2026 (the “Peer Group”). The Peer Group constituent companies are grouped into the following business types:

Apparel/Footwear	Consumer Products	Vertical Retailers	Large Format Retailer

• Adidas AG • Levi Strauss & Company • Nike, Inc. • PVH Corporation • Ralph Lauren Corporation • Under Armour, Inc.	• Colgate-Palmolive Company • Estee Lauder Companies, Inc. • Kimberly-Clark Corporation • Starbucks Corporation	• Capri Holdings Ltd. • lululemon athletica Inc. • Tapestry, Inc. • The Gap, Inc.	• Nordstrom, Inc.

The Committee sets target total direct compensation (base salary, target AIP awards and target annual LTI award values) for senior executives generally around the median of the Peer Group data.

Positioning total compensation near median is intended to retain top talent at a reasonable cost to VF as indicated by the available data. The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate positioning within that range of market data, or outside the range under circumstances that justify a deviation. The Committee also considers historical compensation levels, relative compensation levels among VF’s executives, and VF’s performance as compared to the performance of companies in the Peer Group. The Committee generally allocates between total cash compensation and equity compensation in a way intended to be competitive with the Peer Group. The Committee balances the elements of total direct compensation in this process.

The Committee’s consultant utilized the Peer Group data to assist in establishing compensation targets for fiscal 2026.

•	The Peer Group data was compiled utilizing publicly reported salary and go-forward salary levels and target levels of performance-based compensation available as of February 2025.

•	The Committee’s consultant utilized all data to recommend compensation targets for the CEO, and the CEO utilized the data to recommend compensation targets for the other NEOs.

In November 2025, the Committee approved an updated peer group to add Deckers Outdoor Corporation and Puma SE and to remove Nordstrom, Inc. following the completion of Nordstrom’s take-private transaction. The Committee utilized the updated peer group to assist in establishing compensation targets for fiscal 2027.

38	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

2026 ELEMENTS OF COMPENSATION AND DECISIONS

Target Total Direct Compensation

For fiscal 2026, the Committee approved the following target compensation amounts for each of our NEOs based on their level of responsibility, skills, experience, sustained individual contribution and market data presented by the Committee’s independent consultant. Each NEO’s compensation for fiscal 2026 is reflected in the Summary Compensation Table.

		AIP Target		LTI Target	Total Direct Compensation	At-Risk Compensation
Executive	Base Salary	% of Base Salary	Amount

Bracken Darrell(1)	$1,300,000	200%	$2,600,000	$11,000,000	$14,900,000	91%

Paul Vogel	$ 825,000	110%	$ 907,500	$ 3,000,000	$ 4,732,500	82%

Brent Hyder(2)	$ 900,000	110%	$ 990,000	$ 3,000,000	$ 4,890,000	82%

Abhishek Dalmia	$ 800,000	110%	$ 880,000	$ 3,000,000	$ 4,680,000	83%

Jennifer Sim(3)	$ 600,000	85%	$ 510,000	$ 1,500,000	$ 2,610,000	77%

Martino Scabbia Guerrini(4)	$1,034,259	110%	$1,137,685	$ 4,000,000	$ 6,171,944	83%

(1)

Mr. Darrell’s Total Direct Compensation (excluding the CEO Performance Award) increased by 18.5% from fiscal 2025 due to increases in his (i) AIP target (from 175% in fiscal 2025 to 200% in fiscal 2026) and (ii) LTI target (from $9,000,000 in fiscal 2025 to $11,000,000 in fiscal 2026), each of which was approved by the Committee to position him appropriately relative to the Peer Group.

(2)

Mr. Hyder’s Total Direct Compensation (excluding his one-time increase of $3,000,000 to his fiscal 2026 LTI target) increased by 40.9% from fiscal 2025 due to increases in his (i) base salary (from $700,000 in fiscal 2025 to $900,000 in fiscal 2026) and (ii) LTI target (from $2,000,000 in fiscal 2025 to $3,000,000 in fiscal 2026), each of which was approved by the Committee in connection with his expanded role as VF’s Chief People Officer, President AMER in which he served until January 28, 2026.

(3)

Ms. Sim’s Total Direct Compensation increased by 16.4% from fiscal 2025 due to increases in her (i) base salary (from $563,000 in fiscal 2025 to $600,000 in fiscal 2026) and (ii) LTI target (from $1,200,000 in fiscal 2025 to $1,500,000 in fiscal 2026), each of which was approved by the Committee to position her appropriately relative to the Peer Group.

(4)	Mr. Scabbia Guerrini’s salary is denominated and paid in Swiss francs. The figures were converted into U.S. dollars at the average daily exchange rate of 1.2461 U.S. dollars to the Swiss franc.

Base Salary

Base salary is intended to be targeted around median salary levels for equivalent executive positions at companies in the compensation Peer Group (as described above in “Role of Peer Group and Benchmarking”). The Committee believes that a base salary targeted around comparable median salary levels within the Peer Group provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Individual salaries for the NEOs are reviewed by the Committee annually, as well as at the time of a promotion or other changes in responsibilities. Each NEO is evaluated based on several components: key job responsibilities, key accomplishments and performance against annual goals and objectives. The resulting performance evaluations are presented to the Committee to be used in assessing each component of total compensation for each NEO.

Annual base salary increases for each NEO are based on (i) individual specific characteristics, including tenure in position and an assessment of the individual’s performance, (ii) the range around the median comparable salary of the Peer Group for the individual’s position, and (iii) VF’s overall increase budget for salaries. In addition, the Committee considers substantial increases in an executive’s responsibilities in setting base salary increases. Generally, base salaries of the NEOs are approved by the Committee and the full Board.

VF Corporation 2026 Proxy Statement	/	39

EXECUTIVE COMPENSATION

Fiscal 2026 Base Salary Decisions

Annual base salaries for our NEOs for fiscal 2025 and fiscal 2026 are set forth below.

Executive	FY2025 Base Salary	FY2026 Base Salary	% Change vs FY2025 Base Salary

Bracken Darrell	$1,300,000	$1,300,000	0%

Paul Vogel	$ 825,000	$ 825,000	0%

Brent Hyder(1)	$ 700,000	$ 900,000	29%

Abhishek Dalmia(2)	n/a	$ 800,000	n/a

Jennifer Sim	$ 563,000	$ 600,000	7%

Martino Scabbia Guerrini(3)	CHF 830,000	CHF 830,000	0%

(1)	Mr. Hyder’s salary reflects an increase effective June 1, 2025 in connection with his expanded role as VF’s Chief People Officer, President AMER in which he served until January 28, 2026.

(2)	Mr. Dalmia was not a NEO for fiscal 2025.

(3)	Mr. Scabbia Guerrini’s salary is denominated and paid in Swiss francs.

Annual Incentive Plan

VF maintains the AIP as a cash incentive plan for the NEOs. The AIP focuses executive attention on full fiscal year VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan and strategic priorities. The AIP framework also applies generally to all eligible participants, including employees who are not NEOs.

The Committee used the competitive external Peer Group data described above to assist it in establishing target awards for each NEO under the AIP. The Committee establishes each NEO’s target AIP opportunity after consideration of compensation data and the recommendations of the CEO (with respect to the NEOs other than the CEO) and the Committee’s independent consultant. The Committee also makes a general assessment as to the relative AIP amounts for the NEOs to make sure they are, in the Committee’s judgment, fair and reasonable.

The AIP targets from fiscal 2025 to fiscal 2026 for the NEOs, as well as the fiscal 2026 payout range, are set forth below.

Executive	FY2025 AIP Target As % of Annual Base Salary	FY2026 AIP Target As % of Annual Base Salary(1)	FY2026 AIP Payout % Opportunity (% of Target)

Bracken Darrell(2)	175%	200%	0 – 200%

Paul Vogel	110%	110%	0 – 200%

Brent Hyder	110%	110%	0 – 200%

Abhishek Dalmia(3)	n/a	110%	0 – 200%

Jennifer Sim	85%	85%	0 – 200%

Martino Scabbia Guerrini	110%	110%	0 – 200%

(1)	The target award amounts are set forth in the 2026 Grants of Plan-Based Awards table below.

(2)	Mr. Darrell’s fiscal 2026 AIP target was increased from fiscal 2025 to position him appropriately relative to the Peer Group.

(3)	Mr. Dalmia was not a NEO for fiscal 2025.

40	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal 2026 Annual Incentive Plan Decisions

Under the AIP, performance goals are set each year by the Committee. For fiscal 2026, we returned to one full-year measurement period for the NEOs and the Committee chose the following equally weighted absolute AIP goals as the most impactful drivers of VF’s return to sustainable and profitable growth:

VF Enterprise Goal	Explanation	Rationale

Total Revenue(1)	Measures VF’s total revenue performance against absolute targets set in relation to VF’s fiscal 2026 financial plan	Key measure of top line growth

Operating Income(2)	Measures profit from business operations	Indicates profitability of the company

(1)

Total Revenue is based on VF’s continuing operations and is measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the foreign exchange rates used in VF’s fiscal 2026 financial plan at the time the Committee set the targets.

(2)

Operating Income is based on VF’s continuing operations and reflects the impact of non-GAAP adjustments, which during fiscal 2026 include (i) a non-cash impairment charge related to the Napapijri® reporting unit goodwill, (ii) costs related to Reinvent, VF’s transformation program, including restructuring charges and project-related costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF’s transformation journey, and (iii) transaction and deal related activities associated with the divestiture of Dickies. Operating Income is also measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the foreign exchange rates used in VF’s fiscal 2026 financial plan at the time the Committee set the targets.

Each component of the VF Enterprise Goals:

(1)

excludes the effects of adjustments related to impairment charges, pension curtailment or settlement charges, restructuring charges, other extraordinary items or non-recurring items, and required changes in accounting policies,

(2)	is calculated based on continuing operations, and

(3)

uses the Company’s long-standing methodology, excludes any difference between actual foreign exchange rates and the foreign exchange rates used in VF’s fiscal 2026 financial plan at the time the Committee set the targets.

The Committee established target performance goals as described below to determine the actual payouts to the executives. While it is the policy of the Committee to provide opportunities for AIP compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the AIP reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

In May 2025, the Committee set VF Enterprise Goals for fiscal 2026 for the NEOs. The performance goals were set in alignment with VF’s strategy to continue building momentum, further the business turnaround, fuel the transformation of the business to a design and innovation industry leader and deliver improved profitability with the ultimate goal of sustainable, long-term returns and value creation for VF’s shareholders amidst the shorter-term reality of continuing global industry disruptions, geopolitical volatility and global trade and tariff uncertainty. The actual payout is determined as follows:

VF Corporation 2026 Proxy Statement	/	41

EXECUTIVE COMPENSATION

Fiscal 2026 Annual Incentive Plan Performance and Payouts

In determining the payout for fiscal 2026 performance, the Committee considered achievement against the pre-set VF Enterprise Goals, applicable to all NEOs as described above and determined to fund payout for fiscal 2026 performance at 110.4%.

The following chart provides a summary of performance against each VF Enterprise Goal:

VF Enterprise Goal (payout as % of Target)	Weighting	Threshold (5%)	(90%)	Target (100%)	(117%)	Maximum (200%)	Performance(1)	Achievement (0% - 200%)	Payout (0% - 200%)

Total Revenue	50%	$7,315.0M	$8,915.2M	$9,143.7M	$9,372.3M	$9,600.9M	$9,188.9M	103.4%	51.7%
		(5%)	(90%)	(100%)	(105%)	(200%)

Operating Income	50%	$385.0M	$562.7M	$592.3M	$599.7M	$699.0M	$612.8M	117.5%	58.7%

Total Payout									110.4%

(1)

The full year fiscal 2026 performance reflects the inclusion of Dickies in the first half of the fiscal year, and the exclusion of Dickies in the second half of the fiscal year, due to the closing of the sale of Dickies in the second half.

The earned AIP award is shown in the table below. We believe that the fiscal 2026 VF Enterprise Goals focused our NEOs on key initiatives to begin to deliver sustainable, sequential improvement in profitability and operating performance and reflected improved forecasting across the VF business in fiscal 2026, as well as the divestiture of Dickies during fiscal 2026. As described more fully in the “Business Highlights” section of the Committee’s Message to Shareholders preceding this CD&A, in fiscal 2026 VF returned to full-year revenue growth for the first time in three years. Furthermore, for fiscal 2026, our NEOs drove full-year improvement in revenue, gross margin and operating margin compared to the prior year, demonstrating the NEOs’ leadership in delivering sequential improvement in VF’s profitability and performance for the benefit of shareholders. The payments made to the NEOs under the AIP are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

Executive	Annual Base Salary	AIP Target As % of Annual Base Salary	AIP Target Amount	Total Payout %	AIP Award

Bracken Darrell	$1,300,000	200%	$2,600,000	110.4%	$2,870,400

Paul Vogel	$ 825,000	110%	$ 907,500	110.4%	$1,001,880

Brent Hyder(1)	$ 866,575	110%	$ 953,233	110.4%	$1,052,369

Abhishek Dalmia	$ 800,000	110%	$ 880,000	110.4%	$ 971,520

Jennifer Sim(2)	$ 593,816	85%	$ 504,744	110.4%	$ 557,237

Martino Scabbia Guerrini	CHF 830,000	110%	CHF 913,000	110.4%	CHF 1,007,952

(1)	Mr. Hyder’s Annual Base Salary was calculated on a pro-rata basis based on his eligible earnings during fiscal 2026

(2)	Ms. Sim’s Annual Base Salary was calculated on a pro-rata basis based on her eligible earnings during fiscal 2026

Long-Term Incentives

Our long-term incentive awards are intended to align the interest of our NEOs with those of our shareholders by linking a meaningful portion of our NEOs’ compensation to shareholder value creation over a multi-year period. All long-term incentives in fiscal 2026 were awarded under the 1996 Stock Compensation Plan, as amended and restated (the “Stock Plan”).

Fiscal 2026 Long-Term Incentives Decisions

In fiscal 2026, the Committee determined, with input and analysis from its independent compensation consultant, that it would grant awards consisting solely of two types of RSUs in order to provide consistent retention value, more effectively manage burn rate and dilution from equity awards, and optimize future share availability under our Stock Plan. Also, the Committee believes that it was appropriate to grant solely RSUs due to the current challenging business and macroeconomic environment, including uncertainty surrounding global trade policies and tariffs, which makes it difficult to establish well-informed and achievable long-term performance goals. As such, in fiscal 2026, we did not grant any fiscal 2026-2028 PRSUs or Stock Options to our NEOs. However, the RSUs granted utilize a longer-term vesting horizon and a performance requirement, as described in further detail below.

The RSUs are intended to align our NEOs’ interests with those of our shareholders and to foster long-term value creation. Our NEOs experience the same value fluctuation as our shareholders as the value of RSU awards is directly linked to the value of a share of VF common stock, providing an implied performance element.

Measured by target value, 50% of the long-term incentive awards were delivered in the form of RSUs with a five-year graded vesting period (“Five-year RSUs”) and the remaining long-term incentive target value was delivered in the form of RSUs with a four-year graded vesting period (“Four-year RSUs”).

42	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

Five-year RSUs granted to our NEOs in fiscal 2026 vest in four equal installments starting on the second anniversary of the grant date for four years and accumulate dividend equivalents that are paid only upon vesting. The fourth tranche of the Five-year RSUs vests based on the achievement of our five-year TSR relative to the TSR generated by the S&P 600 Consumer Discretionary Index companies over the five-year performance period (fiscal 2026-2030). At the end of the five-year performance period, if:

(i)	VF’s TSR is at or above the 50th percentile of TSR of the S&P 600 Consumer Discretionary Index companies, the fourth tranche will vest in full,

(ii)	VF’s TSR is below the 50th percentile of TSR of the S&P 600 Consumer Discretionary Index companies, the fourth tranche will be fully forfeited.

Four-year RSUs granted to our NEOs in fiscal 2026 vest in four annual equal installments starting on the first anniversary of the grant date for four years and accumulate dividend equivalents that are paid only upon vesting.

In general, RSUs vest only if the NEO remains an employee of VF or its subsidiaries. Forfeitures are subject to the specific terms and definitions contained in the Stock Plan and as described in the section below – “Potential Payments upon Change in Control, Retirement and Termination of Employment”.

Performance-Based Restricted Stock Units

Executives have been awarded PRSUs that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year performance periods. PRSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. PRSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF Common Stock. In addition, through three-year performance periods, this component of the program is designed to create an incentive for individual executives to remain with VF. Dividend equivalents are paid on the shares actually paid out (no dividend equivalents are paid on any portion of the PRSU award not earned). At the payout date, the cash value of dividend equivalents is converted into additional shares.

The Committee did not grant PRSUs covering the fiscal 2026-2028 performance period to our NEOs in fiscal 2026 due to the continued challenging business and macroeconomic environment, including uncertainty surrounding global trade policies and tariffs, which makes it difficult to establish well-informed and achievable long-term performance goals, and to optimize future share availability under our Stock Plan.

Fiscal 2024-2026 Performance-Based Awards Performance and Payouts (Completed Performance Period)

In May 2023, the Committee established the following three-year performance measures for the PRSUs based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation.

FY2024-2026 Performance Measures

Three-Year Revenue Compound Annual Growth Rate (“CAGR”)	Weighted 50%

Three-Year Gross Margin Percentage Expansion	Weighted 50%

Three-Year Relative Total Shareholder Return (“rTSR”) Modifier(1)	-25%/0%/+25%

(1)	Measured against S&P 500 Consumer Discretionary Index companies

Payout under the fiscal 2024-2026 performance period is calculated as follows:

*	An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

In May 2026, in determining the results for the fiscal 2024-2026 performance period, the Committee considered achievement against the three-year performance measures outlined above that were established in May 2023 for the performance period. Both measures performed below the minimum of pre-established financial thresholds, and VF’s TSR was below the 25th percentile of the S&P 500 Consumer Discretionary Index companies, resulting in no payout for the fiscal 2024-2026 PRSUs.

VF Corporation 2026 Proxy Statement	/	43

EXECUTIVE COMPENSATION

FY2024-2026 Performance Results

Weighting	Threshold 25%	Target 100%	Maximum 200%	Achievement	Payout	Performance	Modifier	Achievement	Payout

Three-Year Revenue CAGR						TSR vs S&P 500 Consumer Discretionary Index

50%	2%	5%	9%	Below Threshold	0%	At or Above 75th Percentile	+25%
Three-Year Gross Margin % Expansion						Between 75th Percentile and 25th Percentile	0%	Below 25th Percentile	0%
50%	55.0%	55.7%	56.7%	Below Threshold	0%	At or Below 25th Percentile	–25%

No Payout

Fiscal 2025-2027 Performance Based Awards Decisions (Open Performance Period)

For the fiscal 2025-2027 performance period, the Committee determined that PRSUs awarded in fiscal 2025 will be earned based on the averaged performance achievement of VF’s financial metrics measured by three consecutive one-year performance periods, and modified up or down based on our three-year TSR performance relative to the S&P 600 Consumer Discretionary Index companies. The Committee determined the three one-year period format to be appropriate in order to balance retention amidst the challenges of setting long-term performance goals during the initial stages of VF’s Reinvent transformation program. The performance goals for each one-year performance period are determined by the Committee annually within the first quarter of each fiscal year. Fiscal 2025 and fiscal 2026 performance period goals were aligned with VF’s strategy to build momentum, transform the business model and deliver improved profitability with the ultimate goal of sustainable, long-term returns and value creation for VF’s shareholders.

FY2025-2027 Performance Measures		Rationale

Three One-Year Revenue Goals(1)	Weighted 50%	Metric that focuses on top-line growth and enhanced shareholder returns

Three One-Year Gross Margin Goals(2)	Weighted 50%	Metric used to measure revenue growth and equity of VF’s brands

Three-Year rTSR Modifier(3)	-25%/0%/+25%	Metric used to focus on stock performance and strengthen alignment of interest of our NEOs and shareholders

(1)

Revenue is based on VF’s continuing operations and is measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the foreign exchange rates used in VF’s fiscal 2025 and fiscal 2026 financial plan at the time the Committee set the targets for fiscal 2025 and fiscal 2026, respectively.

(2)

Gross Margin is based on VF’s continuing operations and reflects the impact of non-GAAP adjustments, which during fiscal 2025 and fiscal 2026 include costs related to Reinvent, VF’s transformation program. Gross Margin is also measured on a constant currency basis, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. To calculate measures on a constant currency basis, the amounts in the current year for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the foreign exchange rates used in VF’s fiscal 2025 and fiscal 2026 financial plan at the time the Committee set the targets for fiscal 2025 and fiscal 2026, respectively.

(3)	Measured against S&P 600 Consumer Discretionary Index companies

Payout under the fiscal 2025-2027 performance period will be determined following the completion of the three-year performance period ending on April 3, 2027 and will be calculated as follows:

*	An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) are added to the shares subject to the payout.

In May 2024 and May 2025, the Committee established the following one-year performance goals for fiscal 2025 and fiscal 2026, respectively, for the PRSUs based on VF’s financial performance metrics as well as a three-year relative performance metric to further align executive compensation with shareholder value creation. We believe that the fiscal 2026 performance goals focused our NEOs on key initiatives to begin to deliver sustainable, sequential improvement in profitability and operating performance and reflected improved forecasting across the VF business in fiscal 2026, as well as the divestiture of Dickies during fiscal 2026. The performance goals for fiscal 2027 were established in May 2026. Disclosing the performance goals for fiscal 2027 would provide competitors and third parties with insights into our internal plans, which might allow our competitors to predict certain business strategies and cause us competitive harm.

44	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

FY2025-2027 Performance Targets

Fiscal 2025

Weighting	Threshold 25%	95%	Target 100%	105%	Maximum 200%	Achievement	Payout %
Revenue(1)

50%	$8,331.2M	$8,821.3M	$9,801.4M	$10,781.6M	$11,446.7M	$9,528.0M	49.3%
Gross Margin(1)

50%	51.7%	52.5%	53.3%	53.6%	54.9%	53.5%	51.9%	Performance	Modifier
					Total Payout %(2)		101.2%	TSR vs S&P 600 Consumer Discretionary Index
								At or Above 75th Percentile	+25%
Fiscal 2026								Between 75th Percentile and 25th Percentile	0%
Weighting	Threshold 5%	90%	Target 100%	117%	Maximum 200%	Achievement	Payout %
Revenue(1)								At or Below 25th Percentile	–25%
50%	$7,315.0M	$8,915.2M	$9,143.7M	$9,372.3M	$9,600.9M	$9,188.9M	51.7%

Weighting	Threshold 5%	90%	Target 100%	105%	Maximum 200%	Achievement	Payout %
Gross Margin(1)

50%	51.8%	53.2%	54.6%	54.7%	55.1%	54.9%	81.3%

					Total Payout %(2)		133.0%

Fiscal 2027

Fiscal 2027 Performance Targets will be disclosed in fiscal 2027 CD&A

(1)	Results are calculated based on a straight-line interpolation.

(2)

Final payout will be based on the averaged performance achievement of VF’s financial metrics measured by three consecutive one-year performance periods, and modified up or down based on our three-year TSR performance relative to the S&P 600 Consumer Discretionary Index companies.

Fiscal 2025-2027 PRSUs Accounting Values

Our PRSUs awarded in fiscal 2025 will be earned based on the averaged performance achievement of VF’s financial metrics for fiscal 2025, fiscal 2026 and fiscal 2027, and may be modified up or down based on our three-year TSR performance relative to the S&P 600 Consumer Discretionary Index companies.

Because the grant date of the fiscal 2025-2027 PRSUs for SEC reporting purposes occurs when the performance goals are set, and goals under these 2025-2027 PRSUs are established annually within the first quarter of each fiscal year, the amounts in the “Stock Awards” column in the Summary Compensation Table and the “Grant Date Fair Value of Stock and Option Awards” column in the 2026 Grants of Plan-Based Awards Table include a portion of the fiscal 2025-2027 PRSUs related to the performance period for which the Committee has established performance goals. The grant date fair value of the fiscal 2025-2027 PRSUs was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See footnote 2 of the Summary Compensation Table and footnote 4 of the 2026 Grants of Plan-Based Awards Table for additional details.

The table below provides the fiscal 2025-2027 PRSUs’ target value and corresponding accounting value for our NEOs in fiscal 2025 and fiscal 2026.

	Fiscal 2026		Fiscal 2025

Executive	Fiscal 2025- 2027 PRSUs Target Value	Accounting Value Disclosed in Summary Compensation Table	Fiscal 2025- 2027 PRSUs Target Value	Accounting Value Disclosed in Summary Compensation Table

Bracken Darrell	n/a	$2,064,786	$4,500,000	$2,225,111

Paul Vogel(1)	n/a	$503,812	$1,098,000	$576,420

Brent Hyder	n/a	$458,847	$1,000,000	$494,475

Abhishek Dalmia(2)	n/a	$688,262	n/a	n/a

Jennifer Sim	n/a	$275,298	$600,000	$296,692

Martino Scabbia Guerrini	n/a	$2,064,786	$4,500,000	$2,225,111

(1)	Mr. Vogel’s fiscal 2025-2027 PRSUs target value was prorated due to his effective start date of July 8, 2024.

(2)	Mr. Dalmia was not a NEO for fiscal 2025.

VF Corporation 2026 Proxy Statement	/	45

EXECUTIVE COMPENSATION

Stock Options

Stock options are intended to align executives’ and shareholders’ interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to acquire an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines the value of options awarded to NEOs as a component of the target total direct compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan.

Options granted prior to fiscal 2025 generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that such continued vesting after retirement requires that the employee was employed by VF on the last day of the fiscal year in which the option was granted, as well as compliance with restrictive covenants in the event of retirement.

Options granted in fiscal 2025 generally remain exercisable for the period of 3 months after termination in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that the retirement requires that the employee was employed by VF until the 12-month anniversary of the grant date, as well as compliance with restrictive covenants in the event of retirement.

In addition, in accordance with certain executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of VF, any unvested options are accelerated and become exercisable by the executive.

The Committee did not grant stock options to our NEOs in fiscal 2026 to more effectively manage burn rate and dilution from equity awards, and future share availability under our Stock Plan.

Time-Based Retention and Special Awards

Retention awards of RSUs are made by the Committee from time to time to encourage key employees in critical roles to remain engaged and employed with VF, especially during challenging and uncertain times. Special awards of RSUs are made by the Committee from time to time to attract key executives or to compensate for forfeited awards from prior employment. Neither awards of RSUs for retention purposes nor special awards of RSUs under the Stock Plan are part of regular annual compensation and are not treated as part of target total direct compensation.

The Committee is committed to using retention and special awards sparingly, and only after thoughtful consideration of the circumstances, including the condition of the labor market and availability of talent, criticality of the individual to VF’s long-term strategy, the retentive value of the employee’s outstanding equity awards, and a fulsome review of all other regular compensation actions that are available to the Committee.

The Committee did not grant any time-based retention or special awards of RSUs to our NEOs in fiscal 2026.

CEO Performance Award

On July 21, 2025, the Committee and the Board, with input from the Committee’s independent compensation consultant, approved the CEO Performance Award to Mr. Darrell of 516,605 performance-based RSUs, which is 100% performance-based, with a target value of $7,000,000 and grant date fair value of $2,634,686 as disclosed in the Summary Compensation Table below.

The Committee considered relevant benchmarking data for similar CEO awards and the competitive external market environment in our industry. Based on those considerations, the Committee structured the award to be entirely at-risk and performance-based, with a four-year total performance and holding period to realize the value of the award. The four-year period reflects a three-year performance period plus a one-year holding period following achievement, if any, of both performance goals, prior to distribution of the earned award. This structure is designed to motivate and reward execution of our transformation program focused on strengthening the balance sheet, reducing costs, resetting the operating model, delivering the Vans® brand turnaround and returning to sustainable and profitable growth. The Committee believes that Mr. Darrell is an exceptional executive with proven experience in business leadership, product innovation, and brand management. Since being appointed as the VF CEO, Mr. Darrell has led VF’s Reinvent transformation program, demonstrating an outstanding ability to enhance VF’s design capabilities, connect with consumers, expand margin and accelerate a return to growth. Mr. Darrell has also reset the leadership team, including making new appointments to the roles of the Chief Financial Officer, Chief People Officer, and brand presidents for The North Face®, Vans® and Timberland®, as well as creating the new roles of Chief Operating Officer, Chief Commercial Officer, and Chief Design Officer.

The payout opportunity of the CEO Performance Award is either 0% or 100%. A 100% payout can be earned only if both Operating Margin and Share Price goals are achieved over a three-year performance period (fiscal 2026-2028), with an additional one-year holding period, as described below, and is not intended to be delivered to Mr. Darrell until after the end of fiscal 2029. If one of the performance goals is not achieved, the CEO Performance Award will be fully forfeited.

The performance goals and additional holding period of the CEO Performance Award were designed to align with VF’s business strategy and transformation timeline, and to incentivize our CEO’s long-term reward, given his critical role in our transformation efforts.

46	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

CEO Performance Award Design and Vesting Summary

In setting the performance goals for the CEO Performance Award, the Committee determined that Operating Margin is a critical measure of VF’s operational efficiency and profitability performance and set an ambitious goal of an exit run rate (as determined by the Committee) of at least 10% adjusted operating margin in fiscal 2028. In June 2026, the Committee and Board further clarified the adjusted operating margin target in alignment with the medium-term adjusted operating margin target announced at our fiscal 2025 Investor Day event which took place in October 2024 and March 2025 and subsequent investor events and earnings calls. The Committee further determined that a share price goal is another critical element of the CEO Performance Award given its direct alignment with shareholder value creation. The share price goal for the three-year performance period requires that VF’s common stock achieve an average closing price of $32.00 or greater over a period of 30 consecutive trading days within the period from the grant date of August 1, 2025 to the final day of fiscal 2028. The share price goal is nearly 275% of the grant date closing price—an ambitious goal intended to drive meaningful share price appreciation—and is 195% of the closing price of VF’s Common Stock on March 27, 2026, the last trading day of VF’s fiscal 2026.

These ambitious goals are aligned with our commitment to drive growth and expand margins, which are key indicators of our ability to continue delivering on our transformation strategy by enhancing focus on brand-building and improving operating performance. Furthermore, if these performance goals are met, the Committee believes shareholders generally would benefit from nearly $7.9 billion in incremental value creation in additional market capitalization, compared to VF’s market capitalization of $4.6 billion as of the grant date, based on the share price goal. The charts below illustrate the anticipated incremental shareholder value created if the share price goal was met as of the award grant date:

VF Shareholder Value Creation Modeling at Various VF Share Prices

At and above $32.00: CEO Begins Sharing in Value Creation through CEO Performance Award (<0.22% of Value).

Below $32.00: 100% of value creation received by Other Shareholders; none by CEO through CEO Performance Award.

CEO Begins Sharing in Value Creation
CEO $0.017B (0.21%)
CEO $0.019B (0.20%)
CEO $0.021B (0.19%)
$1.696B
$3.259B
$4.821B
$6.384B
$7.931B
$9.491B
$11.052B
VF Share Price on Grant Date
$11.66
$16.00
$20.00
$24.00
$28.00
$32.00
$36.00
$40.00
VF Value Creation Shared with Other Shareholders
VF Value Creation Shared with CEO

VF Corporation 2026 Proxy Statement	/	47

EXECUTIVE COMPENSATION

The Committee believes the value creation for shareholders would far outweigh the incremental value to Mr. Darrell if the ambitious performance goals are met. The charts above reflect the CEO Performance Award grant date of August 1, 2025, a $11.66 closing price of a share of VF common stock on the grant date, 390,712,620 shares of VF common stock outstanding as of September 27, 2025 as shown in VF’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2025, and assume no change in the number of shares of VF common stock outstanding on the date that the share price goal is achieved. The amounts shown in the charts above are illustrative only.

The CEO Performance Award will vest on the final day of fiscal 2028 only if both performance goals are achieved. If vested, the CEO Performance Award will be subject to an additional one-year holding period until the end of fiscal 2029. Upon a termination of employment for any reason (other than death or disability) during the three-year performance period, and absent a change in control of VF, the CEO Performance Award will be forfeited. If the CEO Performance Award has vested and Mr. Darrell resigns or retires during the one-year holding period, the CEO Performance Award will be settled at the end of the one-year holding period. Upon termination for death or disability during the one-year holding period, the CEO Performance Award will be settled immediately.

Retirement and Benefit Programs

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified executives. The Committee reviews the benefits provided to the executives annually along with other compensation components. However, the benefits do not affect the Committee’s decisions regarding other compensation components, which are generally structured to achieve VF’s short-term and long-term financial objectives.

401(k) Plan – During fiscal 2026, U.S.-based NEOs were permitted to participate in the VF Retirement Savings Plan (the “401(k) Plan”). The 401(k) Plan is a broad-based tax-qualified defined contribution plan available to most U.S.-based employees of VF. The 401(k) Plan is described in further detail under the caption “Executive Compensation – Nonqualified Deferred Compensation”.

Nonqualified Deferred Compensation – VF’s U.S.-based senior executives, including the U.S.-based NEOs, are permitted to defer compensation and receive a limited amount of matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “Executive Compensation – Nonqualified Deferred Compensation” following the 2026 Pension Benefits Table.

Mr. Scabbia Guerrini, who is not a U.S. resident, does not participate in the 401(k) Plan or Executive Deferred Savings Plan. His benefits are described below in the 2026 Pension Benefits Table within “Executive Compensation”.

Employee Benefits and Perquisites – VF provides a number of benefit plans to all eligible employees, including the NEOs. These benefits include programs such as medical, dental, life insurance and short- and long-term disability coverage and a merchandise discount on most VF products. We provide limited perquisites to our NEOs and generally do not view them as a significant element of our compensation program. NEOs are eligible for financial counseling, tax preparation services, an annual executive physical, and home security. Employee benefits and perquisites are discussed in further detail in footnote 6 to the Summary Compensation Table within “Executive Compensation”.

OTHER COMPENSATION POLICIES AND PRACTICES

Executive Stock Ownership Guidelines

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. The CEO, the other NEOs, and other senior executives are required to accumulate VF common stock having market values as follows:

Officer	VF Common Stock Having a Market Value of

President and CEO	Six times annual base salary

Chief Financial Officer and Other NEOs	Three times annual base salary

Other Senior Executives	Two times annual base salary

Each executive is expected to reach the applicable target within five years of becoming subject to the stock ownership guidelines. If an executive’s guideline ownership level increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline ownership level begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household and the 401(k) Plan. Restricted stock, RSUs, or shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock do not count toward ownership under the guidelines. Shares held in trust are reviewed for credit by the Committee. Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option he or she must retain shares equal to 50% of the after-tax value of each option exercised; 50% of the after-tax vested time-vested RSUs; and 50% of the after-tax vested PRSUs. As of March 28, 2026, all our NEOs have met the guideline.

48	/	VF Corporation 2026 Proxy Statement

EXECUTIVE
COMPENSATION

Change-in-Control
Agreements

VF has entered into
Change-in-Control
Agreements (the “Agreements”) with certain VF senior executives, including all NEOs, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disruptive circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control
arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives. The Agreements are described and quantified below in “
Potential Payments Upon Change in Control, Retirement or Termination of Employment
”.
Total payments to be made to an executive in the event of termination of employment upon a change in control of VF may constitute excess “parachute payments” (as that term is defined in the Internal Revenue Code (the “Code”)). During 2011, the Committee eliminated the gross up feature.
Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and RSUs, and continued life and medical insurance for specified periods after qualifying termination. Upon a change in control of VF, VF would also pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.
Policies and Practices Related to the Grant of Certain Equity Awards

Our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Common Stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates. In addition, it is our policy to not grant stock options or similar awards during periods in which there is material nonpublic information about VF, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy or (ii) at any time during the four business days prior to or the one business day following an earnings announcement. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our Common Stock on the date of grant.
Our NEOs are not permitted to choose the grant date for their individual stock option grants. In fiscal 2026, VF did not award stock options to NEOs or our directors.
Clawback Policy and Mandatory Recovery Policy

The Board of Directors has adopted a policy for the recovery of cash and equity performance-based compensation from executives (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and PRSUs under the Stock Plan include provisions respecting such recovery, as does the AIP. In accordance with SEC rules and NYSE listing standards, we have a separate clawback policy that provides for the recovery of excess incentive-based compensation from covered officers in the event we are required to prepare a restatement of our consolidated financial statements, as described immediately below.
Policy for the Recovery of Erroneously Awarded Compensation

In
October 2023
, the Committee adopted a policy requiring forfeiture of incentive-based compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, in the event of certain required accounting restatements, pursuant to Section 10D of the Exchange Act, Rule
10D-1
promulgated thereunder and Section 303A.14 of the NYSE Listed Company Manual. The policy requires that any incentive compensation (including both cash and equity compensation) paid to any current or former executive officer is subject to recoupment if:

•
the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct; and

•	that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the date the restatement was required.

VF Corporation 2026 Proxy Statement	/	49

EXECUTIVE COMPENSATION

Hedging and Pledging Policy

The insider trading policy adopted by the Board prohibits VF’s directors, executive officers named in this proxy statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VF securities (whether granted to the director or executive as part of the compensation of the director or executive or held, directly or indirectly, by the director or executive), transactions “hedging” the risk of ownership of VF securities and short sales of VF securities. In addition, VF’s directors, NEOs and certain other executives are prohibited from holding VF securities in margin accounts or pledging VF securities as collateral for loans.

Tax Considerations

Section 162(m) of the Code generally limits the deductibility by VF for Federal income tax purposes of annual compensation in excess of $1 million paid to certain executive officers, subject to a transition rule for compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, that is not materially modified after that date. When designing VF’s executive compensation programs, the Committee believes that it needs to consider all relevant factors that attract, retain and reward talent. The Committee has not adopted a policy requiring all compensation to be tax-deductible. Therefore, the Committee will continue to maintain the flexibility to award compensation that may not be tax-deductible. In addition, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with VF’s business needs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended March 28, 2026.

Juliana L. Chugg, Chair

Trevor A. Edwards

Mindy F. Grossman

Mark S. Hoplamazian

Laura W. Lang

Matthew J. Shattock

50	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth all compensation paid or awarded to our NEOs during fiscal year 2026 (“fiscal 2026”), fiscal year 2025 (“fiscal 2025”), and fiscal year 2024 (“fiscal 2024”). Totals may not add up due to rounding.

Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Bracken Darrell President and CEO

2026	$1,300,000	$-0-	$14,536,581	$-0-	$2,870,400	$-0-	$239,616	$18,946,597

2025	1,300,000	-0-	2,225,111	4,499,892	2,693,600	-0-	11,296	10,729,899

2024	919,945	-0-	6,456,280	6,020,284	-0-	-0-	138,890	13,535,399

Paul Vogel Executive Vice President and Chief Financial Officer

2026	825,000	-0-	3,186,677	-0-	1,001,880	-0-	60,098	5,073,655

2025	603,493	-0-	2,076,422	1,162,567	785,989	-0-	19,063	4,647,534

Brent Hyder Executive Vice President and Chief Commercial Officer

2026	866,575	-0-	5,824,552	-0-	1,052,369	-0-	79,314	7,822,810

2025	700,000	-0-	494,475	999,977	911,680	-0-	21,473	3,127,605

2024	399,727	-0-	6,456,023	570,931	-0-	-0-	8,754	7,435,435

Abhishek Dalmia Executive Vice President and Chief Operating Officer

2026	800,000	-0-	3,371,127	-0-	971,520	-0-	47,308	5,189,955

Jennifer Sim Executive Vice President, Chief Legal Officer and Corporate Secretary

2026	593,816	-0-	1,616,732	-0-	557,237	-0-	53,996	2,821,781

2025	544,115	-0-	296,692	599,986	566,603	-0-	33,054	2,040,450

Martino Scabbia Guerrini(1) Former Executive Vice President, Chief Commercial Officer and President, Emerging Brands

2026	1,034,259	-0-	5,641,922	-0-	1,256,005	171,400	37,383	8,140,969

2025	935,859	-0-	2,225,111	1,999,953	2,018,741	158,154	36,247	7,374,065

2024	907,583	-0-	3,876,325	1,349,846	-0-	155,931	33,878	6,323,563

(1)

The cash compensation for Mr. Scabbia Guerrini is paid in Swiss francs. His cash compensation was converted into U.S. dollars at the average daily exchange rate for each respective period, as follows: in fiscal 2024, 1.1293 U.S. dollars to the Swiss franc, in fiscal 2025, 1.1275 U.S. dollars to the Swiss franc, and in fiscal 2026, 1.2461 U.S. dollars to the Swiss franc.

(2)	For each fiscal year shown, the amounts shown in this column represent the grant date fair value of all stock awards. In fiscal 2026, stock awards are comprised of the following:

RSUs: The amounts shown for the RSUs in this column include the aggregate grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 28, 2026. The fair value of the RSUs was calculated by multiplying the closing share price of VF Common Stock on the date of the awards ($12.55) by the number of RSUs granted. To calculate the grant date fair value of RSUs with rTSR, the fourth tranche of Five-year RSUs, we used a Monte Carlo simulated fair value to determine the portion of fair value based on rTSR ($9.09). Vesting, forfeiture and other terms of these awards are described in the CD&A above.

PRSUs: The grant date fair value of the PRSUs granted in fiscal 2026 is the sum of two separate valuations, the larger portion being the target payout based on the probable outcome of financial performance goals and the remaining portion being the fair value of the awards based on rTSR. Because the PRSUs are considered granted when the performance goals are approved, and we approved performance goals in each of fiscal years 2026, 2025 and 2024, the PRSU values in this column include: (i) for fiscal 2026 – 33.33% of the fiscal 2025 PRSUs; (ii) for fiscal 2025 – 33.33% of the fiscal 2025 PRSUs; and (iii) for fiscal 2024, 100% of the fiscal 2024 PRSUs. To calculate the grant date fair value of the PRSUs granted in fiscal 2026, we (i) multiplied the closing share price of VF Common Stock ($14.95) on the date of the award by 33.33% of the target number of PRSUs to determine the portion of fair value based on the financial performance goal, and (ii) used a Monte Carlo simulated fair value to determine the portion of fair value based on rTSR ($2.05) per 33.33% of PRSUs at target. Assuming achievement of the financial performance goals at the maximum level, the grant date fair value of the PRSU awards granted in fiscal 2026 would have been as follows: Mr. Darrell, $3,880,583; Mr. Vogel, $946,870; Mr. Hyder, $862,362; Mr. Dalmia, $1,293,528; Ms. Sim, $517,398; and Mr. Scabbia Guerrini, $3,880,583 (these amounts include the rTSR portion of grant date fair value, but that portion of fair value is not based on an assumed probable level of performance so does not change when fair value is shown assuming maximum performance). Dividend equivalents (without compounding) accrue on these PRSUs subject to the same performance-based vesting requirements as apply to the PRSUs. For a discussion of the performance goals applicable to the PRSU awards, as well as vesting, forfeiture and other terms, see the CD&A above.

CEO Performance Award: The amount for Mr. Darrell includes his CEO Performance Award of 516,605 performance-based restricted stock units, and the fair value of this award was calculated using Monte Carlo simulated fair value ($5.10) multiplied by the target number of shares subject to the CEO Performance Award. For a discussion of the performance goals applicable to the CEO Performance Award, as well as vesting, forfeiture and other terms, see the CD&A above.

VF Corporation 2026 Proxy Statement	/	51

EXECUTIVE COMPENSATION

(3)

Options to purchase shares of VF Common Stock are granted under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2026 table below. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration.

(4)	The amounts in this column represent cash awards earned under the AIP. The general operation of the AIP in fiscal 2026 is described in footnote 3 to the 2026 Grants of Plan-Based Awards table below.

(5)

The amounts reported in this column represent the aggregate change in the actuarial present value of Mr. Scabbia Guerrini accumulated benefits under Pension Fund of VF International SAGL in Switzerland in fiscal 2026, fiscal 2025 and fiscal 2024. Fiscal 2026 amounts in this column for Mr. Scabbia Guerrini were valued in Swiss francs and converted to U.S. dollars at the average daily exchange rate for fiscal 2026 of 1.2461 U.S. dollars to the Swiss franc. See “Pension Benefits” below for a discussion of VF’s pension benefits.

(6)

For Mr. Hyder and Ms. Sim, the amount includes VF’s payment of the cost of financial planning services and an annual physical. For Mr. Hyder, this amount includes a technology allowance of $300. For Messrs. Vogel and Hyder, this amount includes home security expenses. This amount also includes VF’s matching contribution under the VF 401k Plan as follows: Mr. Darrell, $21,000; Mr. Vogel, $21,000; Mr. Hyder, $22,925; Mr. Dalmia, $20,769; and Ms. Sim, $20,933, and VF’s matching contribution under the VF Executive Deferred Saving Plan as follows: Mr. Darrell, $218,616; Mr. Vogel, $28,500; Mr. Hyder, $44,231; Mr. Dalmia, $26,539; and Ms. Sim, $25,748. For Mr. Scabbia Guerrini, this amount includes a transportation allowance of $7,477 and a representation allowance of $29,906. Amounts in this column for Mr. Scabbia Guerrini were paid in Swiss francs and converted to U.S. dollars at the average daily exchange rate for fiscal 2026 of 1.2461 U.S. dollars to the Swiss franc.

2026 Grants of Plan-Based Awards

The following table sets forth all grants of plan-based awards made to our NEOs during fiscal 2026. For further discussion regarding the grants, see the CD&A above.

Executive	Award Type(1)	Date of Board Approval of Awards(2)	Grant Date of Equity Awards(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Bracken Darrell

	AIP	5/13/2025		$-0-	$2,600,000	$5,200,000

	FY2025-2027 PRSU	5/13/2025	5/13/2025				-0-	121,458	273,281		$2,064,786(5)

	RSU with rTSR	5/13/2025	6/4/2025				-0-	101,476	101,476		922,417(5)

	RSU	5/13/2025	6/4/2025							304,429	3,820,584(5)

	RSU	5/13/2025	6/4/2025							405,905	5,094,108(5)

	CEO Performance Award	7/21/2025	8/1/2025				-0-	516,605	516,605		2,634,686(6)

Paul Vogel

	AIP	5/13/2025		-0-	907,500	1,815,000

	FY2025-2027 PRSU	5/13/2025	5/13/2025				-0-	29,636	66,681		503,812(5)

	RSU with rTSR	5/13/2025	6/4/2025				-0-	27,675	27,675		251,566 (5)

	RSU	5/13/2025	6/4/2025							83,027	1,041,989(5)

	RSU	5/13/2025	6/4/2025							110,702	1,389,310(5)

Brent Hyder

	AIP	5/13/2025		-0-	953,233	1,906,466

	FY2025-2027 PRSU	5/13/2025	5/13/2025				-0-	26,991	60,730		458,847(5)

	RSU with rTSR	5/13/2025	6/4/2025				-0-	55,350	55,350		503,132 (5)

	RSU	5/13/2025	6/4/2025							166,053	2,083,965(5)

	RSU	5/13/2025	6/4/2025							221,403	2,778,608(5)

52	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

Executive	Award Type(1)	Date of Board Approval of Awards(2)	Grant Date of Equity Awards(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Abhishek Dalmia

	AIP	5/13/2025		-0-	880,000	1,760,000

	FY2025-2027 PRSU	5/13/2025	5/13/2025				-0-	40,486	91,094		688,262(5)

	RSU with rTSR	5/13/2025	6/4/2025				-0-	27,675	27,675		251,566(5)

	RSU	5/13/2025	6/4/2025							83,027	1,041,989(5)

	RSU	5/13/2025	6/4/2025							110,702	1,389,310(5)

Jennifer Sim

	AIP	5/13/2025		-0-	504,744	1,009,488

	FY2025-2027 PRSU	5/13/2025	5/13/2025				-0-	16,194	36,437		275,298(5)

	RSU with rTSR	5/13/2025	6/4/2025				-0-	13,837	13,837		125,778(5)

	RSU	5/13/2025	6/4/2025							41,514	521,001(5)

	RSU	5/13/2025	6/4/2025							55,351	694,655(5)

Martino Scabbia Guerrini

	AIP	5/13/2025		-0-	1,137,685	2,275,370

	FY2025-2027 PRSU	5/13/2025	5/13/2025				-0-	121,458	273,281		2,064,786(5)

	RSU with rTSR	5/13/2025	6/4/2025				-0-	36,900	36,900		335,421(5)

	RSU	5/13/2025	6/4/2025							110,702	1,389,310(5)

	RSU	5/13/2025	6/4/2025							147,602	1,852,405(5)

(1)	All equity awards are granted under the Stock Plan and VF’s 2024 Long-Term Incentive Plan (“LTIP”), a subplan under the Stock Plan.

(2)

The Committee’s general policy under the Stock Plan is to fix the date of grant of the RSUs and PRSU awards as the second business day following the filing with the SEC of a periodic report on Form 10-K or Form 10-Q reporting VF’s quarterly financials and results of operations. FY2025-2027 PRSUs are considered granted when the performance goals are approved.

(3)

The amounts in these columns represent the threshold, target and maximum annual incentive awards under the AIP, as described above in the CD&A. Depending upon the level of achievement of each of the specified performance goals, AIP awards could range from 0% to 200% of the target incentive opportunity for each AIP participant. Mr. Scabbia Guerrini’s target has been converted to U.S. dollars from Swiss francs based on the average daily exchange rates for fiscal 2026 of 1.2461 U.S. dollars to the Swiss franc.

(4)	These columns represent:

FY2025-2027 PRSU: The amounts in these columns represent the threshold, target and maximum PRSU awards that were treated as granted for accounting purposes in fiscal 2026 under the LTIP. These PRSUs were granted to the NEOs for the three-year performance period of fiscal 2025 through fiscal 2027. Depending on the level of achievement of certain performance goals during the three years of the performance period, payouts of awards could range up to a maximum of 200% of the target award, and potentially plus or minus 25% of the target award depending on VF’s TSR as compared to the TSR of S&P 600 Consumer Discretionary Index companies over the performance period, for a total maximum payout of 225% of the target award. For a discussion of the performance goals applicable to the LTIP awards, as well as vesting, forfeiture and other terms, see the CD&A above.

RSU with rTSR: The amounts in these columns represent the threshold, target and maximum RSU with rTSR awards, the fourth tranche of the Five-year RSUs. Depending on the level of achievement of VF’s TSR as compared to the TSR of S&P 600 Consumer Discretionary Index companies over the five years performance period, the award vests either in full (100%) or is fully forfeited (0%).

CEO Performance Award: The amounts in these columns represent the threshold, target and maximum CEO Performance Award. Depending on the level of achievement of certain performance goals during the three-year performance period, payout opportunity of the award is either 0% or 100% of the target award.

(5)

The aggregate fair value of this award was computed in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 28, 2026. For further information on the awards, see the CD&A above.

VF Corporation 2026 Proxy Statement	/	53

EXECUTIVE COMPENSATION

(6)

The aggregate fair value of this award was computed in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note 19 to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 28, 2026. For further information on the award, see “Compensation Discussion & Analysis – Long-Term Incentives – CEO Performance Award” above.

Outstanding Equity Awards at Fiscal Year-End 2026

The following table sets forth information regarding the outstanding equity awards held by our NEOs as of March 28, 2026.

	Option Awards(1)						Stock Awards
Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(2)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3)

Bracken Darrell

	8/4/2023	524,415		262,207	$19.42	8/3/2033

	8/4/2023	262,208	(7)	-0-	19.42	8/3/2033

	5/28/2024	304,253		608,504	12.35	5/27/2034				819,839	(4)	$13,445,364

	6/4/2025						727,433		$11,929,901	-0-	(5)	-0-

	8/1/2025									-0-	(6)	-0-

Paul Vogel

	8/9/2024	74,238		148,476	17.40	8/8/2034	89,532	(8)	1,468,330	200,043	(4)	3,280,705

	6/4/2025						198,392		3,253,635	-0-	(5)	-0-

Brent Hyder

	11/2/2023	66,426		33,213	14.01	11/1/2033	452,688	(9)	7,424,076

	5/28/2024	67,612		135,223	12.35	5/27/2034				182,187	(4)	2,987,867

	6/4/2025						396,783		6,507,237	-0-	(5)	-0-

Abhishek Dalmia

	5/28/2024	101,418		202,835	12.35	5/27/2034	225,714	(10)	3,701,717	273,281	(4)	4,481,800

	6/4/2025						198,392		3,253,635	-0-	(5)	-0-

Jennifer Sim

	2/22/2017	1,364		-0-	49.66	2/21/2027

	2/21/2018	2,163		-0-	69.47	2/20/2028

	5/24/2019	7,776		-0-	84.23	5/23/2029

	5/19/2020	8,391		-0-	55.74	5/18/2030

	5/25/2021	7,441		-0-	77.78	5/24/2031

	5/24/2022	25,905		-0-	45.34	5/23/2032

	2/10/2023						11,062	(11)	181,412

	5/26/2023	58,269		29,134	17.95	5/25/2033

	5/28/2024	40,567		81,134	12.35	5/27/2034				109,312	(4)	1,792,713

	6/4/2025						99,197		1,626,826	-0-	(5)	-0-

54	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

	Option Awards(1)					Stock Awards
Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(2)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3)

Martino Scabbia Guerrini

	2/22/2017	38,201	-0-	49.66	2/21/2027

	2/21/2018	35,264	-0-	69.47	2/20/2028

	5/24/2019	55,753	-0-	84.23	5/23/2029

	5/19/2020	66,493	-0-	55.74	5/18/2030

	5/25/2021	62,003	-0-	77.78	5/24/2031

	5/24/2022	92,516	-0-	45.34	5/23/2032

	3/6/2023					43,278	(12)	709,757

	5/26/2023	157,325	78,662	17.95	5/25/2033

	5/28/2024	135,224	270,446	12.35	5/27/2034				819,839	(4)	13,445,364

	6/4/2025					264,522		4,338,158	-0-	(5)	-0-

(1)

All of the options are non-qualified stock options awarded under the Stock Plan. The make-whole options awarded to Mr. Darrell are described in footnote 7 below. The remainder of this footnote addresses the options awarded to the other NEOs. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or in the event of certain terminations following a change in control of VF. All options have a ten-year term but, in the event of certain terminations of the NEOs’ employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; in the case of involuntary termination, at the end of the period severance payments are made (if any) (for options granted prior to fiscal 2025) or three months after termination (for options granted as of fiscal 2025); and in the case of voluntary termination, at the time of voluntary termination (for options granted prior to fiscal 2025) or three months after termination (for options granted as of fiscal 2025).

(2)	Dividends on those RSUs are reinvested at the dividend payment date in additional shares that are subject to the same restrictions as the original award. Dividend equivalents are not compounded.

(3)

Amounts reported are based on the closing market price per share of VF’s Common Stock of $16.40 on March 27, 2026, the last trading day of VF’s fiscal 2026. The number of PRSUs was calculated by multiplying the assumed maximum level of achievement (225%) for the three-year performance period by the target number of PRSUs awarded, and the dollar value was calculated by multiplying the resulting number of PRSUs by $16.40. The number of RSUs with rTSR and CEO Performance Award was calculated by multiplying the assumed threshold level of achievement (0%) for the five-year performance period and the three-year performance period, respectively, by the target number of awards, and the dollar value calculated by multiplying the resulting number of awards by $16.40. For a discussion of vesting, forfeiture and other terms applicable to the PRSUs, RSUs and CEO Performance Award, see the CD&A above.

(4)

This number represents the number of PRSUs that were awarded under the LTIP by the Committee in 2024 for the three-year performance period ending March 2027 multiplied by the assumed maximum level of achievement (225%).

(5)

This number represents the number of RSUs with rTSR multiplied by the assumed threshold level of achievement (0%). At an achievement level of 100% (the maximum), the number of RSUs with rTSR and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Darrell: 103,919 RSUs with rTSR with a value of $1,704,267, Mr. Vogel: 28,341 RSUs with rTSR with a value of $464,795, Mr. Hyder: 56,682 RSUs with rTSR with a value of $929,591, Mr. Dalmia: 28,341 RSUs with rTSR with a value of $464,795; Ms. Sim: 14,170 RSUs with rTSR with a value of $232,389; and Mr. Scabbia Guerrini: 37,788 RSUs with rTSR with a value of $619,727. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

(6)

This number represents the number of CEO Performance Award multiplied by the assumed threshold level of achievement (0%). At an achievement level of 100% (the maximum), the number of awards and the corresponding value for Mr. Darrell would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): 516,605 awards with a value of $8,472,322.

(7)

Mr. Darrell received an award of 77,240 RSUs and 262,208 stock options in August 2023 that vested 50% in July 2024 and 50% in July 2025. The RSUs are fully vested as of March 28, 2026. The options have a ten-year term.

(8)

Mr. Vogel received an award of 86,207 RSUs in August 2024 that will cliff vest 100% on the second anniversary of the grant date, provided that Mr. Vogel remains an employee of VF through such vesting date. The award would vest in full in the event of termination due to death or disability, a pro rata portion of the award would vest in the event of involuntary termination not for cause, and the award would vest upon certain terminations following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

VF Corporation 2026 Proxy Statement	/	55

EXECUTIVE COMPENSATION

(9)

Mr. Hyder received an award of 428,266 RSUs in November 2023 that will cliff vest 100% on the third anniversary of the grant date, provided that Mr. Hyder remains an employee of VF through such vesting date. A pro rata portion of the award would vest in the event of termination due to death or disability, in the event of involuntary termination not for cause, and the award would vest upon certain terminations following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

(10)

Mr. Dalmia received an award of 323,887 RSUs in May 2023 that vested 1/3 in May 2025 and 1/3 in May 2026 and will vest 1/3 in May 2027, provided that Mr. Dalmia remains an employee of VF through such vesting date. A pro rata portion of the award would vest in the event of involuntary termination not for cause and the award would vest upon termination due to death or disability and upon her termination following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

(11)

Ms. Sim received award of 20,000 RSUs in February 2023 that vested 50% in February 2025 and will vest 50% in February 2027, provided that Ms. Sim remains an employee of VF through such vesting date. A pro rata portion of the award would vest in the event of involuntary termination not for cause and the award would vest upon termination due to death or disability and upon her termination following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

(12)

Mr. Scabbia Guerrini received an award of 78,248 RSUs in March 2023 that vested 50% in March 2025 and will vest 50% in March 2027, provided that Mr. Scabbia Guerrini remains an employee of VF through such vesting date. A pro rata portion of the award would vest in the event of involuntary termination not for cause and the award would vest upon termination due to death or disability and upon his termination following a change in control of VF. Dividends on these RSUs are reinvested, at the dividend payment date, in additional shares that are subject to the same restrictions as the original award.

2026 Option Exercises and Stock Vested

The following table provides information for our NEOs regarding stock award vesting during fiscal 2026. Our NEOs did not exercise stock options during fiscal 2026. There was no payout under the LTIP of PRSUs for the three-year performance period that ended on March 28, 2026.

	Option Awards		Stock Awards(1)
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bracken Darrell	-0-	$-0-	40,839	$492,932

Paul Vogel	-0-	-0-	-0-	-0-

Brent Hyder	-0-	-0-	-0-	-0-

Abhishek Dalmia	-0-	-0-	110,205	1,477,855

Jennifer Sim	-0-	-0-	4,071	46,613

Martino Scabbia Guerrini	-0-	-0-	201,198	2,760,854

(1)

For Mr. Darrell, the amounts in these columns reflect the fair market value of 38,620 RSUs, plus 2,219 RSUs resulting from accumulated dividends on the RSUs, at the time of distribution in July 2025. For Mr. Dalmia, the amounts in these columns reflect the fair market value of 107,963 RSUs, plus 2,242 RSUs resulting from accumulated dividends on the RSUs, at the time of distribution in May 2025. For Ms. Sim, the amounts in these columns reflect the fair market value of 3,500 RSUs, plus 571 RSUs resulting from accumulated dividends on the RSUs, at the time of distribution in August 2025. For Mr. Scabbia Guerrini, the amounts in these columns reflect the fair market value of (i) 12,500 RSUs, plus 2,017 RSUs resulting from accumulated dividends on the RSUs, at the time of distribution in May 2025 and (ii) 178,444 RSUs, plus 8,237 RSUs resulting from accumulated dividends on the RSUs, at the time of distribution in October 2025. No amounts reported in these columns were deferred. The value realized on vesting is calculated by multiplying the number of shares shown in the table by the fair market value of the shares, as defined in the Stock Plan, on the vesting date.

Pension Benefits

Mr. Scabbia Guerrini has pension benefits under the VF International SAGL pension fund in Switzerland (the “Swiss Pension Plan”) that covers almost all Swiss-based employees of VF International SAGL over 25 years of age. Benefits under the Swiss Pension Plan are calculated by reference to the employee’s “average annual compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2014, with no less than five years immediately preceding retirement included in the average. None of the U.S.-based NEOs participate in VF’s US pension plans, which were closed to new participants in 2004 and frozen in 2018.

56	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

2026 Pension Benefits Table

Executive	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Martino Scabbia Guerrini	Pension Fund of VF International SAGL in Switzerland	20	$2,146,639	(2)	$-0-

(1)

The number of years of service credited to Mr. Scabbia Guerrini under the Swiss Pension Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year ended March 28, 2026.

(2)

The amount for Mr. Scabbia Guerrini under the Swiss Pension Plan was calculated in Swiss francs and converted to U.S. dollars using an exchange rate of 1.2461 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2026. The amount is the actual account value of the portion contributed by VF into the Swiss Pension Plan. Under the Swiss Pension Plan, employee and employer together contribute a percentage of the employee’s base salary up to the maximum pensionable salary depending on the employee’s age. The portion of the contribution made by employer and employee depends on the category of the employee. In addition, Mr. Scabbia Guerrini periodically makes voluntary discretionary contributions to the plan. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Swiss Pension Plan it is not possible to express the pension benefits as a percentage of the last or an average salary.

Nonqualified Deferred Compensation

VF senior executives, including the NEOs other than Mr. Scabbia Guerrini, who is not based in the U.S., are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan II (the “EDSP”).

In 2015, the terms of the EDSP were amended to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation in excess of the IRS annual compensation limit for 401k contributions ($350,000 for calendar year 2025 and $360,000 for calendar year 2026) (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account was also credited with matching credits equal to 100% on the first 6% of annual compensation deferred by the executive for the year. Compensation below the IRS annual compensation limit was eligible for contributions to the 401k Plan.

The terms of the EDSP were amended effective January 1, 2020 to permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual compensation from their first dollar earned (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account will be credited with matching credits after the end of the plan year in an amount equal to 100% on the first 6% of deferrals for such plan year less the maximum matching contribution that could be made in the 401k Plan. Participants must be employed on the last day of the plan year to receive matching contributions for that plan year.

The 401k Plan is a broad-based tax-qualified defined contribution plan for most U.S. employees of VF. A participant is credited with matching contributions equal to 100% on the first 6% of the annual compensation contributed by the participant to the 401k Plan, up to the IRS annual compensation limit of $350,000 for calendar year 2025 and $360,000 for calendar year 2026.

EDSP accounts deferred after January 1, 2005 are generally payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts deferred prior to January 1, 2005, an executive may request, subject to VF approval, distribution in a lump sum or in up to ten annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s EDSP account upon an unexpected financial hardship. Accounts deferred after January 1, 2020 also have in-service distribution options. Executives may elect to receive deferrals (together with all gains and losses attributable thereto) on a scheduled date while still employed by VF. If an executive elects to receive payment of deferrals while still employed by VF, payment cannot begin until at least five years from the plan year in which such deferrals were contributed. An executive may postpone a scheduled in-service distribution date as long as they (i) make the election to postpone at least twelve (12) months before the originally scheduled distribution date and (ii) the new distribution date is at least five (5) years after their originally scheduled distribution date.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds. Executives may change such hypothetical investment elections on a daily basis.

VF Corporation 2026 Proxy Statement	/	57

EXECUTIVE COMPENSATION

2026 Nonqualified Deferred Compensation

Executive	Executive Contributions in FY2026 ($)(1)	VF Contributions in FY2026 ($)(2)	Aggregate Earnings in FY2026 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance on March 28, 2026 ($)(5)

Bracken Darrell	$650,000	$218,616	$19,120	$-0-	$1,037,081

Paul Vogel	49,500	28,500	1,209	-0-	90,478

Brent Hyder	79,308	44,231	182	-0-	136,530

Abhishek Dalmia	59,077	26,539	3,330	-0-	117,107

Jennifer Sim	51,585	25,748	23,888	30,611	239,129

Martino Scabbia Guerrini	-0-	-0-	-0-	-0-	-0-

(1)	Amounts reported in this column are included as salary in the Summary Compensation Table above. The type of compensation permitted to be deferred is salary in fiscal 2026.

(2)

Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table above. For the 2025 calendar year, the matching contribution for qualified executives was made after the end of the 2025 calendar year, in February 2026 and in March 2026 in an amount equal to 100% on the first 6% of deferrals for such year less the maximum matching contribution that could be made in the 401k Plan, provided the executive is employed on the last day of the 2025 calendar year.

(3)

This column includes earnings on deferred compensation balances. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table above.

(4)	This column includes an in-service distribution for Ms. Sim which she elected in 2021.

(5)

This column reflects the aggregate of salary and non-equity incentive awards deferred by each NEO during his or her career with VF plus the aggregate amount of contributions by VF and the investment earnings thereon. Amounts deferred each year by the NEOs have been reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a NEO for purposes of proxy statement disclosure.

Potential Payments Upon Change in Control, Retirement or Termination of Employment

The following section describes payments that would be made to each of the NEOs and related benefits as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s retirement, (iii) the executive’s termination by VF without cause, (iv) the executive’s termination by VF with cause, or (v) the executive’s resignation, assuming these events occurred on March 28, 2026.

The descriptions below do not include the following amounts that the executives also would have received in all termination scenarios:

(a)	retirement benefits, the present value of which is disclosed in the 2026 Pension Benefits Table above,

(b)	the aggregate balance disclosed in the 2026 Nonqualified Deferred Compensation table above,

(c)	the executive’s AIP payment for the year ended March 28, 2026, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, or

(d)

the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or the executive could retain the options after termination in all termination scenarios except termination by VF without cause with no severance, resignation not qualifying as a retirement or termination by VF with cause.

The NEOs, other than Mr. Scabbia Guerrini, do not have employment contracts with VF; all of their potential payments outlined below are defined in benefit plan documents described in this proxy statement. As described below under “Payments Upon Retirement,” as a result of retirement executives do not receive enhanced benefits other than under the terms of certain equity awards, pursuant to which an executive who is eligible for retirement would not forfeit his or her awards granted prior to fiscal 2026 due to retirement. All awards granted in fiscal 2026 would be forfeited in case of retirement and termination with or without cause assuming those events occurred on March 28, 2026.

58	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon a Change in Control of VF

VF has entered into Change-in-Control Agreements (collectively, the “Agreements”) with all NEOs. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 24-month period after a change in control of VF. “Good reason” for this purpose means a material reduction in the executive’s authority or duties, budget or compensation; a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF; or a breach by VF of the applicable Agreement. The Agreements have a term of two years with automatic annual extensions. The Agreements may be terminated by VF, unless VF has knowledge that a third party intends to effect a change in control of VF and, if a change in control has occurred, the Agreements may not be terminated until two years after the change in control.

Generally, severance benefits payable to the NEOs include a lump-sum payment of an amount equal to 2.99 times the sum of (a) the greater of the executive’s highest annual base salary in effect at any time within the twelve-month period preceding a change in control of VF or the date of termination plus (b) the greater of (1) the highest amount of annual incentive awarded to the executive during the last three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of VF and (2) the target annual incentive for the year of termination. Under the terms of the Agreements or the Stock Plan, upon a qualifying termination, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on RSUs and RSUs with rTSR which would be deemed vested based on target performance, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age. In the case of PRSUs and the CEO Performance Award under the LTIP, the PRSUs would be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance period (except if performance in completed years is below-target the uncompleted years are projected at target), and such PRSUs would vest in full (without proration).

Except as described below, the total payments to be made to an executive in the event of termination of employment upon a change in control of VF potentially could exceed the level of “parachute payments” (as that term is defined in the Code) that would trigger the “golden parachute excise tax”, which could result in imposition of excise taxes on the executive and loss of tax deductibility for VF. In the case of all NEOs, if the excise tax would apply, each would receive the full payments (without gross-up) or the payments would be reduced to an amount just below the level triggering excise tax, whichever alternative results in the greater after-tax value to the recipient.

A “change in control” under the Agreements would include any of the following events, subject to certain exceptions described in the Agreements:

(A)	an outside party acquires 20% of VF’s voting securities;

(B)

members of the Board on the date of the Agreement, together with new members approved to join the Board by 75% of the “Incumbent Board” as defined in the Agreements, no longer constitute a majority of the Board; or

(C)	consummation of a plan or agreement providing for a merger or consolidation of VF if VF’s shareholders before the transaction no longer hold 65% or more of the voting power after the transaction.

VF Corporation 2026 Proxy Statement	/	59

EXECUTIVE COMPENSATION

Potential Payments Upon Termination of Employment Following a Change in Control and Related Benefits(1,2)

If the NEOs’ employment had been terminated by VF without cause or by the executives for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on March 28, 2026, the executives would be entitled to receive the following estimated amounts.

Executive	Severance Amount ($)(3)	PRSU Awards ($)(4)	Unvested RSU Awards ($)(5)	Unvested Stock Options ($)(6)	Estimated Value of Benefit Continuation ($)(7)	Total ($)

Bracken Darrell	$11,940,864	$17,436,502	$11,929,901	$2,464,441	$94,500	$43,866,208

Paul Vogel	5,180,175	2,228,232	4,721,965	-0-	61,988	12,192,360

Brent Hyder	5,541,166	2,542,910	13,931,313	627,032	63,798	22,706,219

Abhishek Dalmia	5,082,522	2,884,773	6,955,352	821,482	61,200	15,805,329

Jennifer Sim	3,488,143	1,200,376	1,808,238	328,593	52,571	6,877,921

Martino Scabbia Guerrini(8)	9,128,253	7,879,640	5,047,915	-0-	36,000	22,091,808

(1)

These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the applicable NEOs, which would only be known at the time that he or she becomes eligible for payment and would only be payable if a change in control were to occur and the NEO’s employment were terminated by VF without cause or by the NEO with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred on March 28, 2026, and the NEO’s employment had been terminated on that date.

(2)

Valuations of equity awards in this table reflect a price per share of VF Common Stock of $16.40, the closing market price of VF’s Common Stock on March 27, 2026, the last trading day of VF’s fiscal 2026. Totals may not add up due to rounding.

(3)	The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest target or actual annual incentive paid to the executive in the past three years.

(4)

The amount in this column represents (i) the estimated value of PRSU awards under the LTIP for incomplete performance periods that would be payable upon a qualifying termination following a change in control. Incomplete performance period as of March 28, 2026 is the fiscal 2025-2027 PRSU awards, estimated at 117.1% (the greater of target and actual performance for fiscal 2025 and fiscal 2026); (ii) the estimated value of the RSU with rTSR, fourth tranche of the Five-year RSUs, that would be payable upon a qualifying termination following a change in control, assumed at 100% of target performance; and (iii) the CEO Performance Award that would be payable upon a qualifying termination following a change in control, assumed at 100% of target performance.

(5)	The amount in this column represents the value of unvested RSU awards.

(6)	The amount in this column represents the “in-the-money” value of unvested stock options.

(7)	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36-month severance period.

(8)

Cash compensation to be paid to Mr. Scabbia Guerrini was converted from Swiss francs to U.S. dollars using the exchange rate of 1.2461 U.S. dollars to the Swiss franc, the average daily exchange rate for fiscal 2026.

Payments Upon Retirement

Mr. Scabbia Guerrini was eligible for retirement on March 28, 2026. Retirement generally would not result in any enhanced benefits, but under the terms of certain equity awards an executive who is eligible for retirement would not forfeit his awards due to retirement, except for awards granted in fiscal 2026 which would be forfeited upon retirement on March 28, 2026. In the case of stock options granted prior to fiscal 2026, those options are in substance vested, with such options becoming exercisable at the specified vesting dates (including in the case in which those vesting dates occur after retirement). On March 28, 2026, the aggregate “in-the-money” value of the unexercisable options of Mr. Scabbia Guerrini which would not be forfeited upon a retirement was $1,095,306. In addition, under the LTIP, upon retirement on March 28, 2026 for Mr. Scabbia Guerrini, the PRSUs earnable for the incomplete period of fiscal 2025-2027 would not be forfeited, but they would remain fully subject to the performance requirements, so that the PRSUs would be earned only upon completion of the performance period and only to the extent performance goals were actually achieved over the performance period. Therefore, the value of such PRSUs cannot be calculated as of March 28, 2026.

60	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

Payments Upon Termination Due to Death or Disability(1)

The following table shows the estimated value of all unexercisable options, unvested RSU and PRSUs awards, including CEO Performance Award and RSUs with rTSR on March 28, 2026, assuming the executives had terminated employment due to death or disability:

Executive	PRSU Awards ($)	Unvested RSU Awards ($)	Unvested Stock Options ($)	Total ($)

Bracken Darrell	$16,414,655	$11,929,901	$2,464,441	$30,808,997

Paul Vogel	1,978,898	4,721,965	-0-	6,700,863

Brent Hyder	2,315,832	12,447,853	627,032	15,390,717

Abhishek Dalmia	2,544,156	6,955,352	821,482	10,320,990

Jennifer Sim	1,064,130	1,808,238	328,593	3,200,961

Martino Scabbia Guerrini(2)	6,857,793	5,047,915	-0-	11,905,708

(1)

Valuations reflect a price per share of $16.40, the closing market price of VF’s Common Stock on March 27, 2026, the last trading day of VF’s fiscal 2026. Totals may not add up due to rounding. Unearned PRSU awards, including FY2025-2027 PRSUs, RSUs with rTSR, and CEO Performance Award would be paid in full and are assumed at 100% of target performance.

(2)	Mr. Scabbia Guerrini was retirement eligible on March 28, 2026.

Payments Upon Termination Without Cause

In the event of a termination by VF without cause, any awards granted in fiscal 2026 under the Stock Plan or the LTIP would be forfeited. All other awards would be treated as follows: stock options granted prior to fiscal 2025 would continue to vest and be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF. Stock options granted in fiscal 2025 would be pro-rated upon termination and would remain exercisable for the period of 3 months after termination. For an executive’s FY2025-2027 PRSUs, the executive would be eligible to receive a pro rata portion of the total number of PRSUs the executive is deemed to have earned based on performance in the completed three-year performance period, with the pro rata portion determined as of the termination date.

In October 2023, the Committee approved a Severance Plan for Section 16 Officers (the “Severance Plan”). All NEOs would be eligible for severance benefits under this Severance Plan upon involuntary termination without cause. The Severance Plan provides the following benefits: (i) a cash severance benefit equal to two times annual base salary; (ii) reimbursement for the cost of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums in excess of the employee’s active employee rate for himself/herself and his/her dependents on the termination date, for the shorter of (x) the severance payment period and (y) the COBRA continuation period, provided, however, that no reimbursement will be made at any time that the employee is no longer eligible for COBRA continuation coverage; and (iii) outplacement services. Such severance benefits are subject to the employee’s execution of a release of claims and compliance with restrictive covenants.

Payments Upon Termination for Cause or Resignation

In the event of a termination for cause or resignation not qualifying as retirement, each NEO would receive no additional compensation.

VF Corporation 2026 Proxy Statement	/	61

EXECUTIVE COMPENSATION

CEO PAY RATIO

VF Corporation is a global leader in branded lifestyle apparel, footwear and accessories, engaging in the design, procurement, marketing, and distribution of branded products in the Americas, Europe, and the Asia Pacific.

During our last completed fiscal year, we determined that there has been no change in our employee population or employee compensation programs that would significantly impact our CEO pay ratio disclosure. However, the median employee we used for our fiscal 2025 calculation no longer works in the same capacity. As it was no longer possible to use the fiscal 2025 median employee, we determined a new median employee whose compensation was substantially similar to the compensation of the original median employee identified for fiscal 2025, based on the methodology used to select the original median employee as disclosed in our fiscal 2025 proxy statement.

Our CEO pay ratio for fiscal 2026 is a reasonable estimate calculated in compliance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K.

For fiscal 2026, our last completed fiscal year:

•	Our median employee is a part-time, U.S.-based retail employee

•	The total annual compensation of the median employee was $33,567

•	The total annual compensation of our CEO, Mr. Darrell as reported in the Summary Compensation Table was $18,946,597

•	Our CEO to Median Employee Pay Ratio is 564:1

62	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” to our NEOs and certain financial performance of VF. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our NEOs. The Committee evaluates compensation decisions in light of VF or individual performance and does not use “compensation actually paid” as a basis for making compensation decisions. For information concerning our compensation philosophy and how we align executive compensation with our performance, see the CD&A above.

									Value of Initial Fixed $100 Investment Based on
Year	Summary Compensation Table (SCT) Total for Mr. Darrell ($) (1)	Compensation Actually Paid (CAP) to Mr. Darrell ($) (2)	Summary Compensation Table (SCT) Total for Mr. Dorer ($) (1)	Compensation Actually Paid (CAP) to Mr. Dorer ($) (2)	Summary Compensation Table (SCT) Total for Mr. Rendle ($) (1)	Compensation Actually Paid (CAP) to Mr. Rendle ($) (2)	Average SCT Total for Non-PEO NEOs ($) (3)	Average CAP to Non-PEO NEOs ($) (4)	TSR ($) (5)	S&P 1500 Apparel, Accessories & Luxury Goods Subindustry Index TSR ($) (6)	Net Income (In Millions) ($) (7)	One-Year rTSR Percentile Rank (8)

2026	$18,946,597	$24,532,068	n/a	n/a	n/a	n/a	$5,809,834	$7,190,025	$24.38	$57.33	$254.92	56th percentile

2025	10,729,899	11,786,745	n/a	n/a	n/a	n/a	3,585,721	3,896,671	22.80	55.81	(189.72)	69th percentile

2024	13,535,399	9,552,700	1,971,941	1,155,850	n/a	n/a	4,630,927	3,345,820	21.83	65.04	(968.88)	2nd percentile

2023	n/a	n/a	3,037,566	2,725,023	$11,485,534	$(9,632,882)	4,588,662	428,117	31.27	66.56	118.59	0th percentile

2022	n/a	n/a	n/a	n/a	15,423,153	3,060,425	5,284,304	988,855	73.24	84.43	1,386.94	12th percentile

(1)
The dollar amounts in these columns show the amount of total compensation reported for Messrs. Darrell, Dorer and Rendle in the “Total” column of the Summary Compensation Table in each applicable year.
Mr. Darrell
was appointed our President and CEO effective July 17, 2023.
Mr. Dorer
served as our Interim President and CEO from December 2, 2022 to July 16, 2023.
Mr. Rendle
retired as our Chair, President and CEO effective December 2, 2022.

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Messrs. Darrell, Dorer and Rendle, as computed in accordance with Item 402(v) of Regulation
S-K
(“CAP”) in each applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Messrs. Darrell, Dorer and Rendle’s total compensation for each applicable year to determine their respective CAP:

Year	2026

PEO	Mr. Darrell

SCT Total compensation ($)	18,946,597

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(14,536,581)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	20,726,013

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	602,974

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	(1,206,935)

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	0

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	0

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	0

Compensation Actually Paid ($)	24,532,068

VF Corporation 2026 Proxy Statement	/	63

EXECUTIVE COMPENSATION

(3)
The dollar amounts in this column represent the average of the amounts of total compensation reported for our NEOs as a group (excluding, as applicable, Messrs. Darrell, Dorer, and Rendle) in the “Total” column of the Summary Compensation Table in each applicable year. NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal 2026, Messrs. Vogel, Hyder, Dalmia and Scabbia Guerrini and Ms. Sim; (ii) for fiscal 2025, Messrs. Vogel, Scabbia Guerrini, Hyder, and Puckett and Ms. Sim; (iii) for fiscal 2024, Messrs. Puckett, Bailey, Scabbia Guerrini, and Hyder and Ms. Otto; (iv) for fiscal 2023, Messrs. Puckett, Bailey and Scabbia Guerrini and Ms. Otto; and (v) for fiscal 2022, Messrs. Puckett, Bailey, Scabbia Guerrini, Murray who served as our Global Brand President, The North Face until May 2022 and Roe who served as our Executive Vice President and Chief Financial Officer until May 2021.

(4)
The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group (excluding, as applicable, Messrs. Darrell, Dorer and Rendle) in each applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following adjustments were made to the average total compensation of the NEOs as a group (other than the PEO) for fiscal 2026 to determine the average amount of CAP to the NEOs (excluding, as applicable, Messrs. Darrell, Dorer and Rendle) in fiscal 2026:

Year	2026

Non-PEO NEOs	See Note 3

SCT Total compensation ($)	5,809,834

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(3,928,202)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	5,374,531

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	266,468

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	(332,606)

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	–

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	(34,280)

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	34,280

Compensation Actually Paid ($)	7,190,025

(5)
For the relevant year, represents the cumulative TSR of VF for the
52-week
measurement periods ended on March 28, 2026, March 29, 2025, March 30, 2024, April 1, 2023 and April 2, 2022, assuming an investment of $100 on April 2, 2021 through March 28, 2026.

(6)
For the relevant year, represents the cumulative TSR of the S&P 1500 Apparel, Accessories & Luxury Goods Subindustry Index companies (“Peer Group TSR”) for the
52-week
measurement periods ended on March 28, 2026, March 29, 2025, March 30, 2024, April 1, 2023 and April 2, 2022, assuming an investment of $100 on April 2, 2021 through March 28, 2026.

(7)
Reflects “Net Income” in our Consolidated Income Statements included in VF’s Annual Reports on Form
10-K
for each of the years ended March 28, 2026, March 29, 2025, March 30, 2024, April 1, 2023, and April 2, 2022.

(8)
Company-selected Measure is our
one-year
TSR relative to the TSR of the applicable S&P Index (the S&P 600 Consumer Discretionary Index for fiscal 2026 and fiscal 2025 and the S&P 500 Consumer Discretionary Index for all other fiscal years) over the same period
(“one-year
rTSR”).
One-year
rTSR represents the most important financial measure (as determined by the Company) used to link CAP to our NEOs to Company performance for the most recently completed fiscal year.

List of Financial Performance Measures Used to Link CAP for the Most Recently Completed Fiscal Year to Company Performance
The financial performance metrics that, in our assessment, represent the most important financial performance measures we use to link CAP to our NEOs for fiscal 2026 to VF’s performance are as follows:

•	One-year rTSR;

•	Revenue; and

•	Operating Income.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the CD&A above, the fundamental philosophy of our executive compensation programs is to pay for performance, through the alignment of our executives’ pay to the achievement of overall short- and long-term business strategies of VF. Our programs are designed to balance fixed and performance-based compensation components, and incentivize responsible achievement of multiple operating goals over one-
and three-year periods.
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphs which illustrate the relationships over the past five years between CAP to our NEOs and (i) our net income, (ii) our TSR and (iii) our rTSR. In addition, the second graph compares our TSR and our Peer Group TSR. Since a significant portion of the NEOs’ compensation is comprised of equity awards (74% of Mr. Darrell’s target direct compensation and 63% of the average target direct compensation of our other NEOs, as described in more detail in the CD&A above), the CAP of our PEO and other NEOs is higher when our stock price is higher, and lower when our stock price is lower, demonstrating the clear alignment of interests of our PEO and other NEOs with those of our shareholders.

64	/	VF Corporation 2026 Proxy Statement

EXECUTIVE COMPENSATION

CAP vs Net Income
Compensation Actually Paid ($000s)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Net Income (Millions)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
-$1,500
FY22
FY23
FY24
FY25
FY26
Mr. Darrell's CAP ($)
Mr. Dorer's CAP ($)
Mr. Rendle's CAP ($)
Average CAP non-PEO NEOs ($)
Net Income

CAP vs VF TSR & Peer Group TSR
Compensation Actually Paid ($000s)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
TSR
Value of Initial Fixed $100 Investment
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
FY22
FY23
FY24
FY25
FY26
Mr. Darrell's CAP ($)
Mr. Dorer's CAP ($)
Mr. Rendle's CAP ($)
Average CAP non-PEO NEOs ($)
VF TSR
Peer Group TSR

CAP vs One-year rTSR
Compensation Actually Paid ($000s)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Percentile
70
60
50
40
30
20
10
0
FY22
FY23
FY24
FY25
FY26
Mr. Darrell's CAP ($)
Mr. Dorer's CAP ($)
Mr. Rendle's CAP ($)
Average CAP non-PEO NEOs ($)
One-year rTSR PP

VF Corporation 2026 Proxy Statement	/	65

EXECUTIVE COMPENSATION

2026 EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table provides information as of March 28, 2026, regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(A)	(B)	(C)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (2)

Equity compensation plans approved by shareholders	26,641,040	$27.48	29,096,405

Equity compensation plans not approved by shareholders	-0-	-0-	-0-

Total	26,641,040	$27.48	29,096,405

(1)
The number of shares includes 3,992,135 PRSUs that were outstanding on March 28, 2026, under the LTIP, a subplan under the Stock Plan, and 368,538 RSUs which represent the fourth tranche of the Five-year RSUs that were outstanding on March 28, 2026 under the Stock Plan. Under the LTIP, participants are awarded PRSUs, which give them the opportunity to earn shares of VF Common Stock. The number of PRSUs and RSUs included in the table was calculated with respect to (i) the fiscal 2024-2026 LTIP awards by multiplying 0% (the actual level of achievement for the three-year performance period ended March 28, 2026) by the target number of PRSUs awarded; (ii) the fiscal 2025-2027 LTIP awards by assuming a maximum payout of shares (i.e., at 225% of the target award); (iii) the CEO Performance Award by assuming a maximum payout of shares (i.e., 100% of the target award), and (iv) the fourth tranche of the Five-year RSUs by assuming a maximum payout of shares (i.e., 100% of the target award). Actual payout of the shares is determined as described in footnote 4 to the 2026 Grants of Plan-Based Awards table above. These awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of VF Common Stock on a one-for-one basis. Accordingly, these awards have been disregarded for purposes of computing the weighted-average exercise price. The number of shares also includes 9,353,292 RSUs that vest over time and do not have an exercise price, granted apart from the LTIP or otherwise without a performance condition. Had all PRSUs and RSUs been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $13.33.

(2)
Full-value awards, such as restricted stock and RSUs, as well as stock options, may be awarded under the Stock Plan; all shares reflected in this column are shares available under the Stock Plan. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share
actually delivered.

66	/	VF Corporation 2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Beneficial Ownership of Certain Beneficial Owners

Shown below are shareholders known by VF to have voting power and/or dispositive power of more than 5% of VF Common Stock, as of December 31, 2025, unless otherwise indicated in the footnotes below.

BENEFICIAL OWNERS OF COMMON STOCK	SHARES BENEFICIALLY OWNED(1)	PERCENT OF CLASS

PNC Bank, N.A. and affiliates (including shares held in Barbey Family trust accounts)(2)	37,654,412	9.7%

The Vanguard Group(3)	37,251,167	9.5%

Dodge & Cox(4)	33,024,625	8.4%

BlackRock, Inc.(5)	28,906,748	7.4%

M&G Plc(6)	25,778,975	6.6%

Todd Barbey(7)	20,219,346	5.2%

Northern Trust Corporation(8)	19,870,376	5.1%

(1)

None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act.

(2)

The information is based solely on the Schedule 13G/A filed with the SEC by PNC Bank, N.A. (“PNC Bank”) on February 7, 2025 reporting beneficial ownership at December 31, 2024. PNC Bank and its affiliates reported having sole voting power over 33,089 shares, shared voting power over 37,616,958 shares, sole dispositive power over 29,783 shares and shared dispositive power over 37,622,662 shares. Of the total shares reported, 37,616,958 shares of VF Common Stock are held in the Barbey Family Trust accounts (the “Trusts”) for which PNC Bank serves as co-trustee with Juliana L. Chugg and Matthew J. Shattock, who are members of the VF Board of Directors. Because neither the individual trustees nor PNC Bank separately controls the decision-making of the trustees, the parties serving as trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. PNC Bank’s address is 300 Fifth Avenue, Pittsburgh, PA 15222.

(3)

The information is based solely on the Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on October 31, 2025 reporting beneficial ownership at September 30, 2025. Vanguard reported having shared voting power over 2,021,916 shares, sole dispositive power over 34,814,965 shares and shared dispositive power over 2,436,202 shares. According to the Schedule 13G/A filed by Vanguard on March 27, 2026, following an internal realignment, Vanguard does not beneficially own any shares of VF Common Stock and, going forward, subsidiaries and divisions of Vanguard will report beneficial ownership separately (on a disaggregated basis). Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

The information is based solely on the Schedule 13G/A filed with the SEC by Dodge & Cox (“Dodge”) on May 14, 2026 reporting beneficial ownership at March 31, 2026. Dodge reported having sole voting power over 30,912,325 shares and sole dispositive power over 33,024,625 shares. Dodge’s address is 555 California Street, 40th Floor, San Francisco, CA 94104.

(5)

The information is based solely on the Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on April 17, 2025 reporting beneficial ownership at March 31, 2025. BlackRock reported having sole voting power over 28,223,278 shares and sole dispositive power over 28,906,748 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(6)

Based solely on information on the Schedule 13G filed with the SEC by M&G Plc on behalf of certain subsidiaries (“M&G”) on February 11, 2026 reporting beneficial ownership at December 31, 2025. M&G reported having sole voting power over 25,254,447 shares, shared voting power over 228,274 shares, sole dispositive power over 25,254,447 shares and shared dispositive power over 524,528 shares. M&G’s address is 10 Fenchurch Avenue, London, EC3M 5AG, United Kingdom.

(7)

The information is based solely on the Schedule 13G/A filed with the SEC by Todd Barbey on February 14, 2022 reporting beneficial ownership at December 31, 2021, as confirmed by information provided by such shareholder on February 26, 2024. Mr. Barbey reported having sole voting and dispositive power over 193,782 shares. Mr. Barbey reported having shared voting and dispositive power over 20,025,564 shares, which shares are held in trusts for which Mr. Barbey serves as co-trustee with The Northern Trust Company of Delaware. The address of Mr. Barbey is 555 Rivergate Lane, Suite B1-105, Durango, CO 81301.

(8)

The information is based solely on the Schedule 13G/A filed with the SEC by Northern Trust Corporation (“Northern Trust”) on February 14, 2025 reporting beneficial ownership at December 31, 2024. Northern Trust reported having sole voting power over 953,789 shares, shared voting power over 18,897,284 shares, sole dispositive power over 2,504,011 shares and shared dispositive power over 17,246,805 shares. Northern Trust’s address is 50 South LaSalle Street, Chicago, IL 60603.

VF Corporation 2026 Proxy Statement	/	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock Beneficial Ownership of Directors and Executive Officers

The following table reflects, as of the Record Date, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer identified in the 2026 Summary Compensation Table, and by all current directors and executive officers as a group. Each named individual and all members of the group have sole voting and dispositive power, except as indicated in the footnotes.

NAME OF BENEFICIAL OWNER	TOTAL SHARES BENEFICIALLY OWNED(1,2,3)

Directors:

Richard T. Carucci	466,077

Alexander K. Cho	91,442

Juliana L. Chugg	228,862

Trevor Edwards	62,817

Mindy F. Grossman	47,122

Mark S. Hoplamazian	164,381

Laura W. Lang	131,241

Clarence Otis, Jr.	222,254

Carol L. Roberts	127,390

Matthew J. Shattock	201,726

Kirk C. Tanner	47,122

Named Executive Officers:

Abhishek Dalmia	653,670

Bracken Darrell	2,379,822

Brent Hyder	515,413

Jennifer Sim	349,388

Paul Vogel	267,049

Martino Scabbia Guerrini(4)	1,262,953

All Current Directors and Current Executive Officers as a Group (17 persons)	6,013,932

(1)

Shares counted as beneficially owned by Ms. Chugg include 40 shares owned by her family and 26,301 shares owned in a trust. Shares counted as beneficially owned by Mr. Edwards include 2,160 shares owned by a trust. Shares counted as beneficially owned by Ms. Roberts include 7,109 shares owned indirectly by her spouse. Shares counted as beneficially owned by Mr. Shattock include 40,000 shares owned indirectly by a limited liability company. Shares counted as beneficially owned also include phantom shares accounted for in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which there is no voting or dispositive power: Mr. Carucci – 90,391 shares; Mr. Cho – 11,903 shares; Ms. Chugg – 25,499 shares; Mr. Edwards – 0 shares; Ms. Grossman – 0 shares; Mr. Hoplamazian – 27,580 shares; Ms. Lang – 7,665 shares; Mr. Otis – 84,328 shares; Ms. Roberts – 3,181 shares; Mr. Shattock – 39,758 shares; Mr. Tanner – 0 shares; and all directors as a group – 290,305 shares.

(2)

Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of June 2, 2026, or within 60 days thereafter: Mr. Darrell – 1,395,128; Mr. Scabbia Guerrini – 856,664; Mr. Hyder – 201,650; Mr. Dalmia – 202,836; Ms. Sim – 221,577; Mr. Vogel – 74,238; Mr. Carucci – 69,643; Mr. Cho – 39,392; Ms. Chugg – 69,643; Mr. Edwards – 25,195; Ms. Grossman – 15,299; Mr. Hoplamazian – 69,643; Ms. Lang – 69,643; Mr. Otis – 69,643; Ms. Roberts – 69,643; Mr. Shattock – 69,643; Mr. Tanner – 15,299; and all current directors and current executive officers as a group – 2,712,445.

(3)

Ms. Chugg and Mr. Shattock, together with PNC Bank, N.A., act as the Trustees of the Trusts, which together are deemed to beneficially own (but the individual Trustees are not deemed to separately beneficially own) the Trust Shares. See the Common Stock Beneficial Ownership of Certain Beneficial Owners table above and footnote 2 thereto. However, because neither the individual Trustees nor PNC Bank, N.A. separately controls the decision-making of the Trustees, the individuals serving as Trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable SEC rules. With regard to individuals named in the above table, the percentage of shares owned beneficially by each named person does not exceed 1% of the VF Common Stock outstanding. The percentage of shares owned beneficially by all current directors and current executive officers as a group was 1.5% of the VF Common Stock outstanding.

(4)	Mr. Scabbia Guerrini ceased to be an officer on February 10, 2026, and therefore, is not included in the group total.

68	/	VF Corporation 2026 Proxy Statement

ITEM NO. 3

Ratification of The Selection of Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm. The Audit Committee has retained PricewaterhouseCoopers LLP (“PwC”) as VF’s independent registered public accounting firm for fiscal 2027. PwC served as VF’s independent registered public accounting firm for fiscal 2026. In connection with its decision to retain PwC as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PwC was compatible with maintaining PwC’s independence and concluded that it was. A representative of PwC will be present at the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PwC as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of PwC, the Audit Committee will reconsider the selection of our independent registered public accounting firm. Even if shareholders do ratify the selection, the Audit Committee retains its discretion to select a different independent registered public accounting firm at any time during the year if it believes such a change would be in the best interest of VF and its shareholders.

The VF Board of Directors unanimously recommends that you vote “FOR” Item No. 3.

Audit and Other Professional Fees.

The following chart summarizes the estimated fees for services provided by PwC.

TYPE OF FEES	FY2026	FY2025	DESCRIPTION OF FEES

Audit Fees	$9,633,000	$9,067,000	“Audit Fees” are fees that VF paid to PwC for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of the effectiveness of VF’s internal control over financial reporting.

Audit Related Fees	$307,000	$459,000	“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in the 2026 and 2025 fiscal years consisted primarily of social security audits, sales certificates and other assurance services.

Tax Fees	$394,000	$313,000	“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees” in the 2026 and 2025 fiscal years consisted primarily of tax advisory and tax compliance services, transfer pricing and VAT assistance.

All Other Fees	$2,000	$2,000	“All Other Fees” are fees billed for services other than services reported under “Audit Fees,” “Audit Related Fees” and “Tax Fees”. “All Other Fees” in the 2026 and 2025 fiscal years consisted of fees for subscription to an online research tool.

Total	$10,336,000	$9,841,000

Under the pre-approval policy adopted by the Audit Committee regarding all audit and permissible non-audit services to be provided by VF’s independent registered public accounting firm, such services and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

VF Corporation 2026 Proxy Statement	/	69

ITEM NO. 3

REPORT OF THE AUDIT COMMITTEE

As of May 19, 2026, the date of this report, the Audit Committee consisted of five members: Carol L. Roberts, who serves as the Chair of the Committee, Richard T. Carucci, Alexander K. Cho, Clarence Otis, Jr. and Kirk C. Tanner. Each member is an independent director under NYSE and SEC rules and meets the standards for committee independence as set forth in VF’s Corporate Governance Principles. The Audit Committee has the duties and powers described in its written charter adopted by the Board.

The Audit Committee assists the Board’s oversight and monitoring of:

•	the integrity of VF’s financial statements;

•	VF’s compliance with legal and regulatory requirements;

•	the qualifications and independence of VF’s independent registered public accounting firm;

•	the performance of VF’s internal audit function and independent registered public accounting firm; and

•	the effectiveness of VF’s internal control over financial reporting process.

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of VF’s financial statements.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by VF’s independent registered public accounting firm, PricewaterhouseCoopers LLP. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

PricewaterhouseCoopers LLP has served as VF’s independent registered public accounting firm since 1995 and rotates its lead audit engagement partner every five years. The Audit Committee is directly involved in the selection of the lead engagement partner.

VF maintains an auditor independence policy that, among other things, prohibits VF’s independent registered public accounting firm from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve in advance the audit and permissible non-audit services to be performed by the independent registered public accounting firm and the related budget, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that VF may not enter into engagements with VF’s independent registered public accounting firm for non-audit services without the express pre-approval of the Audit Committee.

The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended March 28, 2026 (the “2026 Financial Statements”). At meetings of the Audit Committee held in May 2026, the Audit Committee (i) reviewed and discussed with management the 2026 Financial Statements and, for the fiscal year ended March 28, 2026, the audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission which include, among other items, matters related to the conduct of the audit of the 2026 Financial Statements and the audit of internal control over financial reporting for the fiscal year ended March 28, 2026; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2026 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended March 28, 2026 to be filed with the Securities and Exchange Commission.

Carol L. Roberts, Chair

Richard T. Carucci

Alexander K. Cho

Clarence Otis, Jr.

Kirk C. Tanner

70	/	VF Corporation 2026 Proxy Statement

ITEM NO. 4

Shareholder Proposal – Report on Animal-Derived Materials Policy

People for the Ethical Treatment of Animals (“PETA”) has advised the Company that it intends to present the following shareholder proposal at the Annual Meeting. PETA has indicated that it holds sufficient shares of VF common stock to meet the requirements of Rule 14a-8 under the Exchange Act. The address of, and the number of shares owned by, the proponent will be provided promptly upon written request to our Corporate Secretary. The shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The text of the shareholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The shareholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all those assertions.

As discussed above, we regularly engage with shareholders and other stakeholders to hear their perspectives on various topics. These engagements are usually collaborative and help us identify risks and opportunities in our governance practices and business strategy and help us improve our disclosures. We encourage shareholders to read the proposal and our response carefully and to consider whether the proposal would actually advance shareholder value or distract management and the Board from the essential activities that support our strategies.

THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL BASED ON THE REASONS SET FORTH IN VF’S STATEMENT IN OPPOSITION FOLLOWING THE SHAREHOLDER PROPOSAL.

Beginning of Proposal and Proponent’s Statement in Support

BE IT RESOLVED

Shareholders request that our company report on its implementation of and progress toward its Policy on Animal-Derived Materials by including the following in future sustainability reports:

•

Information describing how the company assesses and addresses animal welfare outcomes in its supply chain, including alignment with the Five Freedoms and Five Domains principles that VF Corporation states guide its approach to animal welfare, as well as applicable third-party standards and legal requirements.

•

Disclosure of instances of non-compliance with such principles, standards, or legal requirements, including issues related to animals experiencing hunger, thirst, discomfort, pain, injury, disease, fear, distress, as well as poor nutrition, environment, or mental state.

•	Description of corrective and remedial actions taken when instances of non-compliance are identified.

SUPPORTING STATEMENT

VF Corporation claims to believe in treating animals with care and respect. The “Policy Implementation” section of its Policy on Animal-Derived Materials pledges to “Report regularly and publicly on our commitments and progress towards our goals and targets through our annual sustainability report published on our website.”

However, VF Corporation’s reports only verify what percentage of materials come from certified sources.

There is no reporting on the mental and physical well-being of animals in its supply chain, nor on violations of the principles set forth in its Policy, although breaches in VF Corporation’s supply chain have been documented by PETA entities and shared with executives.

PETA entities have released 16 wool investigations, nine exposés of the down industry, and multiple investigations of cashmere, mohair, and alpaca industries that supply VF Corporation. The findings in every investigation – including abuses such as beating, punching, throwing, and kicking animals; inadequate or nonexistent veterinary care; and slaughter of conscious animals – violate the underlying principles of VF Corporation’s policy and are often unlawful.

Three recent exposés of New Zealand’s wool industry, which include several members of icebreaker’s Growers Club, reveal multiple violations of certifications used by VF Corporation.

VF Corporation 2026 Proxy Statement	/	71

ITEM NO. 4

At operations producing ZQ, the self-proclaimed “world’s leading ethical wool,” workers whipped, hit, and stomped on sheep, stood on their necks, and threw them down chutes. Fast shearing left sheep with open wounds that were stitched up without painkillers.

At a slaughterhouse owned by a company that purchases sheep from an icebreaker supplier, sheep were forced onto conveyor belts, electroshocked in the head, and their necks were severed. Some sheep kicked their legs violently; some twitched their ears after their throats were cut, suggesting that the stunning was unreliable, and some animals were conscious and suffering during slaughter.

Consumers have increasingly demanded greater transparency and accountability from corporations. Failure to deliver on publicly disclosed commitments presents reputational, operational, and supply-chain risks.

Accordingly, we call on all shareholders to vote “FOR” this financially and ethically responsible resolution.

72	/	VF Corporation 2026 Proxy Statement

VF Corporation Board of Directors’ Statement in Opposition

The actions requested by the proposal are not in the best interests of VF and our shareholders. Devoting additional time and resources to the proposed report would be unnecessary, costly and would only distract from VF’s commitment to providing consumers with innovative products that are rooted in performance and elevated design, while delivering sustainable and long-term value for our shareholders, employees and communities.

The Board recommends a vote against this proposal principally because VF has already taken significant steps to responsibly source animal-derived materials (ADMs) and to research the development and use of commercially viable substitutes to ADMs that meet our brands’ performance expectations. In addition, this proposal requests that VF report on highly granular disclosures regarding VF’s management of supplier compliance, including details about assessments, instances of non-compliance and remedial actions taken. This overly prescriptive reporting is not an effective use of our resources.

VF takes stakeholder concerns seriously and actively engages with stakeholders, including the vendors in our supply chain and certifying bodies, as applicable, to manage ADMs responsibly.

We do not condone the mistreatment of animals. VF has managed and will continue to manage ADMs responsibly through its policies and practices, which are designed to manage the treatment of animals and the reputational, operational and supply chain risks associated with ADMs. Rather than expending our resources on a formal report that would divert resources, VF believes it can drive more meaningful impact by prioritizing our efforts to continuously improve our supply chain operations and enhance requirements with respect to vendor operations. Such actions include:

•	Sourcing ADMs from industry-leading suppliers, such as ZQ, which has certifications and leading practices for the treatment of sheep for sourcing wool.

•	When VF becomes aware of possible violations of our ADM Policy in our supply chain, we take immediate action and work with our suppliers to investigate and remediate issues, if needed.

•	Although the investigatory report PETA referred to in its proposal to was not confirmed to involve farms in our supply chain, we still worked with ZQ to assess and enhance their practices.

We believe that maintaining our current practices as our priority is in the best interests of VF’s stakeholders and we are committed to continuing them. We believe our existing processes are more effective than a report that would not provide meaningful additional insight into our production and sale of products using responsibly sourced ADMs.

VF maintains policies that address our expectations regarding animal welfare in our operations and supply chain. We believe our approach to animal welfare and sourcing is reasonable, appropriate and transparent.

VF has an ADM Policy that applies to all VF brands and supply chain partners that supply goods for VF. The ADM Policy is intended to promote the ethical and humane treatment of animals and the further development and use of commercially viable substitutes for ADMs that meet the needs of our business, brands, and consumers. Under the ADM Policy, VF uses the “Five Freedoms” as its guiding principles for animal welfare: (1) freedom from hunger and thirst; (2) freedom from discomfort; (3) freedom from pain, injury, and disease; (4) freedom to express normal behavior; and (5) freedom from fear and distress. VF periodically reviews the ADM Policy to ensure that it is relevant, credible, and current, and matches VF’s sphere of control within our ADM supply chain. Periodic reviews of the ADM Policy include active engagement with external stakeholders to help prioritize actionable animal welfare objectives. The insights and expertise of our partners, collaborators and stakeholders are integral to the execution of our ADM Policy.

In accordance with the ADM Policy, VF currently prohibits the use of certain ADMs, including animal fur, angora rabbit wool, exotic skins, and skins from vulnerable, endangered, critically endangered, and extinct in the wild species. Any ADMs used by VF brands must, among other things, (i) be from animals whose main purpose for slaughter is food production (i.e., leather) or (ii) be extracted from animals without necessitating their slaughter (i.e., wool) and, in either (i) or (ii), must derive from domesticated animals (as defined by the U.S. Fish and Wildlife Service regulations). The primary ADMs currently used by VF are leather, down, and wool, which VF sources from suppliers including ZQ, and that also align with the standards of applicable certification frameworks, including the Responsible Wool Standard, the Responsible Down Standard and the Leather Working Group.

VF Corporation 2026 Proxy Statement	/	73

VF’s supply chain traceability processes help us identify issues and support our complex materials selection process.

Importantly, the ADM Policy requires that we conduct risk assessments on our ADM supply chain to identify environmental and social risks and prioritize risk mitigation actions. In addition, suppliers must be able to show proof of material origin and internal management systems that track materials as they move through different processing stages. Finally, any supplier that does not meet the ADM Policy’s requirements must submit a plan to VF on how it will achieve policy adherence, and if it cannot achieve adherence in a reasonable time, VF will cease sourcing from the supplier.

VF’s material selection decisions involve nuanced considerations relating to product performance, consumer expectations, environmental tradeoffs, supply chain resilience and brand strategy. At the same time, VF remains committed to following our ADM Policy and devoting our resources to the implementation measures outlined in the policy. The specific reporting required by the proposal is unnecessary and would not be an effective use of our resources. Rather, it would distract from our efforts to navigate material selection and enforcement of our policy, both of which are critical to our ability to deliver innovative products to consumers and create long-term value for our shareholders. Further, the Board believes that decisions about the use of ADMs in our products should be made by VF Management and our brands’ design teams, rather than by the Board and VF’s shareholders.

For the reasons outlined above, the Board does not believe the requested report is necessary or in the best interests of VF and our shareholders.

The VF Board of Directors unanimously recommends that you vote “AGAINST” this shareholder proposal.

74	/	VF Corporation 2026 Proxy Statement

ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, holders of VF Common Stock will vote on the matters described in the notice of the meeting on the front page of this proxy statement, including the election of directors, approval of the compensation of named executive officers as disclosed in this proxy statement, a vote on the shareholder proposal if properly presented and ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2027 and such other matters as may properly come before the meeting.

Who is entitled to vote at the meeting?

Only shareholders of record on June 2, 2026, the record date for the meeting, are entitled to receive notice of and vote at the meeting.

What are the voting rights of shareholders?

Each share of VF Common Stock is entitled to one vote on each matter considered at the meeting.

Why will shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report for fiscal 2026, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Why is the meeting being held virtually?

Following consideration of the successful implementation of the virtual format for our annual meetings held in recent years, the Board has determined it would be advisable to hold the Annual Meeting virtually. We believe the virtual format facilitates shareholder attendance and participation by enabling shareholders to participate from any location. The virtual format also eliminates many of the costs associated with a physical meeting.

How may shareholders attend the virtual meeting and ask questions at the virtual meeting?

We are committed to ensuring that shareholders who attend the virtual meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the meeting and vote during the live webcast of the meeting, you will need to visit www.virtualshareholdermeeting.com/VFC2026 and enter your control number and other information. Questions must be submitted by no later than 5:00 p.m., Eastern Time, on Friday, July 24, 2026 by visiting www.proxyvote.com and following the instructions. Please be sure to follow instructions found on your proxy card or other information forwarded by your bank, broker or other nominee and subsequent instructions that will be delivered to you via email.

Meeting Location www.virtualshareholdermeeting.com/VFC2026

Beginning one hour prior to, and during, the meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the emailed instructions.

Even if you plan to attend the virtual meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual meeting.

How do shareholders access the proxy materials over the Internet?

The Notice, proxy card or voting instruction card you receive will contain instructions on how to view our proxy materials for the meeting on the Internet and vote your shares, and will allow you to instruct us as to how to send our future proxy materials to you either by mail or by email. Our proxy materials are also available for viewing at: www.virtualshareholdermeeting.com/VFC2026. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email within the next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

VF Corporation 2026 Proxy Statement	/	75

ABOUT THE MEETING

How do shareholders vote?

Shareholders may vote at the meeting by attending the virtual meeting or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card is returned but gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Corporate Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by attending the virtual meeting and voting at the virtual meeting. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet prior to 11:59 p.m. Eastern Time on July 27, 2026. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

THERE ARE THREE WAYS TO VOTE BY PROXY:

By Internet: Go to www.proxyvote.com and vote via the Internet.
By Telephone: Call 1-800-690-6903 (this call is toll-free in the U.S.).
By Mail: If you received a paper copy of the proxy materials, mark, sign and date your proxy card and promptly return it in the postage-paid envelope we have provided.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the virtual meeting or present by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given. Absent instructions from you, your broker may vote your shares on ratifying the appointment of our independent auditors, but may not vote your shares on the election of directors or any of the other proposals. At the close of business on June 2, 2026, there were 392,347,053 outstanding shares of VF Common Stock.

What are the Board’s recommendations?

Your Board of Directors recommends a vote “FOR” the election of the persons nominated to serve as directors; “FOR” the approval of compensation of named executive officers as disclosed in this proxy statement; “FOR” the ratification of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2027; and “AGAINST” the shareholder proposal, if properly presented at the meeting. If any other matters are brought before the meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the meeting. Persons named as proxy holders on the form of proxy/voting instruction card are Richard Carucci, Chair of the Board of Directors of VF, and Jennifer S. Sim, Executive Vice President, Chief Legal Officer and Corporate Secretary of VF.

What vote is required to approve each item?

Under our By-Laws and our Corporate Governance Principles, directors are elected by the affirmative vote of a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” with respect to that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” with respect to a director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Governance and Corporate Responsibility Committee is then required to make a recommendation to the Board as to whether it should accept the resignation. The Board is required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Corporate Governance Principles, available on our website, www.vfc.com, under “Policy on Majority Voting.” Approval of the compensation of named executive officers as disclosed in this proxy statement and ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2027 requires the affirmative vote of a majority of the votes cast on such matter at the meeting. Approval of any other matter to come before the meeting, including the shareholder proposal if properly presented at the meeting, requires the affirmative vote of a majority of the votes cast on such matter at the meeting. Abstentions will not be taken into account in determining the outcome of the approval of compensation of named executive officers as disclosed in this proxy statement, the vote on the shareholder proposal if properly presented or ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2027, or approval of any other matter to come before the

76	/	VF Corporation 2026 Proxy Statement

ABOUT THE MEETING

meeting (other than the election of directors, which is described above). Under current NYSE rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in its name, your record holder is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2027 in its discretion, even if it does not receive voting instructions from you. On all the other items referenced above, your record holder is not permitted to vote your shares without your instructions, and such uninstructed shares are considered broker non-votes and will not be taken into account when determining the outcome of the election of directors or the approval of the compensation of named executive officers as disclosed in this proxy statement.

Householding

Under SEC rules, a single Notice or set of annual reports and proxy statements may be sent to any household at which two or more VF shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for VF. Brokers with accountholders who are VF shareholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our shareholders, a single Notice or annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If you are a shareholder of record and would like to have separate copies of the Notice or Annual Report and proxy statement mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days. If you are a beneficial owner, information regarding householding of the Annual Report and proxy statement should have been forwarded to you by your bank, broker or nominee. However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the meeting, you should follow the instructions included in the Notice that was sent to you. Shareholders who currently receive multiple copies of the Notice or Annual Report and proxy statement at their address who would prefer to receive a single copy should contact their bank, broker or nominee or Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.

Other Information

A copy of VF’s Annual Report for fiscal 2026 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. VF’s mailing address is as follows:

Mailing Address P.O. Box 13919 Denver, Colorado 80201

VF Corporation 2026 Proxy Statement	/	77

GENERAL INFORMATION

Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the meeting, but if any other matter is presented, the persons named in the proxy card will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of June 15, 2026, VF had not received notice of any matter to be presented at the meeting other than as described in this proxy statement.

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $17,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Shareholder Proposals and Nominations for the 2027 Annual Meeting of Shareholders

Shareholders may nominate director candidates and make proposals to be considered at the 2027 Annual Meeting of Shareholders. In accordance with VF’s By-Laws, any shareholder nominations of candidates for election as directors at the 2027 Annual Meeting must be received by VF, together with certain information specified in VF’s By-laws, including a representation as to whether or not such shareholder intends to solicit proxies in support of director nominees other than VF’s nominees in accordance with Rule 14a-19 under the Exchange Act, no earlier than January 16, 2027 and no later than February 15, 2027, and any other proposal for consideration at the 2027 Annual Meeting must be received by VF, together with certain information specified in VF’s By-Laws, no later than February 15, 2027. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to VF at VF’s mailing address, P.O. Box 13919, Denver, Colorado 80201 no later than February 15, 2027, and the shareholder must otherwise comply with applicable SEC requirements and our By-Laws.

Under the proxy access provisions of our By-Laws, a shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of VF stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 25% of the VF Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our By-Laws. Notice of proxy access director nominees must be received no earlier than January 16, 2027 and no later than February 15, 2027. The form of proxy issued with VF’s 2027 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at VF’s 2027 Annual Meeting of Shareholders and which is not included in VF’s proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to VF’s Corporate Secretary notice of such proposal at the address set forth in this section no later than February 15, 2027, and certain other conditions provided for in the SEC’s rules have been satisfied.

By Order of the Board of Directors

Jennifer S. Sim

Executive Vice President,

Chief Legal Officer and Corporate Secretary

Dated: June 15, 2026

78	/	VF Corporation 2026 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T00307-P48874- For Against Abstain V.F. CORPORATION 1551 WEWATTA ST. DENVER, CO 80202 V.F. CORPORATION Nominees: 1. To elect directors to serve until the 2027 Annual Meeting of Shareholders. The Board of Directors recommends you vote FOR the director nominees listed in Proposal 1. 1a. Richard T. Carucci 1b. Alexander K. Cho 1c. Juliana L. Chugg 1d. Bracken P. Darrell 1e. Trevor A. Edwards 1f. Mindy F. Grossman 1g. Mark S. Hoplamazian 1h. Laura W. Lang 1i. Carol L. Roberts 1j. Matthew J. Shattock 1k. Kirk C. Tanner 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2027. 4. Shareholder Proposal - Report on Animal-Derived Materials Policy. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR Proposals 2 and 3. The Board of Directors recommends you vote AGAINST Proposal 4. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 27, 2026 for shares held directly and up until 11:59 p.m. Eastern Time on July 25, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VFC2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow below available, and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 27, 2026 for shares held directly and up until 11:59 p.m. Eastern Time on July 25, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T00308-P48874-Z92345 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. CONTINUED AND TO BE SIGNED ON REVERSE SIDE V.F. CORPORATION ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS July 28, 2026 The shareholder(s) hereby appoint(s) Richard T. Carucci and Jennifer S. Sim, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of V.F. Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/VFC2026 at 10:30 a.m., Mountain Time on Tuesday, July 28, 2026, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE